FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-20

June 22, 2015

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$1,462,938,586

(Approximate Total Mortgage Pool Balance)

$1,354,402,000
(Approximate Offered Certificates)

COMM 2015-PC1

Deutsche Mortgage & Asset Receiving Corporation Depositor

Jefferies LoanCore LLC German American Capital Corporation UBS Real Estate Securities LLC Natixis Real Estate Capital LLC The Bank of New York Mellon Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Jefferies	UBS Securities LLC

Joint Bookrunning Managers and Co-Lead Managers

Natixis Securities Americas LLC		Drexel Hamilton

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2015-PC1 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated June 22, 2015, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Joint Bookrunners & Co-Lead Managers:	Deutsche Bank Securities Inc.
UBS Securities LLC
Jefferies LLC
Co-Managers:	Natixis Securities Americas LLC and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Jefferies LoanCore LLC (“JLC”) (31.6%), German American Capital Corporation* (“GACC”) (22.5%), UBS Real Estate Securities Inc. (“UBSRES”) (22.3%), Natixis Real Estate Capital LLC (“Natixis”) (11.8%) and The Bank of New York Mellon (“BNYM”) (11.7%).
*An indirect wholly owned subsidiary of Deutsche Bank AG.
Master Servicer:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Special Servicer:	Rialto Capital Advisors, LLC
Trustee:	Wilmington Trust, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., DBRS, Inc. and Morningstar Credit Ratings, LLC
Determination Date:	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in August 2015.
Distribution Date:	4th business day following the Determination Date in each month, commencing in August 2015.
Cut-off Date:	Payment Date in July 2015 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Settlement Date:	On or about July 14, 2015
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	July 2050
Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.
Clean-up Call:	1%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
Jefferies LoanCore LLC(1)	27	63	$462,391,794	31.6%
German American Capital Corporation(1)	15	15	$329,803,105	22.5%
UBS Real Estate Securities Inc.	20	21	$326,110,595	22.3%
Natixis Real Estate Capital LLC	9	30	$172,807,838	11.8%
The Bank of New York Mellon	10	19	$171,825,254	11.7%
Total:	80	147	$1,462,938,586	100.0%

Pooled Collateral Facts:
Initial Outstanding Pool Balance:	$1,462,938,586
Number of Mortgage Loans:	80
Number of Mortgaged Properties:	147
Average Mortgage Loan Cut-off Date Balance:	$18,286,732
Average Mortgaged Property Cut-off Date Balance:	$9,951,963
Weighted Average Mortgage Rate:	4.4542%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):	115
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):	112
Weighted Average Mortgage Loan Seasoning (months):	3
% of Mortgaged Properties Leased to a Single Tenant:	10.9%

Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR(3):	1.70x
Weighted Average Mortgage Loan Cut-off Date LTV(4)(5):	66.6%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(4):	58.7%
Weighted Average U/W NOI Debt Yield(5):	10.6%

Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:	26.2%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:	21.4%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:	52.4%
Weighted Average Remaining Amortization Term (months)(6):	346

Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	95.0%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(7):	93.9%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	83.2%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(8):	88.8%
% Mortgage Loans with Upfront Engineering Reserves:	53.5%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	58.4%
% Mortgage Loans with In Place Hard Lockboxes:	60.5%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:	76.7%
% Mortgage Loans with Cash Traps Triggered only based on Loan Specific Debt Yield:	17.2%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	87.0%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	8.6%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge or Defeasance Only After a Lockout Period and Prior to an Open Period:	2.9%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period and also Defeasance Only after a Yield Maintenance Period and Prior to an Open Period:	1.5%
(1)	The 9000 Sunset Mortgage Loan was originated by JLC and a portion of the loan was subsequently purchased by GACC. The aggregate Cut-off Date balance and% of Outstanding Pool Balance reflect the allocated loan amount of the Mortgage Loan contributed by each Mortgage Loan Seller.

(2)	With respect to the 760 & 800 Westchester Avenue Mortgage Loan and the Gateway Portfolio Mortgage Loan the LTV, DSCR and debt yield calculations include the related pari passu companion loan(s).

(3)	With respect to one mortgage loan, representing approximately 2.3% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-1, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments. In the case of one mortgage loan, representing approximately 1.5% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 101 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-2, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments.

(4)	With respect to two mortgage loans, representing 1.1% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have in certain cases been calculated based on the “as complete” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(5)	With respect to three mortgage loans, representing approximately 4.3% of the initial outstanding pool balance as of the cut-off date, the loan-to-value ratio and the debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For additional information, see the definitions of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date U/W NOI Debt Yield” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

(6)	Excludes loans which are interest only for the full loan term or through a related anticipated repayment date.

(7)	Includes FF&E Reserves.

(8)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Morningstar/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAA/AAA(sf)	$57,360,000		30.000%(6)	2.65	1 – 52	46.6%	15.1%
Class A-2	Aaa(sf)/AAA/AAA(sf)	$121,750,000		30.000%(6)	4.68	52 – 57	46.6%	15.1%
Class A-SB	Aaa(sf)/AAA/AAA(sf)	$99,640,000		30.000%(6)	7.16	57 – 112	46.6%	15.1%
Class A-3	Aaa(sf)/AAA/AAA(sf)	$20,110,000		30.000%(6)	7.91	95 – 95	46.6%	15.1%
Class A-4	Aaa(sf)/AAA/AAA(sf)	$150,000,000		30.000%(6)	9.44	112 – 115	46.6%	15.1%
Class A-5	Aaa(sf)/AAA/AAA(sf)	$575,197,000		30.000%(6)	9.76	115 – 119	46.6%	15.1%
Class X-A(7)	Aa1(sf)/AAA/AAA(sf)	$1,100,861,000	(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa2(sf)/AAA/AAA(sf)	$76,804,000		24.750%	9.91	119 – 119	50.1%	14.1%
Class B	NR/AA-/AA(low)(sf)	$107,892,000		17.375%	9.91	119 – 119	55.0%	12.8%
Class C	NR/A-/A(low)(sf)	$73,146,000		12.375%	9.91	119 – 119	58.4%	12.1%
Class D	NR/BBB-/BBB(low)(sf)	$72,503,000		7.419%	9.91	119 – 119	61.7%	11.4%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Morningstar/DBRS)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/AAA/AAA(sf)	$181,038,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)	NR/BBB-/AAA(sf)	$72,503,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-D(7)	NR/NR/AAA(sf)	$31,732,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-E(7)	NR/NR/AAA(sf)	$31,087,000	(8)	N/A	N/A	N/A	N/A	N/A
Class X-F(7)	NR/NR/AAA(sf)	$45,717,586	(8)	N/A	N/A	N/A	N/A	N/A
Class E	NR/NR/BB(low)(sf)	$31,732,000		5.250%	9.97	119 – 120	63.1%	11.2%
Class F	NR/NR/B(low)(sf)	$31,087,000		3.125%	9.99	120 – 120	64.5%	10.9%
Class G	NR/NR/NR	$45,717,586		0.000%	9.99	120 – 120	66.6%	10.6%

(1)	The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.
(2)	Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates may vary depending upon the final pricing of the classes of certificates and whose Certificate Balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the settlement date of this securitization.
(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates are repaid on the respective anticipated repayment dates.
(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Mortgage Loan Cut-off Date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.
(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.
(6)	The initial subordination levels for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are represented in the aggregate.
(7)	As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary to accrue on the basis of a 360 day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the pass-through rate of the Class E Certificates, (E) with respect to the Class X-E Certificates, the pass-through rate of the Class F Certificates and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class G Certificates.
(8)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates (the “Class X Certificates”) will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balance of each of the Class B and Class C Certificates. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates. The interest accrual amounts on the Class X-D Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E Certificates. The interest accrual amounts on the Class X-E Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class F Certificates. The interest accrual amounts on the Class X-F Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class G Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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SUMMARY OF THE CERTIFICATES

Short-Term Certificate Principal Paydown Summary(1)

Class	Mortgage Loan Seller	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
A-1/A-2	JLC	Opus Seaway	Industrial	$5,540,774	52	40.2%	2.30x	14.6%
A-2	UBSRES	7 Carnegie Plaza	Office	$5,500,000	54	57.6%	1.93x	14.7%
A-2	JLC	Reliant Corporate Center	Office	$10,631,448	56	61.1%	1.45x	12.1%
A-2	Natixis	Hampton Inn St. Charles	Hospitality	$8,222,100	56	72.1%	2.04x	14.0%
A-2	Natixis	Hampton Inn Rochester	Hospitality	$7,156,650	56	71.6%	1.99x	14.0%
A-2/A-SB	BNYM	The Plaza at Harmon Meadow	Mixed Use	$48,875,000	57	74.6%	1.90x	9.3%
A-2/A-SB	UBSRES	Riverview Center	Mixed	$34,319,282	57	61.3%	1.88x	13.9%
A-SB/A-3	Natixis	80 Arkay Drive	Office	$22,000,000	95	64.7%	1.36x	9.3%

(1)	This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses or extensions for the indicated Certificates. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Principal Payments:

Payments in respect of principal of the Certificates will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero. Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the Certificate Balance of each such Class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each Class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5 and Class A-M Certificates; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C Certificates; (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates; (iv) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class E Certificates; (v) the notional amount of the Class X-E Certificates will be reduced by the principal distributions and realized losses allocated to the Class F Certificates; and (vi) the notional amount of the Class X-F Certificates will be reduced by the principal distributions and realized losses allocated to the Class G Certificates.

Interest Payments:

On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class and then, to the Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F and Class G Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate.

As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 Class A-5 and Class A-M Certificates (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C Certificates (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the pass-through rate of the Class E

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificates, (E) with respect to the Class X-E Certificates, the pass-through rate of the Class F Certificates and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class G Certificates.

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:

Losses will be allocated to each Class of Certificates entitled to principal in reverse alphabetical order starting with Class G through and including Class A-M and then to Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:

A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

Loan Combinations:

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as 760 & 800 Westchester Avenue secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $33,000,000, evidenced by Note A-2 (the “760 & 800 Westchester Avenue Mortgage Loan”), representing approximately 2.3% of the Initial Outstanding Pool Balance, and also secures (i) two promissory notes (collectively referred to as the “760 & 800 Westchester Avenue Companion Loans”), which are generally pari passu in right of payment with the 760 & 800 Westchester Avenue Mortgage Loan, consisting of: (a) one promissory note designated as Note A-1 with an outstanding principal balance as of the Cut-off Date of $35,000,000, which was included in the WFCM 2015-NXS1 Mortgage Trust and (b) one promissory note designated as Note A-3 with an outstanding principal balance as of the Cut-off Date of $32,000,000, which was included in the COMM 2015-DC1 Mortgage Trust as a pooled mortgage loan. The 760 & 800 Westchester Avenue Mortgage Loan and the 760 & 800 Westchester Avenue Pari Passu Companion Loans are collectively referred to herein as the “760 & 800 Westchester Avenue Loan Combination”.

The 760 & 800 Westchester Avenue Loan Combination is being serviced pursuant to the WFCM 2015-NXS1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 760 & 800 Westchester Avenue Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—760 & 800 Westchester Avenue Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The portfolio of Mortgaged Properties identified on Annex A–1 to the Free Writing Prospectus as Gateway Portfolio secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $23,754,088, evidenced by Note A-1 (the “Gateway Portfolio Mortgage Loan”), representing approximately 1.6% of the outstanding principal balance, and also secures on a pari passu basis one companion loan that has an outstanding principal balance as of the Cut-off Date of $14,272,248, evidenced by Note A-2 (the “Gateway Portfolio Mortgaged Companion Loan”), which is included in the WFCM 2015-NXS1. The Gateway Portfolio Mortgage Loan and the Gateway Portfolio Pari Passu Companion Loan are pari passu in right of payment and are collectively referred to herein as the “The Gateway Portfolio Loan Combination.”

The Gateway Portfolio Loan Combination is being serviced pursuant to the COMM 2015-PC1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding The Gateway Portfolio Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—The Gateway Portfolio Loan Combination” in the Free Writing Prospectus.

Control Rights and Directing Holder:

Certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan (other than the 760 & 800 Westchester Avenue Mortgage Loan) and the Gateway Portfolio Loan Combination. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than the 760 & 800 Westchester Avenue Mortgage Loan) and the Gateway Portfolio Loan Combination. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan (other than the 760 & 800 Westchester Avenue Mortgage Loan) and the Gateway Portfolio Loan Combination.

It is expected that Rialto Capital Advisors, LLC or its affiliate will be the initial Directing Holder with respect to each Mortgage Loan (other than the 760 & 800 Westchester Avenue Mortgage Loan) and the Gateway Portfolio Loan Combination.

For a description of the directing holder for 760 & 800 Westchester Avenue Loan Combination see “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement—The Directing Holder” in the Free Writing Prospectus.

Control Eligible Certificates:	Class E, Class F and Class G Certificates.
Controlling Class:

The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class G Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.
Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan (other than Non-Serviced Loans) for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Control Termination Event:

Will occur with respect to any Mortgage Loan (other than the 760 & 800 Westchester Avenue Mortgage Loan) or Serviced Loan Combination when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than the 760 & 800 Westchester Avenue Mortgage Loan) and the Gateway Portfolio Loan Combination. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:

Will occur with respect to any Mortgage Loan (other than the 760 & 800 Westchester Avenue Mortgage Loan) or Serviced Loan Combination when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

Upon the occurrence and continuance of a Consultation Termination Event the Directing Holder will have no rights under the pooling and servicing for this securitization (the “Pooling and Servicing Agreement”) other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer (other than with respect to the 760 & 800 Westchester Avenue Mortgage Loan) may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the 760 & 800 Westchester Avenue Mortgage Loan) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the 760 & 800 Westchester Avenue Loan Combination.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to the 760 & 800 Westchester Avenue Mortgage Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to the 760 & 800 Westchester Avenue Mortgage Loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

In addition, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer (other than with respect to the 760 & 800 Westchester Avenue Mortgage Loan). The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to the 760 & 800 Westchester Avenue) must be confirmed by a majority of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the 760 & 800 Westchester Avenue Loan Combination.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating Advisor:

With respect to the Mortgage Loans (other than with respect to the 760 & 800 Westchester Avenue Mortgage Loan) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust. The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of the 760 & 800 Westchester Avenue Loan Combination.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
$1,847,517	-	$7,499,999	22	$112,060,249	7.7%	4.4957%	108	1.77x	65.3%	55.3%
$7,500,000	-	$14,999,999	22	$241,278,363	16.5%	4.4868%	113	1.72x	66.4%	57.5%
$15,000,000	-	$24,999,999	21	$407,243,108	27.8%	4.3169%	116	1.72x	64.9%	57.0%
$25,000,000	-	$49,999,999	12	$388,356,867	26.5%	4.4614%	105	1.66x	70.1%	61.7%
$50,000,000	-	$99,999,999	1	$75,000,000	5.1%	4.0350%	117	1.85x	60.5%	49.8%
$100,000,000	-	$125,000,000	2	$239,000,000	16.3%	4.7555%	118	1.62x	66.6%	62.6%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Distribution of Mortgage Rates(1)

Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
3.7550%	-	4.4999%	48	$848,828,568	58.0%	4.1476%	116	1.76x	65.8%	58.5%
4.5000%	-	4.7499%	19	$336,679,780	23.0%	4.6089%	99	1.77x	68.9%	61.5%
4.7500%	-	5.5850%	13	$277,430,239	19.0%	5.2045%	115	1.43x	66.3%	56.3%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Property Type Distribution(1)(6)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA	Weighted Averages
					Cut-off Date Balance per Unit/Room/Pad/ NRA	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
Office	21	$529,600,218	36.2%	3,597,750	$336	4.5372%	115	92.6%	1.61x	66.9%	61.2%
CBD	10	$375,609,115	25.7%	1,842,855	$421	4.5503%	118	93.5%	1.64x	67.6%	61.9%
Suburban	8	$140,877,695	9.6%	1,546,090	$134	4.4657%	111	90.5%	1.55x	65.7%	59.9%
Urban	2	$10,631,448	0.7%	189,269	$56	5.0690%	56	83.1%	1.45x	61.1%	54.8%
Medical	1	$2,481,959	0.2%	19,536	$127	4.3280%	116	100.0%	1.61x	69.3%	50.9%
Hospitality	20	$340,316,948	23.3%	2,281	$302,219	4.4004%	114	81.0%	1.95x	63.9%	53.6%
Full Service	6	$190,610,607	13.0%	879	$418,759	4.2143%	116	81.5%	1.90x	62.4%	51.8%
Limited Service	11	$95,359,142	6.5%	1,004	$151,828	4.6434%	108	77.7%	2.21x	64.7%	57.8%
Extended Stay	2	$38,385,577	2.6%	248	$178,548	4.5837%	119	86.8%	1.63x	67.7%	51.1%
Select Service	1	$15,961,623	1.1%	150	$106,411	4.7300%	118	79.4%	1.80x	69.4%	56.7%
Retail	55	$262,839,105	18.0%	1,887,527	$212	4.2893%	117	95.3%	1.52x	67.4%	58.6%
Anchored(7)	48	$203,948,490	13.9%	1,648,421	$192	4.3308%	117	95.6%	1.56x	66.7%	57.0%
Unanchored	7	$58,890,616	4.0%	239,106	$280	4.1458%	118	94.3%	1.39x	69.6%	64.1%
Mixed Use	5	$120,144,282	8.2%	1,668,186	$126	4.5023%	76	85.9%	1.91x	65.7%	63.7%
Retail/Office	2	$57,225,000	3.9%	333,171	$201	4.6197%	66	95.1%	1.91x	72.4%	72.4%
Office/Warehouse	1	$34,319,282	2.3%	977,780	$35	4.6000%	57	72.9%	1.88x	61.3%	54.4%
Office/Retail/Warehouse	2	$28,600,000	2.0%	357,235	$86	4.1500%	118	83.2%	1.93x	57.5%	57.5%
Industrial	32	$112,917,223	7.7%	2,684,654	$93	4.6475%	116	95.6%	1.54x	70.4%	58.5%
Multifamily	9	$59,664,690	4.1%	1,632	$40,407	4.4990%	117	93.5%	1.59x	71.5%	61.5%
Manufactured Housing Community	1	$19,773,507	1.4%	853	$23,181	4.4120%	119	69.1%	1.57x	68.0%	54.9%
Self Storage	4	$17,682,613	1.2%	107,505	$4,253	3.7869%	115	78.2%	2.16x	61.4%	50.1%
Total/Weighted Average	147	$1,462,938,586	100.0%			4.4542%	112	89.6%	1.70x	66.6%	58.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(6)

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
California	17	$424,841,530	29.0%	4.5285%	118	1.81x	65.4%	60.9%
Southern(8)	14	$334,617,799	22.9%	4.3042%	118	1.94x	64.6%	61.5%
Northern(8)	3	$90,223,731	6.2%	5.3603%	120	1.35x	68.1%	58.8%
Florida	6	$132,827,867	9.1%	4.1840%	117	1.68x	64.5%	52.9%
Texas	11	$122,701,704	8.4%	4.4153%	113	1.61x	66.2%	60.0%
Michigan	31	$92,315,616	6.3%	4.6643%	119	1.52x	73.2%	61.0%
New York	3	$89,319,282	6.1%	4.5978%	87	1.56x	63.9%	58.0%
Other	79	$600,932,587	41.1%	4.4157%	109	1.69x	67.4%	58.0%
Total/Weighted Average	147	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Distribution of Cut-off Date LTV Ratios(1)(3)(5)

Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
26.4%	-	54.9%	7	$72,768,039	5.0%	4.4101%	112	2.04x	45.2%	41.0%
55.0%	-	59.9%	3	$18,443,538	1.3%	4.3269%	99	1.95x	58.0%	53.7%
60.0%	-	64.9%	18	$443,347,380	30.3%	4.2182%	110	1.93x	62.8%	57.8%
65.0%	-	69.9%	26	$535,271,551	36.6%	4.6240%	118	1.54x	67.9%	58.5%
70.0%	-	74.9%	23	$336,258,078	23.0%	4.5460%	106	1.58x	73.3%	63.6%
75.0%	-	75.0%	3	$56,850,000	3.9%	4.2506%	116	1.59x	75.0%	64.2%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)

Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
18.7%	-	49.9%	9	$164,939,637	11.3%	4.3078%	115	1.88x	55.6%	44.8%
50.0%	-	54.9%	18	$203,908,528	13.9%	4.3940%	102	1.76x	62.6%	53.0%
55.0%	-	59.9%	21	$319,595,508	21.8%	4.3477%	116	1.64x	68.8%	57.8%
60.0%	-	64.9%	22	$589,591,164	40.3%	4.5923%	118	1.67x	68.1%	62.1%
65.0%	-	69.9%	9	$136,028,750	9.3%	4.2850%	110	1.60x	71.5%	66.3%
70.0%	-	74.6%	1	$48,875,000	3.3%	4.7000%	57	1.90x	74.6%	74.6%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(4)

Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
1.21x	-	1.39x	14	$360,835,587	24.7%	4.8961%	117	1.29x	68.3%	60.2%
1.40x	-	1.44x	5	$65,025,259	4.4%	4.2259%	117	1.41x	69.6%	57.4%
1.45x	-	1.54x	11	$115,322,157	7.9%	4.4404%	111	1.49x	70.5%	60.4%
1.55x	-	1.99x	38	$664,662,029	45.4%	4.3291%	109	1.78x	67.0%	57.8%
2.00x	-	2.49x	8	$208,069,423	14.2%	4.1172%	113	2.08x	63.3%	61.2%
2.50x	-	2.99x	3	$46,724,132	3.2%	4.6957%	117	2.77x	50.4%	47.9%
3.00x	-	3.03x	1	$2,300,000	0.2%	4.0000%	118	3.03x	50.5%	50.5%
Total/Weighted Average			80	1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)(2)

Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
60	7	$120,245,255	8.2%	4.6895%	56	1.89x	66.9%	63.4%
118	2	$151,000,000	10.3%	3.9990%	117	2.00x	65.3%	65.3%
120	71	$1,191,693,332	81.5%	4.4881%	117	1.64x	66.8%	57.4%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Distribution of Remaining Terms to Maturity or ARD(1)(2)

Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
52	-	60	7	$120,245,255	8.2%	4.6895%	56	1.89x	66.9%	63.4%
95	-	95	1	$22,000,000	1.5%	4.4490%	95	1.36x	64.7%	59.2%
112	-	117	29	$627,442,758	42.9%	4.2452%	116	1.77x	66.2%	58.2%
118		120	43	$693,250,574	47.4%	4.6027%	119	1.62x	67.0%	58.4%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Distribution of Underwritten NOI Debt Yields(1)(5)

Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
						Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
8.2%	-	8.9%	9	$267,165,286	18.3%	4.1260%	118	1.77x	66.3%	63.7%
9.0%	-	9.9%	20	$401,197,208	27.4%	4.8039%	109	1.44x	69.6%	61.6%
10.0%	-	12.4%	33	$582,327,849	39.8%	4.3024%	116	1.70x	66.8%	56.8%
12.5%	-	14.9%	16	$185,275,177	12.7%	4.5696%	98	2.04x	63.5%	55.6%
15.0%	-	27.2%	2	$26,973,067	1.8%	4.9862%	114	2.59x	43.0%	31.6%
Total/Weighted Average			80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Weighted Averages
				Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(4)	Cut-off Date LTV Ratio(3)(5)	Maturity Date or ARD LTV(3)
Interest Only, then Amortizing	38	$767,134,300	52.4%	4.5371%	115	1.53x	68.0%	59.4%
Amortizing Balloon	30	$383,004,286	26.2%	4.4862%	109	1.72x	65.4%	52.6%
Interest Only	11	$290,900,000	19.9%	4.2241%	107	2.08x	65.0%	65.0%
Interest Only, ARD	1	$21,900,000	1.5%	4.0450%	118	2.28x	60.5%	60.5%
Total/Weighted Average	80	$1,462,938,586	100.0%	4.4542%	112	1.70x	66.6%	58.7%

Footnotes:

(1)	With respect to the LTV, DSCR, debt yield, and cut-off date balance per Unit/Room/Pad/NRA calculations include the related pari passu companion loan(s).

(2)	In the case of the one mortgage loan with an anticipated repayment date, Original Terms to Maturity or ARD and Remaining Terms to Maturity or ARD is through the related anticipated repayment date.

(3)	With respect to two mortgage loans, representing approximately 1.1% of the initial outstanding principal balance, the Cut-off Date LTV Ratio and Maturity Date or ARD LTV have in certain cases been calculated based on the “as complete” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(4)	With respect to one mortgage loan, representing approximately 2.3% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-1, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments. In the case of one mortgage loan, representing approximately 1.5% of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 101 months, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex H-2, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the first 12 months of amortizing payments.

(5)	With respect to three mortgage loans, representing approximately 4.3% of the initial outstanding pool balance as of the cut-off date, the loan-to-value ratio and the debt yield for such mortgage loan has been calculated based on the mortgage loan balance net of a holdback reserve or an earnout reserve. For additional information, see the definitions of “Cut-off Date Loan-to-Value Ratio” and “Cut-off Date U/W NOI Debt Yield” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

(6)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

(7)	Anchored retail includes anchored, single tenant and shadow anchored properties.

(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/NRA(1)	Cut-off Date LTV Ratio(1)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
9000 Sunset	GACC / JLC	West Hollywood, CA	Office	$125,000,000	8.5%	858	64.8%	2.00x	8.2%
Princeton GSA Portfolio	JLC	Various, Various	Office	$114,000,000	7.8%	176	68.6%	1.21x	9.3%
Ocean Key Resort and Spa	UBSRES	Key West, FL	Hospitality	$75,000,000	5.1%	750,000	60.5%	1.85x	12.4%
The Plaza at Harmon Meadow	BNYM	Secaucus, NJ	Mixed Use	$48,875,000	3.3%	223	74.6%	1.90x	9.3%
CORE West Industrial Portfolio	BNYM	Various, Various	Industrial	$44,000,000	3.0%	26	73.0%	1.67x	11.0%
Riverview Center	UBSRES	Menands, NY	Mixed Use	$34,319,282	2.3%	35	61.3%	1.88x	13.9%
760 & 800 Westchester Avenue	Natixis	Rye Brook, NY	Office	$33,000,000	2.3%	178	66.2%	1.35x	9.0%
Sentinel Hotel	BNYM	Portland, OR	Hospitality	$32,861,475	2.2%	328,615	74.2%	1.79x	11.1%
270 Munoz Rivera	GACC	San Juan, PR	Office	$30,000,000	2.1%	141	65.8%	1.93x	12.1%
Residence Inn San Diego	GACC	San Diego, CA	Hospitality	$29,710,824	2.0%	206,325	68.3%	1.71x	11.4%
Total/Weighted Average				$566,766,581	38.7%		67.1%	1.71x	10.2%
(1)	With respect to the 760 & 800 Westchester Avenue Mortgaged Loan, the numerical and statistical information related to the LTV, DSCR, debt yield and cut-off date balances per sq. ft. includes the 760 & 800 Westchester Avenue Pari Passu Companion Loans.

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
760 & 800 Westchester Avenue	$33,000,000	$67,000,000	$100,000,000	WFCM 2015-NXS1	Wells Fargo	Rialto Capital Advisors, LLC	WFCM 2015-NXS1
Gateway Portfolio	$23,754,088	$14,272,248	$38,026,336	COMM 2015-PC1	Wells Fargo	Rialto Capital Advsiors, LLC	COMM 2015-PC1

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
The Plaza at Harmon Meadow	$48,875,000	$6,750,000	1.90x	1.45x	74.6%	84.9%	9.3%	8.2%
760 & 800 Westchester Avenue	$33,000,000	$10,000,000	1.35x	1.13x	66.2%	72.8%	9.0%	8.2%
Saunders Industrial Portfolio	$22,500,000	$2,000,000	1.36x	1.14x	73.2%	79.7%	10.1%	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Previous Securitization History

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
9000 Sunset	GACC / JLC	Los Angeles, CA	Office	$125,000,000	8.5%	GCCFC 2007-GG11
Princeton GSA Portfolio	JLC	Various, Various	Office	$114,000,000	7.8%	WBCMT 2005-C20
CORE West Industrial Portfolio	BNYM	Various, Various	Industrial	$44,000,000	3.0%	BACM 2005-5
Sentinel Hotel	BNYM	Portland, OR	Hospitality	$32,861,475	2.2%	GCCFC 2006-FL4A
Residence Inn San Diego	GACC	San Diego, CA	Hospitality	$29,710,824	2.0%	JPMCC 2006-LDP7
1800 41 Street	UBSRES	Everett, WA	Office	$28,000,000	1.9%	NSTAR 2013-1
Piazza Del Sol	JLC	West Hollywood, CA	Office	$26,000,000	1.8%	GCCFC 2007-GG9
Gateway Portfolio	Natixis	Various, Various	Retail	$23,754,088	1.6%	BACM 2006-3
Hilton Brentwood	Natixis	Brentwood, TN	Hospitality	$22,500,000	1.5%	GSMS 2010-C2
Mariposa Shopping Center	UBSRES	Nogales, AZ	Retail	$21,225,000	1.5%	WBCMT 2005-C20
Tri-Star Estates MHC	JLC	Bourbonnais, IL	Manufactured Housing Community	$19,773,507	1.4%	BACM 2005-1
Sandcastle Inn Pacifica	GACC	Pismo Beach, CA	Hospitality	$18,600,000	1.3%	MSC 2007-IQ13
Bridgecreek Business Park	GACC	Garden Grove, CA	Mixed Use	$15,600,000	1.1%	BACM 2005-2
ABC Mini Storage Portfolio	JLC	Spokane, WA	Self Storage	$15,382,613	1.1%	MSC 2006-HQ8
Gas Light Building	GACC	Milwaukee, WI	Office	$15,375,000	1.1%	JPMCC 2005-LDP2
Crossroads Plaza Shopping Center	BNYM	Las Vegas, NV	Retail	$15,250,000	1.0%	BSCMS 2005-PWR9
Crossroads of Laurel	JLC	Laurel, MD	Retail	$13,443,138	0.9%	CSFB 2005-C2
Inn at Marina Del Rey Pacifica	GACC	Marina Del Rey, CA	Hospitality	$13,300,000	0.9%	MSC 2007-IQ13
Hoover Square	JLC	Warren, MI	Multifamily	$13,125,000	0.9%	GNR 2010-63
Valley View Commerce Center	GACC	Santa Fe Springs, CA	Mixed Use	$13,000,000	0.9%	BACM 2005-4
Inn at Venice Beach Pacifica	GACC	Venice, CA	Hospitality	$12,625,000	0.9%	MSC 2007-IQ13
Sandstone Village Shopping Center	UBSRES	St. George, UT	Retail	$10,755,000	0.7%	GECMC 2005-C4
Reliant Corporate Center	JLC	Houston, TX	Office	$10,631,448	0.7%	GMACC 2005-C1
Park Plaza on the Curve	JLC	Fort Lauderdale, FL	Retail	$9,153,114	0.6%	MSC 2005-T17
Hampton Inn St. Charles	Natixis	Saint Charles, MO	Hospitality	$8,222,100	0.6%	BSCMS 2006-T22
Parkway Tower	BNYM	Irving, TX	Office	$7,425,000	0.5%	CSFB 2005-C5
Mount Vernon Shopping Center	JLC	Dunwoody, GA	Retail	$7,250,000	0.5%	MSC 2006-IQ12
Hampton Inn Rochester	Natixis	Rochester, MN	Hospitality	$7,156,650	0.5%	MSC 2006-HQ8
8787 Wallisville Road	GACC	Houston, TX	Industrial	$5,297,625	0.4%	GECMC 2004-C1
Chapin Center	BNYM	Chapin, SC	Retail	$4,843,461	0.3%	FUNBC 2000-C1
1625-1655 McCarthy	JLC	Milpitas, CA	Industrial	$4,593,538	0.3%	MSC 2005-T19
Town Way Place Apartments	BNYM	Danville, IL	Multifamily	$3,000,000	0.2%	GMACC 2001-C2
Quail Medical Building B	JLC	Reno, NV	Office	$2,481,959	0.2%	GSMS 2005-GG4
Total				$713,335,540	48.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Mortgage Loan Information
Loan Seller(1):	JLC / GACC
Loan Purpose:	Refinance
Sponsor:	Simon Mani; Daniel Mani
Borrower(2):	Mani Brothers Nine Thousand (DE), LLC
Original Balance:	$125,000,000
Cut-off Date Balance:	$125,000,000
% by Initial UPB:	8.5%
Interest Rate:	3.9990%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(89), O(4)
Lockbox / Cash Management:	Soft, Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$125,000	$43,210
Insurance:	$23,000	$4,000
Replacement:	$0	$2,392
TI/LC:	$0	$12,135
Rent Abatement:	$61,076	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$858
Balloon Balance / Sq. Ft.:	$858
Cut-off Date LTV:	64.8%
Balloon LTV:	64.8%
Underwritten NOI DSCR:	2.03x
Underwritten NCF DSCR:	2.00x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.1%
Underwritten NOI Debt Yield at Balloon:	8.2%
Underwritten NCF Debt Yield at Balloon:	8.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	West Hollywood, CA
Year Built / Renovated:	1963 / 1998, 2002
Total Sq. Ft.:	145,615
Property Management:	Mani Brothers, LLC
Underwritten NOI:	$10,290,735
Underwritten NCF:	$10,115,997
Appraised Value:	$193,000,000
Appraisal Date:	April 14, 2015

Historical NOI
2014 NOI:	$9,444,326 (December 31, 2014)
2013 NOI:	$8,780,313 (December 31, 2013)
2012 NOI:	$8,510,700 (December 31, 2012)

Historical Occupancy(4)
Most Recent Occupancy:	95.8% (July 1, 2015)
2014 Occupancy:	95.8% (December 31, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
2012 Occupancy:	95.2% (December 31, 2012)
(1)	The 9000 Sunset Loan was originated by JLC and a $75,000,000 note was subsequently purchased by GACC.
(2)	The borrower is an affiliate of the borrower under the mortgage loan identified on Annex A-1 to this free writing prospectus as Piazza Del Sol, which has a Cut-off Date Balance of $26,000,000.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	The 9000 Sunset Property has a 10-year average occupancy of 95.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

The Loan.    The 9000 Sunset loan (the “9000 Sunset Loan”) is a $125.0 million fixed rate loan secured by the borrower’s fee simple interest in a 14-story, 145,615 sq. ft. Class A office building located at 9000 West Sunset Boulevard in West Hollywood, California (the “9000 Sunset Property”). The 9000 Sunset Loan has approximately a 10-year term and requires interest only payments for the term of the loan. The 9000 Sunset Loan accrues interest at a fixed rate equal to 3.9990% and has a cut-off date balance of $125.0 million. Proceeds of the 9000 Sunset Loan were used to retire existing debt of approximately $80.0 million, cover closing costs, pay reserves, pay defeasance costs of approximately $9.2 million and return approximately $35.1 million of equity to the borrower. Based on the appraised value of $193.0 million as of April 14, 2015, the cut-off date LTV is 64.8%. The most recent prior financing of the 9000 Sunset Property was included in the GCCFC 2007-GG11 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$125,000,000	100.0%	Loan Payoff	$80,026,680	64.0%
			Reserves	$209,076	0.2%
			Closing Costs	$468,689	0.4%
			Defeasance Costs	$9,188,243	7.4%
			Return of Equity	$35,107,312	28.1%
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

The Borrower / Sponsor.    The borrower, Mani Brothers Nine Thousand (DE), LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carveout guarantors are Simon Mani and Daniel Mani on a joint and several basis.

Simon and Daniel Mani own Mani Brothers Real Estate Group, a full service real estate investment company focused in the greater Los Angeles area. The sponsors’ portfolio of class A Southern California office buildings totals approximately 813,000 sq. ft. (inclusive of the 9000 Sunset Property).

The Property. The 9000 Sunset Property consists of a 14-story, 145,615 sq. ft. office building (including 11,894 sq. ft. of retail space) built in 1963 and renovated in 1998 and 2002. The 9000 Sunset Property offers full floor spaces, each with floor to ceiling windows. The 9000 Sunset Property is located less than 1 mile east of Beverly Hills at the southeast corner of the intersection of West Sunset Boulevard and Hammond Street. As the tallest building on the Sunset Strip, the 9000 Sunset Property has city and mountain views. The retail space at the 9000 Sunset Property, consisting of 152 feet of frontage along Sunset Boulevard, is leased and occupied by Coldwell Banker and Wells Fargo Bank. The 9000 Sunset Property also includes an attached parking garage (located on the southern portion of the building) that contains 386 spaces, or approximately 2.65 spaces per 1,000 sq. ft. of rentable area. The 9000 Sunset Property also includes two “tall wall” signs, one on each of the east and west exterior building walls, which total 6,500 sq. ft. and 8,160 sq. ft., respectively. The borrower leases the use of the east and west walls to Outfront Media under two separate license agreements, one of which (the west wall) was recently extended under a new 10-year agreement. The parcels to the east and west of the 9000 Sunset Property (not collateral) are each subject to a deed restriction with respect to setback and height to preserve visibility of the signage at the 9000 Sunset Property. According to a market research report, the sunset strip is one of the top three most valuable locations for signage in the world, along with Times Square and the Shibuya District in Tokyo.

As of July 1, 2015, the 9000 Sunset Property was 95.8% leased by 32 tenants representing entertainment, music, legal, financial services, media, artist and technology sectors. The three largest tenants at the 9000 Sunset Property occupy a total of 34.0% of the total net rentable area (“NRA”) and account for 35.1% of underwritten base rent. The largest tenant, CPE HR, Inc., occupies 23,270 sq. ft., or 16.0% of total NRA, and accounts for 17.0% of underwritten base rent. The second largest tenant, Film Finances, Inc., occupies 13,351 sq. ft. or 9.2% of total NRA, and accounts for 8.6% of underwritten base rent. The third largest tenant, Forward Sunset / Keller Williams, occupies 12,817 sq. ft., or 8.8% of total NRA, and accounts for 9.5% of underwritten base rent. No other tenant at the 9000 Sunset Property occupies greater than 7.1% of total NRA or accounts for greater than 9.2% of underwritten base rent.

Environmental Matters. The Phase I environmental report dated April 16, 2015 recommended no further action.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

Office Tenants
CPE HR, Inc.	NR/NR/NR	23,270	16.0%	$55.34	17.0%	11/30/2018(2)
Film Finances, Inc.	NR/NR/NR	13,351	9.2%	$49.20	8.6%	9/30/2022(2)
Forward Sunset / Keller Williams	NR/NR/NR	12,817	8.8%	$56.53	9.5%	Various(2)(3)
Engage BDR, Inc.	NR/NR/NR	10,344	7.1%	$47.24	6.4%	11/17/2017
XIX Entertainment, Inc.	NR/NR/NR	10,342	7.1%	$67.89	9.2%	5/31/2018(2)(4)
LD Entertainment, LLC	NR/NR/NR	6,878	4.7%	$49.17	4.5%	1/31/2016
White Rabbit Partners	NR/NR/NR	5,667	3.9%	$53.58	4.0%	3/31/2021
Cineflix Enterprises	NR/NR/NR	5,384	3.7%	$51.97	3.7%	5/31/2017(2)
Total Major Office Tenants		88,053	60.5%	$54.30	62.9%
Remaining Office Tenants		39,492	27.1%	$51.10	26.6%
Total Occupied Office Tenants		127,545	87.6%	$53.31	89.5%
Vacant Office		6,176	4.2%
Total Office		133,721	91.8%

Retail Tenants
Coldwell Banker	NR/Caa1/BB-	7,101	4.9%	$64.89	6.1%	7/31/2019(2)
Wells Fargo Bank	AA-/A2/A+	4,793	3.3%	$70.30	4.4%	12/31/2020(2)
Total Retail		11,894	8.2%	$67.07	10.5%

Total		145,615	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	CPE HR, Inc. has one, five-year extension option remaining. Film Finances, Inc. has one, five-year extension option remaining. Forward Sunset / Keller Williams has one, five-year extension option remaining. XIX Entertainment, Inc. has one, five-year extension option remaining. Cineflix Enterprises has one, five-year extension option remaining. Coldwell Banker has one, five-year extension option remaining. Wells Fargo Bank has two, five-year extension options remaining.
(3)	Forward Sunset / Keller Williams occupies two spaces with staggered lease expirations. 10,342 sq. ft. expires in May 2021 and 2,475 sq. ft. expires in June 2018.
(4)	XIX Entertainment, Inc. has a termination option on the fifth anniversary of the lease with 12 months prior notice and payment of a fee in the amount of nine months base rent plus unamortized leasing costs.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	6	8,465	5.8%	8,465	5.8%	$47.34	5.3%	5.3%
2016	9	21,694	14.9%	30,159	20.7%	$52.29	14.9%	20.2%
2017	5	21,065	14.5%	51,224	35.2%	$49.23	13.7%	33.9%
2018	7	38,068	26.1%	89,292	61.3%	$58.51	29.3%	63.2%
2019	3	10,634	7.3%	99,926	68.6%	$59.33	8.3%	71.5%
2020	6	10,153	7.0%	110,079	75.6%	$60.81	8.1%	79.6%
2021	3	16,009	11.0%	126,088	86.6%	$55.75	11.7%	91.4%
2022	2	13,351	9.2%	139,439	95.8%	$49.20	8.6%	100.0%
2023	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
2024	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
2025	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	139,439	95.8%	$0.00	0.0%	100.0%
Vacant	NAP	6,176	4.2%	145,615	100.0%	NAP	NAP
Total / Wtd. Avg.	41	145,615	100.0%			$54.49	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Recent Leasing Activity(1)
Tenant	New / Renewal / Relocation / Expansion	Net Rentable Area	Lease/Renewal Start Date	Term (years)	Base Rent PSF	Annual Rent
Suite 625: White Rabbit Partners	New	2,767	3/1/2014	7.1	$51.52	$142,546
Suite 1500: White Rabbit Partners	New	2,900	3/1/2014	7.1	$51.52	$149,398
Suite 720: Haveto Holdings & Co., LLC	New	1,350	10/1/2014	5.0	$51.00	$68,850
Suite 710: John Duran	New	1,288	10/1/2014	3.0	$48.00	$61,824
Suites 1400, 1408, 1410, 1412: Film Finances, Inc.	Renewal	9,751	1/23/2015	7.7	$57.47	$560,428
Suite 950: Film Finances, Inc.	Renewal	3,600	1/23/2015	7.7	$57.47	$206,906
Suites 504, 506, 510, 512, 525: Engage BDR, Inc.	Renewal / Expansion	10,344	5/1/2015	2.6	$45.86	$474,374
Suite 100: Coldwell Banker	Renewal	7,101	8/1/2014	5.0	$63.00	$447,363
Suite 101: Wells Fargo Bank	Renewal	4,793	11/21/2014	6.1	$55.04	$263,808
Suite 806: Ole Songs	Renewal	1,279	4/1/2015	5.0	$50.64	$64,764
Suite 808: Ole Songs	Renewal	1,654	4/1/2015	5.0	$50.64	$83,753
Suite 810: Ole Songs	Renewal	667	4/1/2015	5.0	$50.64	$33,775
Suite 800: LaPolt Law, P.C.	Renewal	2,183	8/1/2016	3.0	$44.12	$96,317
Suite 1250: Binder & Company, Inc.	Renewal / Relocation	1,429	1/1/2014	4.0	$49.44	$70,650
Suite 705: Friedman Personnel Agency, Inc.	Renewal / Relocation	1,066	3/1/2015	5.0	$52.00	$55,430
Total		52,172				$2,780,186

(1)	Based on rent roll dated July 1, 2015.

Major Tenants.

CPE HR, Inc. (23,270 sq. ft.; 16.0% of NRA; 17.0% of U/W Base Rent) CPE HR, Inc. is a human resources outsourcing company which has operated in the West Hollywood market since 1982. The tenant has been in occupancy since 2008, expanded by 3,327 sq. ft. in 2009 and has one, five-year extension option remaining.

Film Finances, Inc. (13,351 sq. ft.; 9.2% of NRA; 8.6% of U/W Base Rent) Film Finances, Inc. guarantees film lender contracts and has been in the assurance and film guarantee business since 1950 when it was founded by a Lloyds of London underwriter. The tenant has been in occupancy since 1999, expanded by 3,600 sq. ft. in 2011 and most recently renewed in January 2015 the entirety of its space through September 2022. The lease has one, five-year extension option remaining.

Forward Sunset / Keller Williams (12,817 sq. ft.; 8.8% of NRA; 9.5% of U/W Base Rent) Forward Sunset / Keller Williams is a privately held realty agency. The company is well known in the high-end luxury residential market of the Hollywood hills. The tenant has been in occupancy since 2011, expanded by 2,475 sq. ft. in 2013 and has one, five-year extension option remaining.

Signage Income.

Signage Summary(1)
	Licensee	Square Footage	Expiration	In-Place Rent	UW Rent(2)	Annual Rent Steps
East Wall	Outfront Media	6,500	12/31/2019	$1,472,150	$1,531,036	4.0%
West Wall	Outfront Media	8,160	3/31/2026	$1,812,863	$1,994,149	4.0%
Total		14,660		$3,285,013	$3,525,185
(1)	Source: Borrower.
(2)	UW Rent based on rent step as of 1/1/2016 (East Wall) and 4/1/2016 (West Wall).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Signage Rent Step Schedule(1)
Schedule	East Wall(2)	Date	West Wall(2)	Date
In-Place	$1,472,150	4/1/2015	$1,812,863	4/1/2015
Year 2	$1,531,036	1/1/2016	$1,994,149	4/1/2016
Year 3	$1,592,277	1/1/2017	$2,073,915	4/1/2017
Year 4	$1,655,968	1/1/2018	$2,156,872	4/1/2018
Year 5	$1,722,207	1/1/2019	$2,243,147	4/1/2019
Year 6			$2,332,872	4/1/2020
Year 7			$2,426,187	4/1/2021
Year 8			$2,523,235	4/1/2022
Year 9			$2,624,164	4/1/2023
Year 10			$2,729,131	4/1/2024
Year 11			$2,838,296	4/1/2025
UW	$1,531,036	1/1/2016	$1,994,149	4/1/2016

(1)	Source: Borrower.
(2)	UW rent based on rent step as of 1/1/2016 (East Wall) and 4/1/2016 (West Wall).

The Market. The 9000 Sunset Property is located within the West Los Angeles market. As of the first quarter 2015, the West Los Angeles office market contained 2,484 properties totaling approximately 75.4 million sq. ft. with an overall vacancy rate of 10.3%. Quoted rates for the market are $45.23 full service gross. The overall vacancy within the West Hollywood office market vacancy is skewed due to the delivery of the Red Building East and West in 2013 totaling 423,665 sq. ft., which has been slow to absorb and is currently 10.9% occupied. As of the first quarter 2015, the West Los Angeles retail submarket contained 638 properties totaling approximately 4.6 million sq. ft. with an overall vacancy rate of 2.8%. The appraiser concluded an occupancy of 95.0% and the remaining assumptions for the 9000 Sunset Property are below.

Appraiser Assumptions

Appraisal Market Rent Assumptions(1)
	Retail	Office (Floors 1-5)	Office (Floors 6-10)	Office (Floors 11-15)	Office (Penthouse)
Sq. Ft.	11,894	30,287	51,516	41,576	10,342
Appraiser Market Rent (Per Sq. Ft.)	$66.00	$54.00	$57.00	$63.00	$72.00
Rent Type	NNN	FSG	FSG	FSG	FSG
(1)	Source: Appraisal.

Historical and Current Occupancy

Historical and Current Occupancy(1)
2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	Most Recent(2)
96.8%	92.5%	99.4%	97.0%	95.4%	85.2%	94.8%	95.2%	99.0%	95.8%	95.8%
(1)	Source: Borrower.
(2)	Based on a rent roll dated July 1, 2015.

The appraiser analyzed a set of seven comparable properties within the immediate competitive area of the 9000 Sunset Property. The chart below summarizes the competitive set as determined by the appraisal.

Competitive Set(1)
Building	Location	Year Built	Total GLA	Occupancy	Parking/1,000 SF
9000 Sunset Property	9000 West Sunset Boulevard, West Hollywood, CA	1963	145,615(2)	96%(2)	2.7
Luckman Plaza	9200 & 9220 Sunset Boulevard, West Hollywood, CA	1971	315,079	92%	2.3
Sunset Doheny Towers	9255 Sunset Boulevard, West Hollywood, CA	1961	240,000	94%	3.0
Sun America Center	1999 Avenue of the Stars, Los Angeles, CA	1990	824,106	77%	3.0
9595 Wilshire Boulevard	9595 Wilshire Boulevard, Beverly Hills, CA	1972	163,624	98%	3.0
Wilshire Beverly	9465 Wilshire Boulevard, Beverly Hills, CA	1963	186,269	86%	2.5
9601 Wilshire	9601 Wilshire Boulevard, Beverly Hills, CA	1962	302,423	100%	3.0
100 Wilshire	100 Wilshire Boulevard, Santa Monica, CA	1971	247,225	95%	2.6
(1)	Source: Appraisal.
(2)	Based on rent roll dated July 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Base Rent	$6,171,842	$6,428,671	$7,107,091	$7,452,402	$51.18
Base Rent Steps	0	0	0	144,998	1.00
Vacant Gross Up	0	0	0	352,032	2.42
Gross Potential Rent	$6,171,842	$6,428,671	$7,107,091	$7,949,432	$54.59
Total Recoveries	197,006	206,962	180,850	290,332	1.99
Signage Income(1)	2,884,393	3,006,240	3,133,317	3,525,185	24.21
Parking Income	1,217,571	1,197,735	1,229,439	1,229,439	8.44
Other Income	90,926	112,762	98,733	98,733	0.68
Less: Vacancy(2)	0	0	0	(411,988)	(2.83)
Effective Gross Income	$10,561,738	$10,952,370	$11,749,430	$12,681,133	$87.09
Total Operating Expenses	2,051,038	2,172,057	2,305,104	2,390,398	16.42
Net Operating Income	$8,510,700	$8,780,313	$9,444,326	$10,290,735	$70.67
TI/LC	0	0	0	145,615	1.00
Capital Expenditures	0	0	0	29,123	0.20
Net Cash Flow	$8,510,700	$8,780,313	$9,444,326	$10,115,997	$69.47
(1)	UW Signage Income based on rent step as of 1/1/2016 (East Wall) and 4/1/2016 (West Wall).
(2)	UW Vacancy based on 5.0% of Gross Potential Rent. The 9000 Sunset Property has a 10-year average occupancy of 95.1%.

Property Management.    The 9000 Sunset Property is managed by Mani Brothers, LLC, an affiliate of the borrower.

Lockbox / Cash Management.     The 9000 Sunset Loan is structured with a soft, springing hard lockbox and springing cash management. The borrower and property manager are required to deposit all rents into a clearing account maintained by the borrower. Unless a Cash Management Period (as defined below) has occurred, all amounts on deposit in the clearing account will be swept into the borrower’s account. From and after the commencement of a Cash Management Period, the borrower is required to instruct each tenant to deposit rents directly into the clearing account and all amounts on deposit in the clearing account will be swept daily into a lender controlled account.

A “Cash Management Period” will occur (i) upon an event of default or (iii) if the debt yield falls below 6.25% (until such time that the debt yield is at least 6.25% for two consecutive quarters).

Initial Reserves.    At closing, the borrower deposited (i) $125,000 into a tax reserve account, (ii) $23,000 into an insurance reserve account and (iii) $61,076 into a rent abatement reserve account representing the total outstanding free rent due to all signed tenants.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $43,210, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $4,000, into an insurance reserve account, (iii) $2,392 into a replacement reserve account and (iv) $12,135 into a TI/LC reserve account, subject to a cap of (x) $300,000 if occupancy is greater than or equal to 92.0% and (y) $600,000 if occupancy is less than 92.0%.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

9000 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 1 9000 Sunset	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$125,000,000 64.8% 2.00x 8.2%

CARTIFACT
9000 Sunset
9000 West Sunset Boulevard
West Hollywood, CA 90069
SUNSET BLVD
N DOHENY DR
HARRATT ST
HOLLYWOOD HILLS
SUNSET STRIP
BEVERLY HILLS
WEST HOLLYWOOD
LOS ANGELES
BEVERLY GROVE
SANTA MONICA BLVD
HOLLOWAY DR
FOUNTAIN AVE
N LA CIENEGA BLVD
N SAN VICENTE BLVD
MELROSE AVE
BEVERLY BLVD
ROSEWOOD AVE
OAKWOOD AVE
WILLOUGHBY AVE
WARING AVE
ELEVADO AVE
CARMELITA AVE
ALDEN DR
W 3RD ST
Pacific Design Center
Cedars-Sinai Medical Center
Beverly Center
Los Angeles
Santa Monica
Culver City
Glendale
Burbank
West Hollywood
Beverly Hills
DTLA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

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27

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Joseph Tabak; Elimelech Tabak; Marc Mendelsohn
Borrower:	GSA Sacramento CA LLC; GSA San Diego CA LLC; GSA Houston TX LLC
Original Balance:	$114,000,000
Cut-off Date Balance:	$114,000,000
% by Initial UPB:	7.8%
Interest Rate:	5.5850%
Payment Date:	6th of each month
First Payment Date:	August 6, 2015
Maturity Date:	July 6, 2025
Amortization:	Interest Only for first 24 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$225,000	$134,588
Insurance:	$155,000	$22,000
Required Repairs:	$9,000	NAP
Approved Leasing Expenses:	$2,829,780	NAP
Replacement:	$0	$13,459
TI/LC:	$1,000,000	$78,064
Special Rollover Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$176
Balloon Balance / Sq. Ft.:	$155
Cut-off Date LTV:	68.6%
Balloon LTV:	60.2%
Underwritten NOI DSCR(2):	1.35x
Underwritten NCF DSCR(2):	1.21x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	9.4%

Property Information
Single Asset / Portfolio:	Portfolio of three properties
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	646,050
Property Management(3):	Various
Underwritten NOI:	$10,546,409
Underwritten NCF:	$9,448,124
Appraised Value:	$166,250,000
Appraisal Date:	May 2015

Historical NOI
Most Recent NOI:	$11,444,564 (T-12 March 31, 2015)
2014 NOI:	$11,253,379 (December 31, 2014)
2013 NOI:	$10,808,683 (December 31, 2013)
2012 NOI:	$10,948,787 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(4):	92.6% (July 1, 2015)
2014 Occupancy:	97.4% (December 31, 2014)
2013 Occupancy:	94.7% (December 31, 2013)
2012 Occupancy:	99.6% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.63x and 1.46x, respectively.
(3)	See “Property Management” herein.
(4)	A tenant at the Houston - 1433 West Loop South property is currently dark and counted as vacant, but is paying rent. The tenant’s lease expires in April 2017. Including this tenant, the Houston - 1433 West Loop South property is currently 99.6% occupied.

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Sacramento - 1325 J Street	Sacramento, CA	363,723	1989 / NAP	$69,668,570	$101,600,000	88.3%
San Diego - 8810 & 8808 Rio San Diego Drive	San Diego, CA	144,327	1988, 1998 / NAP	$25,302,860	$36,900,000	100.0%
Houston - 1433 West Loop South	Houston, TX	138,000	1972 / 2012	$19,028,570	$27,750,000	96.4%(2)
Total / Wtd. Avg.		646,050		$114,000,000	$166,250,000	92.6%
(1)	Based on a rent roll dated July 1, 2015.
(2)	A tenant at the Houston - 1433 West Loop South property is currently dark and counted as vacant, but is paying rent. The tenant’s lease expires in April 2017. Including this tenant, the Houston - 1433 West Loop South property is currently 99.6% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

The Loan. The Princeton GSA Portfolio loan (the “Princeton GSA Portfolio Loan”) is a $114.0 million fixed rate loan secured by the borrower’s fee simple interest in a 646,050 sq. ft. office portfolio located in Sacramento, California, Houston, Texas, and San Diego, California (the “Princeton GSA Portfolio”). The Princeton GSA Portfolio Loan has a 10-year term and requires interest only payments for the first two years of the loan and then amortizes on a 30-year schedule. The Princeton GSA Portfolio Loan accrues interest at a fixed rate equal to 5.5850% and has a cut-off date balance of $114.0 million. Proceeds of the Princeton GSA Portfolio Loan, along with approximately $5.6 million of sponsor equity, were used to retire existing debt of approximately $114.6 million, cover closing costs and fund reserves. Based on the appraised value of approximately $166.3 million, the cut-off date LTV is 68.6%. The most recent prior financing of the Princeton GSA Portfolio Loan was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$114,000,000	95.3%	Loan Payoff	$114,582,667	95.8%
Sponsor Equity	$5,632,385	4.7%	Reserves	$4,218,780	3.5%
			Closing Costs	$830,938	0.7%
Total Sources	$119,632,385	100.0%	Total Uses	$119,632,385	100.0%

The Borrowers / Sponsors. The borrowers, GSA Sacramento CA LLC (“Sacramento Borrower”), GSA San Diego CA LLC (“San Diego Borrower”), and GSA Houston TX LLC (“Houston Borrower”) are each single purpose Delaware limited liability companies structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrowers and the non-recourse carveout guarantors are Joseph Tabak, Elimelech Tabak and Marc Mendelsohn on a joint and several basis.

Joseph Tabak founded Princeton Holdings, LLC, a Manhattan-based real estate investment company that has been involved in numerous large transactions involving properties such as the Ritz Plaza, the McAlpin House and the Toy Building. Marc Mendelsohn and Elimelech Tabak are co-founders of The Bluestone Group, a private real estate investment firm.

The Properties. The Princeton GSA Portfolio consists of three office properties in three different major markets throughout the United States totaling 646,050 sq. ft. As of July 1, 2015, the Princeton GSA Portfolio was 92.6% occupied. Approximately 92.2% of the total net rentable area (“NRA”) is leased to the United States General Services Administration (“GSA”) or state government tenants on long term leases that limit rollover and provide stabilized cash flow over the term of the Princeton GSA Portfolio Loan. A summary of each property is below.

Sacramento - 1325 J Street (the “Sacramento Property”) is a Class A, 19-story, multi-tenant office building containing 363,723 sq. ft. located in the northwestern quadrant of the Sacramento, California central business district (“CBD”). The California State capital building is located four blocks south of the Sacramento Property and the Sacramento Convention Center is located directly across the street. As of July 1, 2015, the Sacramento Property was 88.3% occupied, 87.5% of which is occupied by GSA and California state government tenants. The improvements were constructed in 1989 and the GSA - United States Army Corps of Engineers (the “USACE”) has been in occupancy since 1990 (241,861 sq. ft., 37.4% of the Princeton GSA Portfolio NRA). The USACE renewed its lease in 2010 for an additional ten years and in 2011 expanded into an additional 14,371 sq. ft. (under a separate lease). The Sacramento Property contains 554 garage parking spaces, which equates to a parking ratio of 1.52 spaces per 1,000 sq. ft. of net rentable area. Parking is for tenants only and is viewed as an attractive feature because on-site parking is limited in the Sacramento CBD.

San Diego - 8810 & 8808 Rio San Diego Drive (the “San Diego Property”) consists of two office buildings containing a total of 144,327 sq. ft. of rentable area located in the “Mission Valley” area of San Diego, California. 8810 Rio San Diego Drive (the “8810 Building”) totals 131,986 sq. ft. and was constructed in 1998. 8808 Rio San Diego Drive (the “8808 Building”) totals 12,341 sq. ft. and was constructed in 1988. As of July 1, 2015, the San Diego Property was 100.0% leased to the GSA - Department of Veteran Affairs (the “VA”) pursuant to two leases. The VA lease for space in the 8810 Building (131,986 sq. ft.) was renewed in 2013 and extends through September 2024 with no termination options. The VA lease for space in the 8808 Building (12,341 sq. ft.) extends through October 2018 and the tenant has a termination option effective on or after October 9, 2015 with a 180 day notice. The San Diego Property has 481 parking spaces, which includes 45 spaces by easement with the adjacent property. This equates to 3.33 spaces per 1,000 sq. ft. of net rentable area.

Houston - 1433 West Loop South (the “Houston Property”) is a 138,000 sq. ft., seven-story office building located approximately nine miles west of the Houston CBD. The improvements were constructed in 1972, renovated in 2012 and are situated on a 1.48-acre site. As of July 1, 2015, the Houston Property was 96.4% occupied by two tenants; however, one tenant (Enterprise Bank; 4,443 sq. ft.; 3.2% of NRA; expiration April 30, 2017) is currently dark but paying rent. Including Enterprise Bank, occupancy at the Houston Property is 99.6%. The GSA-Drug Enforcement Agency (the “DEA”) leases 132,995 sq. ft. on the ground floor through the sixth floor pursuant to a lease that expires in May 2027. The DEA has an option to terminate its lease after May 31, 2022 with 180 days’ notice and has no renewal options. The Houston Property features 319 structured parking spaces and 8 open spaces, which equates 2.37 spaces per 1,000 sq. ft. of net rentable area. An additional 50 spaces are leased (for the DEA as per its lease agreement) from a garage adjacent to the Houston Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Environmental Matters. The Phase I environmental reports dated May 11, 2015 recommended no further action.

Tenant Summary
Tenant	Property	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
GSA - USACE	Sacramento	AAA/Aaa/AA+	241,861	37.4%	$28.19	42.0%	Various(2)
GSA - Department of Veteran Affairs	San Diego	AAA/Aaa/AA+	144,327	22.3%	$30.14	26.8%	Various(3)
GSA - Drug Enforcement Agency	Houston	AAA/Aaa/AA+	132,995	20.6%	$22.30	18.3%	5/31/2027(4)
State of CA - Department of Technology	Sacramento	A+/Aa3/A+	24,033	3.7%	$25.13	3.7%	9/30/2021(4)
State of CA - Governor’s Office of Business & Economic Development	Sacramento	A+/Aa3/A+	18,547	2.9%	$26.69	3.1%	6/30/2022(4)
State of CA - Mental Health Services	Sacramento	A+/Aa3/A+	11,796	1.8%	$26.13	1.9%	2/28/2022(4)
State of CA - Agriculture Labor Relations Board	Sacramento	A+/Aa3/A+	10,599	1.6%	$28.41	1.9%	4/30/2021(4)
State of CA - Social Services	Sacramento	A+/Aa3/A+	9,272	1.4%	$26.10	1.5%	2/28/2018(4)
Total Major Office Tenants			593,430	91.9%	$27.11	99.2%
Remaining Office Tenants			2,127	0.3%	$28.29	0.4%
Total Occupied Office Tenants			595,557	92.2%	$27.11	99.6%
Vacant Office			47,582	7.4%
Total Office			643,139	99.5%

Retail Tenants
7-Eleven, Inc.(5)	Sacramento	NR/Baa1/AA-	2,911	0.5%	$24.49	0.4%	9/30/2022
Total Retail			2,911	0.5%	$24.49	0.4%

Total			646,050	100.0%

(1)	Ratings are those of the United States federal government or State of California, as applicable.
(2)	GSA – USACE’s occupies two spaces at the Sacramento Property. The lease for 14,371 sq. ft. expires in November 2015, has eight, one-year extension options remaining under that lease and has a termination option on or any time after the first anniversary by giving 90 day notice. The lease for 227,490 sq. ft. expires in May 2020.
(3)	GSA – Department of Veteran Affairs occupies two spaces at the San Diego Property. 131,986 sq. ft. expires in September 2023 and has no termination options. 12,341 sq. ft. expires in October 2018 and the tenant has a termination option commencing October 9, 2015 with a 180 day notice.
(4)	GSA – Drug Enforcement Agency has a termination option commencing May 31, 2022 with a 180 day notice. State of CA – Department of Technology has a termination option commencing June 30, 2017 with 60 days notice. State of CA – Governor’s Office of Business & Economic Development has a termination option commencing June 30, 2018 with 60 days notice. State of CA – Mental Health Services has a termination option commencing February 28, 2018 with 30 days notice. State of CA – Agriculture Labor Relations Board has a termination option commencing April 30, 2017 with 30 days notice. State of CA – Social Services has a termination option exercisable at any time with at least 60 days notice.
(5)	7-Eleven, Inc. has two, five-year extension options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	1	14,371	2.2%	14,371	2.2%	$29.86	2.6%	2.6%
2016	0	0	0.0%	14,371	2.2%	$0.00	0.0%	2.6%
2017	1	2,127	0.3%	16,498	2.6%	$28.29	0.4%	3.0%
2018	2	21,613	3.3%	38,111	5.9%	$29.47	3.9%	6.9%
2019	0	0	0.0%	38,111	5.9%	$0.00	0.0%	6.9%
2020	1	227,490	35.2%	265,601	41.1%	$28.09	39.4%	46.3%
2021	2	34,632	5.4%	300,233	46.5%	$26.14	5.6%	51.9%
2022	3	33,254	5.1%	333,487	51.6%	$26.30	5.4%	57.3%
2023	1	131,986	20.4%	465,473	72.0%	$29.97	24.4%	81.7%
2024	0	0	0.0%	465,473	72.0%	$0.00	0.0%	81.7%
2025	0	0	0.0%	465,473	72.0%	$0.00	0.0%	81.7%
Thereafter	1	132,995	20.6%	598,468	92.6%	$22.30	18.3%	100.0%
Vacant	NAP	47,582	7.4%	646,050	100.0%	NAP	NAP
Total / Wtd. Avg.	12	646,050	100.0%			$27.10	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Major Tenants.

GSA – USACE (241,861 sq. ft.; 37.4% of NRA; 42.0% of U/W Base Rent) The United States Army Corps of Engineers is a US federal agency dedicated to providing public engineering services in times of peace and war to strengthen national security, energize the economy and reduce risks from disasters. The USACE has approximately 37,000 dedicated civilians and military personnel providing services to over 130 countries, making it one of the world’s largest public engineering, design, and management agencies. Notable responsibilities include the design, construction, and operation of locks and dams, flood control/protection systems, beach nourishment, and environmental regulation. In addition, the USACE is responsible for the design and construction management of military facilities for the Army, Air Force, and other Defense and Federal Agencies. The USACE has anchored the Sacramento Property since it was originally constructed in 1989, and occupies 227,490 sq. ft. on floors 8-12, 14, and with additional space on floors 1 and 15. USACE renewed its lease in 2009 for an additional ten years and fully occupies and utilizes its space. The USACE recently expanded and signed a 1-year lease for an additional 14,371 sq. ft. at the Sacramento Property in 2010. The lease is structured with eight, one-year renewal options remaining and USACE has executed a renewal every year since inception.

GSA – Department of Veteran Affairs (144,327 sq. ft.; 22.3% of NRA; 26.8% of U/W Base Rent) The United States Department of Veterans Affairs is the United States Government’s military veteran benefit system aimed at providing veterans with the world-class benefits and services they have earned. The VA employs approximately 280,000 people at hundreds of medical facilities, clinics, and offices across the country. The VA has occupied the larger 8810 building since it was built in 1998 and recently renewed its lease 2013 for an additional 10 years expiring in September 2023. The VA took occupancy in the smaller, adjacent 8808 building in 2008 with a ten year lease through October 2018. The space acts as the VA’s Mission Valley Clinic and Regional Benefit Office providing a variety of non-emergency services for regional veterans.

GSA – Drug Enforcement Agency (132,995 sq. ft.; 20.6% of NRA; 16.9% of U/W Base Rent) The Drug Enforcement Administration was established in 1973 under the US Department of Justice with the mission to enforce United States’ controlled substance laws and regulations. The DEA’s Houston Division has occupied nearly all of the Houston Property since 1997, with only a small portion of ground floor space leased to a regional bank. The space acts as one of only 21 DEA domestic field offices across the United States. The DEA’s lease expires in May 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

The Market.

Sacramento

The Sacramento Property is located in the northeast quadrant of downtown Sacramento, which is largely developed with high-rise offices catering to both state and private sector tenants. According to the appraisal market reports, as of the first quarter 2015, the downtown Sacramento submarket accounted for approximately 15.3% of the overall Sacramento office market’s inventory with 11.1 million sq. ft. Downtown office vacancy reached a peak in the fourth quarter 2012 and has been declining since. According to the appraiser’s first quarter 2015 Sacramento office report, the downtown submarket demonstrated a direct vacancy of 15.3%, positive net absorption of 40,577 sq. ft. with asking rents of approximately $26.28 PSF. annually across all property class types (A, B and C). Class A properties in the downtown submarket, which includes the Sacramento Property, reported by the appraiser based on market report data had a lower vacancy rate of 11.7% and higher average rental rate of $31.27 PSF. The appraiser reports that prior to the recession, vacancy for Class A buildings in the submarket was approximately 5.0%, but state and private sector cutbacks prior to fourth quarter 2010 caused the vacancy rate to increase above historically low levels.

San Diego

The San Diego Property is located on the northeast corner of Rio San Diego Drive and Qualcomm Way in San Diego County’s Mission Valley submarket. Mission Valley’s office market features a diversified tenant mix of regional headquarters, financial institutions, law firms, accounting firms and various financial services companies. According to appraiser’s first quarter 2015 San Diego office report, the Mission Valley submarket is the second largest submarket in San Diego County containing 112 properties totaling 6,483,181 sq. ft. across all property class types (A, B and C). As of the first quarter 2015, the Mission Valley submarket experienced a direct vacancy of 9.0% and positive net absorption of 90,497 sq. ft. Mission Valley has followed the overall market’s trend in declining vacancy rates and is one of the lowest among major office submarkets in the country. The overall average asking full service gross office rent was $26.88 PSF.

Houston

The Houston Property is located in the West Loop submarket in the western portion of the city of Houston, TX. The development surrounding the Houston Property consists primarily of single family residential and office properties. The appraiser relied on market reports for its market data. According to market reports as of the first quarter 2015, the West Loop submarket consisted of 23.5 million sq. ft. The San Diego Property is considered a Class B property by the appraiser’s standards. Per market reports, the overall and Class B average office rental rates for the submarket for first quarter 2015 were $32.95 PSF and $26.01 PSF, respectively. For the same period, the overall and Class B office vacancy for the submarket was 10.2% and 11.0%, respectively.

Historical and Current Occupancy.

Historical and Current Occupancy(1)
Property	2009	2010	2011	2012	2013	2014	Most Recent(2)
Sacramento - 1325 J Street	95.6%	94.7%	98.7%	99.5%	90.8%	95.6%	88.3%
San Diego - 8810 & 8808 Rio San Diego Drive	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Houston - 1433 West Loop South	99.6%	99.6%	99.6%	99.6%	99.6%	99.6%	96.4%(3)
Weighted Average	97.4%	96.9%	99.2%	99.6%	94.7%	97.4%	92.6%
(1)	Source: Borrower
(2)	Based on a rent roll dated July 1, 2015.
(3)	A tenant at the Houston - 1433 West Loop South property is currently dark and counted as vacant, but paying rent. The tenant’s lease expires in April 2017. Including this tenant, the Houston - 1433 West Loop South property is currently 99.6% occupied

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 3/31/2015	U/W	U/W PSF
Base Rent	$15,388,302	$15,441,434	$16,527,362	$16,696,763	$16,174,502	$25.04
Base Rent Steps	0	0	0	0	42,879	0.07
Vacant Gross Up	0	0	0	0	1,339,111	2.07
Gross Potential Rent	$15,388,302	$15,441,434	$16,527,362	$16,696,763	$17,556,492	$27.18
Total Recoveries	985,979	884,750	614,616	596,981	603,886	0.93
Other Income	600,513	427,076	390,142	395,891	343,398	0.53
Less: Vacancy(1)	0	0	0	0	(1,613,317)	(2.50)
Effective Gross Income	$16,974,794	$16,753,260	$17,532,120	$17,689,635	$16,890,460	$26.14
Total Operating Expenses	6,026,007	5,944,577	6,278,742	6,245,071	6,344,051	$9.82
Net Operating Income	$10,948,787	$10,808,683	$11,253,379	$11,444,564	$10,546,409	$16.32
TI/LC	0	0	0	0	936,773	$1.45
Capital Expenditures	0	0	0	0	161,513	$0.25
Net Cash Flow	$10,948,787	$10,808,683	$11,253,379	$11,444,564	$9,448,124	$14.62
(1)	UW Vacancy based on 9.2% of Gross Potential Rent.

Property Management. The Sacramento Property is managed by Colliers International Real Estate Management Services (CA), Inc. The San Diego Property and the Houston Property are managed by CBRE, Inc.

Lockbox / Cash Management. The Princeton GSA Portfolio Loan is structured with a hard lockbox and in place cash management.

A “Cash Trap Period” will occur (i) upon an event of default (until such time that the event of default is cured) or (ii) if the debt service coverage ratio falls below 1.30x (until such time that the debt service coverage ratio is at least 1.30x for two consecutive quarters).

A “Lease Sweep Period” will commence upon (i) 24 months prior to any Major Lease (defined below) expiration, (ii) the date required under a Major Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (iii) any Major Lease is surrendered, cancelled or terminated prior to its then current expiration date, (iv) any Major Tenant (defined below) discontinues greater than 10.0% of its business in aggregate at its premises (i.e., “goes dark”) or give notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a monetary default or material non-monetary default under any Major Tenant’s lease, or (vi) the occurrence of a Major Tenant insolvency proceeding.

A “Major Tenant” means any tenant under a “Major Lease.” A “Major Lease” refers to the following leases: (a) the GSA – Drug Enforcement Agency lease at the Houston Property; (b) the GSA – Department of Veteran Affairs lease at the San Diego Property with the 8810 Building; and (c) the GSA - USACE leases at the Sacramento Property.

During a Cash Trap Period, all excess cash flow (after payment of debt service, reserves and lender approved operating expenses) is held by the lender as additional cash collateral, and may be applied by lender to the debt during the continuance of an event of default.

During a Lease Sweep Period, all excess cash flow (after payment of debt service, reserves and lender approved operating expenses) is transferred to the leasing reserve to be held and applied for leasing expenses in connection with re-tenanting the space under the applicable Major Lease that triggered the subject Lease Sweep Period.

Initial Reserves. At loan closing, the borrower deposited (i) $225,000 into a tax reserve account, (ii) $155,000 into an insurance reserve account (iii) $2,829,780 into a tenant improvement obligation reserve account representing the total outstanding tenant improvements at the San Diego Property, (iv) $1,000,000 into a TI/LC reserve account and (v) $9,000 into a required immediate repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $134,588, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $22,000, into an insurance reserve account, (iii) $13,459 into a replacement reserve account and (iv) $78,064 into a TI/LC reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Releases. None.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Various	Collateral Asset Summary – Loan No. 2 Princeton GSA Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$114,000,000 68.6% 1.21x 9.3%

CARTIFACT
CANADA
Seattle
WASHINGTON
Portland
OREGON
Missoula
MONTANA
Billings
Boise
NORTH DAKOTA
Fargo
Bismarck
MINNESOTA
Minneapolis
SOUTH DAKOTA
Rapid City
Sioux Falls
Casper
WYOMING
IOWA
NEBRASKA
Omaha
Des Moines
Salt Lake City
Denver
Reno
NEVADA
UTAH
COLORADO
Kansas City
KANSAS
San Francisco
1
Sacramento
Wichita
San Jose
CALIFORNIA
St George
Las Vegas
OKLAHOMA
Flagstaff
Albuquerque
Okalahoma City
ARIZONA
NEW MEXICO
Los Angeles
Phoenix
2
San Diego
Tucson
Las Cruces
Fort Worth
Dallas
TEXAS
Austin
San Antonio
3
Houston
Pacific Ocean
MEXICO
Gulf of Mexico

Princeton GSA Portfolio

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Sacramento - 1325 J Street	1325 J Street	Sacramento	CA	95814
2	San Diego - 8810-8808 Rio San Diego Drive	8808-8810 Rio San Diego Drive	San Diego	CA	92108
3	Houston - 1433 West Loop South	1433 West Loop South	Houston	TX	77027

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

(THIS PAGE INTENTIONALLY LEFT BLANK)

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Zero Duval Street Key West, FL 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Zero Duval Street Key West, FL 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Patrick Colee
Borrower:	Seaboard Associates Limited Partnership
Original Balance:	$75,000,000
Cut-off Date Balance:	$75,000,000
% by Initial UPB:	5.1%
Interest Rate:	4.0350%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest only for first 24 months; 336 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$175,512	$26,593
Insurance:	$91,944	$57,465
FF&E:	$0	At least 1/12 of 4.0% of prior year’s gross income

Financial Information
Cut-off Date Balance / Room:	$750,000
Balloon Balance / Room:	$617,341
Cut-off Date LTV:	60.5%
Balloon LTV:	49.8%
Underwritten NOI DSCR(2):	2.08x
Underwritten NCF DSCR(2):	1.85x
Underwritten NOI Debt Yield:	12.4%
Underwritten NCF Debt Yield:	11.0%
Underwritten Balloon NOI Debt Yield:	15.0%
Underwritten Balloon NCF Debt Yield:	13.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple/Leasehold
Location:	Key West, FL
Year Built / Renovated:	1983 / 2006, 2013-2014
Total Rooms:	100
Property Management:	Noble House Ocean Key, Ltd.
Underwritten NOI:	$9,285,830
Underwritten NCF:	$8,257,233
Appraised Value:	$124,000,000
Appraisal Date:	February 1, 2015

Historical NOI
Most Recent NOI:	$9,498,664 (T-12 January 31, 2015)
2013 NOI:	$7,835,000 (December 31, 2013)
2012 NOI:	$6,872,167 (December 31, 2012)
2011 NOI:	$6,290,984 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	88.3% (January 31, 2015)
2013 Occupancy:	90.8% (December 31, 2013)
2012 Occupancy:	87.3% (December 31, 2012)
2011 Occupancy:	84.4% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.03x and 2.69x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

Historical Occupancy, ADR, RevPAR(1)
	Ocean Key Resort and Spa Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	84.4%	$348.10	$293.89	84.8%	$305.21	$258.96	99.5%	114.0%	113.5%
2012	87.3%	$373.54	$325.93	87.2%	$318.83	$278.10	100.0%	117.2%	117.2%
2013	90.8%	$396.45	$359.95	90.5%	$338.59	$306.39	100.3%	117.1%	117.5%
2014	88.3%	$445.91	$396.70	90.3%	$356.54	$324.10	97.8%	125.1%	122.4%
T-12 April 2015	88.9%	$454.47	$403.91	90.9%	$369.24	$335.58	97.8%	123.1%	120.4%
(1)	Source: Hospitality research report.

Historical Occupancy, ADR, RevPAR – Ocean Key Resort and Spa Property(1)
Year	2007	2008	2009	2010	2011	2012	2013	2014	T-12 April 2015
Occupancy	80.7%	80.2%	80.9%	83.3%	84.4%	87.3%	90.8%	88.3%	88.9%
ADR	$326.44	$338.58	$307.08	$308.95	$348.10	$373.54	$396.45	$445.91	$454.47
RevPAR	$263.46	$271.40	$248.52	$257.47	$293.89	$325.93	$359.95	$396.70	$403.91
(1)	Source: Hospitality research report.

The Loan. The Ocean Key Resort and Spa loan (the “Ocean Key Resort and Spa Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interest in a 100-room, full service hotel located at Zero Duval Street in Key West, Florida (the “Ocean Key Resort and Spa Property”) with an original principal balance of $75.0 million. The Ocean Key Resort and Spa Loan has a 10-year term and amortizes on a 28-year schedule after an initial interest only period of 24 months. The Ocean Key Resort and Spa Loan accrues interest at a fixed rate equal to 4.0350% per annum and has a cut-off date balance of $75.0 million. Loan proceeds were used to refinance existing debt of approximately $61.0 million, fund upfront reserves of $267,456, pay closing costs of approximately $1.3 million, and return equity to the sponsors of approximately $12.5 million. The return of equity will be entirely used to partially retire an existing preferred equity investment held by an entity controlled by DLJ Real Estate Capital Partners III. The most recent prior financing of the Ocean Key Resort and Spa Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$75,000,000	100.0%	Loan Payoff	$60,972,336	81.3%
			Reserves	$267,456	0.4%
			Closing Costs	$1,257,043	1.7%
			Return of Equity(1)	$12,503,164	16.7%
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The return of equity will be used in its entirety to partially retire an existing preferred equity investment held by an entity controlled by DLJ Real Estate Capital Partners III.

The Borrower / Sponsor.    The borrower, Seaboard Associates Limited Partnership, is a single purpose Washington limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor and the nonrecourse carve-out guarantor is Patrick Colee.

Patrick Colee is the owner, founder, and Chairman of the Board of Noble House with over 35 years of experience in the hospitality industry. In 1976, Mr. Colee co-founded Pacific Seaboard Group in Seattle, Washington, developing over one million square feet of office and hotel space. Noble House was originally founded by Patrick Colee in the late 1970’s as Westgroup Partners, and purchased its first hotel property in 1981. As a privately held, fully integrated hotel ownership and management company, Noble House currently manages a portfolio of 16 hotels totaling 2,718 rooms. In Florida, the firm manages four hotels totaling 475 rooms, of which three were ranked in the “Top Resorts in Florida” (#2, #8, and #10) in 2014 according to Condé Nast Traveler’s Reader’s Choice Awards.

The Property. The Ocean Key Resort and Spa Property is a 100-room, full service hotel located in Key West, Florida. The AAA Four Diamond rated hotel was constructed in 1983 and consists of two, five-story guestroom buildings totaling 119,816 sq. ft. The guestrooms, 81 of which are suites ranging from 600 to 1,200 sq. ft., contain private balconies, island-style art, hand-painted furniture, 42” plasma televisions, pedestal sinks and whirlpool bathtubs. Nineteen of the guestrooms have kitchenettes equipped with full-size refrigerators, stoves, microwaves, dishwashers and cabinets. The Ocean Key Resort and Spa Property includes indoor and outdoor meeting space totaling 870 sq. ft. and 7,800 sq. ft., respectively, as well as two restaurants, the Sunset Pier Restaurant and the Hot Tin Roof Restaurant and a poolside bar, Liquid. The Hot Tin Roof Restaurant features sunset views over the ocean and the Sunset Pier Restaurant is situated on a pier directly off of Mallory Square, which is also available for weddings and private functions. Additional amenities include wedding and banquet facilities, an ocean side pool area, a pier, a boutique, and a six-slip commercial docking facility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

The sponsor has maintained the Ocean Key Resort and Spa Property on an ongoing basis. Capital expenditures since 2001 total over $16.4 million ($164,095 per room), approximately $6.8 million ($68,231 per room) of which have been used to upgrade guestrooms. The guestroom upgrades have been continuous, with the largest annual expenditures being $2.2 million in 2007 and $735,000 in 2014.

The Ocean Key Resort and Spa Property has won numerous awards, including: Condé Nast Traveler’s “Gold List” in 2012, 2013 and 2014; Travel + Leisure’s World’s Best Hotels list in 2013 and 2014; U.S. News & World Report’s “2012 Best Hotel Awards”; Wedding Wire’s Couple’s Choice Award, 2014; and Trip Advisor’s “Certificate of Excellence, 2014.” The Hot Tin Roof Restaurant has received both the Zagat and AAA’s Four Diamond Award for excellence. SpaTerre, the Ocean Key Resort and Spa Property’s spa, was awarded the Top Spas Award by Condé Nast in 2012 and 2013, and rated by Travelers as the 24th ranked spa in the mainland United States in 2012.

Key West can be generally divided into two areas based on character and type of development: Old Town and New Town. The Old Town area of Key West encompasses the Key West Historic District and includes the major tourist destinations on the island, including Mallory Square, Duval Street, Truman Annex, and Fort Zachary Taylor. New Town, situated on the eastern side of the island, generally caters to the full-time residents of the island with construction typical of South Florida homes.

The Ocean Key Resort and Spa Property is located at the north end of Duval Street, directly on the water front, in the heart of Old Town Key West. Duval Street, the primary commercial roadway in Key West, is a two-lane road lined with numerous bars, restaurants, museums, galleries, and retail shops. Running from the Gulf of Mexico to the Atlantic Ocean, Duval Street is a little over a mile long and is home to over 18 historic buildings and was designated as a “Great Street” in 2012 by the American Planning Association. Mallory Square, located adjacent to the Ocean Key Resort and Spa Property on the northern end of Duval Street, is the center of Key West’s waterfront and hosts the Sunset Celebration. This daily festival fills the square with artisans, food vendors, and performers and attracts hundreds of tourists every evening. The Mallory Square Pier also moors cruise ships that make calls on the Port of Key West adjacent to the Ocean Key Resort and Spa Property and Sunset Pier.

Timeshare Units. The Ocean Key Resort and Spa Property has been subject to a Declaration of Condominium Agreement with Reflections of Key West Condominium Association since June 1984, as the rooms were initially owned as timeshare units. The sponsor has purchased timeshare units back on an ongoing basis and there are currently 1,386 room nights (3.8% of total hotel room nights available) of timeshare units remaining according to the appraisal. The borrower has a right of first refusal with regard to all future sales of any of the timeshare units. All timeshare unit owners pay a maintenance fee to the sponsor. The borrower affiliated property manager operates all unit owners’ unused time and shares 28% of the rental income with the timeshare owners.

Environmental Matters. The Phase I environmental report dated February 10, 2015 recommended no further action at the Ocean Key Resort and Spa Property.

The Market. The Ocean Key Resort and Spa Property is located in Key West, Monroe County, Florida, which is the southernmost island in the Florida Keys. Key West, the last island in the chain, is situated at the end of U.S. Highway 1 and is the southernmost city in the United States. The 4.2 square mile wide island is located approximately 160 miles southwest of Miami and 90 miles north of Cuba. Key West features year-round warm climates combined with a unique lifestyle, historic architecture, beaches, access to coral reefs and natural attractions. Along with beaches and water sport activities, the Florida Keys feature numerous parks, restaurants, bars, and boutique shops, historic sites and museums, and year-round festivals. According to a market research report, approximately 3.1 million overnight visitors and 581,000 day trippers visited the Florida Keys in 2013. Since 2009, the number of overnight visitors has increased at an average annual rate of 10.3% while the number of day visitors has increased at an average annual rate of 9.6%.

According to a market research report, the Florida Keys ranks in the top five markets in the United States in terms of occupancy, room rate growth and ADR. An expanded competitive set made up of hotels in the Florida Keys that contain a minimum of 43 rooms and an ADR above $150 resulted in a count of 42 hotels in the Florida Keys and 21 hotels in Key West. During the recession of 2007 to 2009, this expanded competitive set displayed relatively small RevPAR declines of 1.3% from 2007 to 2008, and 7.2% from 2008 to 2009. However, from 2009 to 2014 the expanded competitive set realized average annual RevPAR increases of 7.0%.

According to the appraisal, Monroe County has enacted a development moratorium that minimizes the potential for new supply. The moratorium restricts new transient residential units, such as hotel or motel rooms, campground spaces, or spaces for parking a recreational vehicle or travel trailer. As long as the moratorium is in effect any new supply must replace existing transient residential units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

The Ocean Key Resort and Spa Property is located 4.0 miles west from Key West International Airport, which services 450,000 passengers annually. The airport completed a $31.6 million construction and renovation project, which added a new 30,000 sq. ft. terminal building that more than doubled the size of the original airport. Delta, US Airways, American Eagle and Silver Airways schedule regular service to the Key West International Airport. The Port of Key West, located adjacent to the Ocean Key Resort and Spa Property, has three docking facilities: Mallory Square Dock, Pier B and the Navy Mole. Cruise ships arrive and dock at all three piers. In 2014, 796,960 passengers arrived by 336 cruise ships, compared to 765,132 passengers by 311 cruise ships in 2013. The number of passengers and number of cruise ships visiting Key West increased from 2013 to 2014 by 4.2% and 8.0%, respectively.

The subsequent chart presents the primary competitors to the Ocean Key Resort and Spa Property:

Primary Competitive Set(1)
Property	# of Rooms	Year Opened	Meeting Space (Sq. Ft.)	2014 Occupancy	2014 ADR	2014 RevPAR
Ocean Key Resort and Spa Property	100	1983	8,670(2)	90.8%	$436.88	$396.70
Westin Resort	178	1997	0	88.0%	$341.00	$300.08
Pier House Resort	142	1967	4,600	87.0%	$386.00	$334.08
Parrot Key Resort	146	2008	0	96.0%	$274.00	$263.04
Hyatt Resort	118	1988	2,400	96.0%	$372.00	$357.86
Waldorf Astoria The Reach Resort	150	1985	4,800	87.0%	$322.00	$280.14
Marriott Beachside Hotel	216	2007	8,200	87.0%	$299.00	$260.13
Waldorf Astoria Casa Marina Resort	311	1920/1977	11,400	89.0%	$356.00	$316.84
Total / Wtd. Avg.	1,361		40,070	89.6%	$342.91	$307.05
(1)	Source: Appraisal
(2)	Includes 870 sq. ft. of indoor meeting space and 7,800 sq. ft. of outdoor meeting space.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 1/31/2015	U/W	U/W per Room
Occupancy	84.4%	87.3%	90.8%	88.3%	88.3%
ADR	$348.10	$373.54	$396.45	$454.02	$454.02
RevPAR	$293.89	$325.93	$359.95	$401.07	$401.07

Room Revenue	$10,727,000	$11,929,000	$13,138,000	$14,638,922	$14,638,922	$146,389
F&B Revenue	6,860,000	7,564,000	8,601,000	9,213,377	9,213,377	92,134
Other Revenue	1,539,955	1,508,673	1,740,000	1,935,755	1,935,755	19,358
Total Revenue	$19,126,955	$21,001,673	$23,479,000	$25,788,054	$25,788,054	$257,881
Operating Expenses	8,118,971	9,068,506	10,253,000	10,900,418	10,900,418	109,004
Undistributed Expenses	3,734,000	4,088,000	4,335,000	4,295,484	4,297,588	42,976
Gross Operating Profit	$7,273,984	$7,845,167	$8,891,000	$10,592,152	$10,590,048	$105,900
Total Fixed Charges	983,000	973,000	1,056,000	1,093,488	1,304,217	13,042
Net Operating Income	$6,290,984	$6,872,167	$7,835,000	$9,498,664	$9,285,830	$92,858
FF&E	762,000	840,000	938,000	1,028,597	1,028,597	10,286
Net Cash Flow	$5,528,984	$6,032,167	$6,897,000	$8,470,067	$8,257,233	$82,572

Property Management.    The Ocean Key Resort and Spa Property is managed by Noble House Ocean Key, Ltd., a borrower affiliate.

Lockbox / Cash Management.    The Ocean Key Resort and Spa Loan is structured with a springing hard lockbox and springing cash management. The borrower may continue to collect all rents and will not be required to deposit the rents into a clearing account until a Cash Management Trigger Event (as defined herein) has occurred. Upon the occurrence of the Cash Management Trigger Event, the borrower will send direction letters to all non-residential tenants and credit card companies or clearing banks with which the manager has entered into merchant’s agreements, instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

All excess cash flow will be deposited into the excess cash flow account and held as additional security for the loan until the Cash Management Trigger Event is cured. If the Cash Management Trigger Event was caused by the occurrence of (iv) or (v) as defined below, the excess cash flow will be deposited into an account designated by the borrower.

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor, manager or sponsor, (iii) the debt service coverage ratio based on the trailing 12 month period falling below 1.15x, or (iv) the misappropriation of rents by the borrower, guarantor, sponsor or manager or any director or officer of the borrower, guarantor or property manager. A Cash Management Event Trigger will be cured, (a) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (b) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the borrower, guarantor or sponsor and 120 days for the manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or manager’s monetary obligations, and (c) with respect to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.15x for two consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $175,512 into a tax reserve account and (ii) $91,944 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $26,593, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $57,465, into an insurance reserve account, and (iii) the sum of (a) the greater of (x) 1/12 of 4.0% of the previous year’s gross income from operations and (y) the aggregate amount required under the management and franchise agreement and (b) the aggregate amount required to be reserved by the borrower under each property improvement plan (if any) into a monthly FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Submerged Land Lease.    The Ocean Key Resort and Spa Property is partially subject to an aquatic lease (submerged land lease) with the State of Florida (“Lessor”), which was recently extended for a 10-year term through September 14, 2024. The property subject to the aquatic lease includes a parcel of submerged land containing approximately 31,567 sq. ft. to be used as follows, in conjunction with an upland commercial hotel and restaurant:

–	Operate a six-slip commercial docking facility with up to 3,000 sq. ft. of variable floating blocks to be used only within the designated 8,879 sq. ft., on which to moor and access vessels including up to a 12 person watercraft; and
–	Utilize a pier, at which no mooring of any vessels is allowed, for a non-water dependent dining area.

The base rental amount comprises an annual fee of $5,254.93, a 10% annual extended term fee of $525.50, a sales tax, and a supplemental payment equivalent to 6% of wet slip rental revenue in excess of the base rental amount. Further, after the conclusion of all events (weddings, receptions, etc.), the lessee must provide a check to the Florida Department of Environmental Protection in the amount of 10% of the gross revenue generated by such event.

The lessee has subsequently executed two subleases with Old Town Tours, Inc. for the company to lease five of the six total dockage spaces. The two sublease terms expire September 15, 2017 and the total rental payment is $14,000 per month.

Preferred Equity. Noble Ocean Edge LLC holds a preferred equity interest in the direct parent company of the borrower in the amount of $4.6 million. In addition, RECP III Noble Investors, LLC and RECP III Noble Co-Investors A, LLC (the “RECP Investors”, and together with Noble Ocean Edge LLC, the “Preferred Investors”) hold a preferred equity interest in the indirect parent company of the borrower in the amount of $45.5 million, which is secured by the equity interests in three properties, one of which is the Ocean Key Resort and Spa Property. The Preferred Investors are entitled to an 8.0% return, subject to increase following certain events of default. The borrower’s direct parent company is required to redeem the interests of the RECP Investors by no later than August 1, 2016, which date has been extended a total of two times. Failure to redeem the interests will result in a change in ownership of the direct parent company (and indirectly the borrower) from the mortgage loan sponsor to RECP III Noble Investors, LLC; however, the RECP Investors have no other cure rights.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Zero Duval Street Key West, Florida 33040	Collateral Asset Summary – Loan No. 3 Ocean Key Resort and Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 60.5% 1.85x 12.4%

Ocean Key Resort and Spa
Zero Duval Street
Key West, FL 33040
WISTERIA ISLAND
SUNSET KEY
Sunset Key Ferry
GEORGIA
Tallahassee
Jacksonville
Daytona Beach
Atlantic Ocean
Orlando
Tampa
Palm Bay
St Petersburg
FLORIDA
Port St Lucie
Gulf of Mexico
Fort Myers
Naples
Miami
Key West
Mallory Square
Key West Aquarium
Historic Key West Walking Tours
Key West Shipwreck Museum
Sloppy Joe's
HISTORIC SEAPORT
Fogarty's
Trails of Margaritaville
EATON ST
NAVAL AIR STATION PEARY ANNEX
WHITE ST
Key West Museum of Art & History
Audubon House
Heritage House Museum and Robert Frost Cottage
Red Barn Theatre
Monroe County May Hill Russell Library
SOUTHARD ST
ANGELA ST
Key West Jet Ski
Oldest House & Garden Museum
Nancy Forrester's Secret Garden
Key West Cemetery
Harry S Truman Little White House
The Original Ghost Tours
Jimmy Buffet's Margaritaville
OLIVIA ST
Fast Buck Freddie's
CASA MARINA
Key West City Hall
KEY WEST
TRUMAN ANNEX
DUVAL ST
OLD TOWN
WHITEHEAD ST
TRUMAN AVE
USS Mohawk
Pirates in Paradise Festival
DUVAL STREET SHOPPING CORRIDOR
Saint Mary Star of the Sea Catholic Church
Cruise Ship Port
BAHAMA VILLAGE
Ernest Hemmingway Home
SIMONTON ST
CATHERINE ST
DUVAL STREET
Key West Lighthouse
UNITED ST
Gingerbread Square Gallery
UPPER DUVAL
SOUTH ST
Fort Zachary Taylor Visitor Center
Allan S Maltz Gallery
Fort Zachary Taylor Historic State Park
Barefoot Billy's
Key West Butterfly & Nature Conservatory
NAVAL AIR STATION TRUMAN ANNEX
Southernmost Point of Continental USA
FORT ST
South Beach
Dog Beach
Gulf of Mexico
MAP © 2015 CARTIFACT · DATA © OSM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

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45

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Mortgage Loan Information
Loan Seller:	BNYM
Loan Purpose:	Acquisition
Sponsor:	Howard L. Michaels
Borrower:	Harmon Meadow Owner LLC
Original Balance:	$48,875,000
Cut-off Date Balance:	$48,875,000
% by Initial UPB:	3.3%
Interest Rate:	4.7000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2020
Amortization:	Interest Only
Additional Debt(1)(2):	$6,750,000 Mezzanine Debt; Future Preferred Equity Permitted
Call Protection:	L(27), D(29), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$503,524	$83,921
Insurance:	$11,237	$11,237
Replacement:	$2,742	$2,742
TI/LC:	$418,144	$9,141
Environmental Remediation:	$65,000	NAP
Lease Sweep Reserve:	$0	Springing
Required Repairs:	$5,813	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.	$223	$254
Balloon Balance / Sq. Ft.:	$223	$254
Cut-off Date LTV:	74.6%	84.9%
Balloon LTV:	74.6%	84.9%
Underwritten NOI DSCR(4):	1.96x	1.50x
Underwritten NCF DSCR(4):	1.90x	1.45x
Underwritten NOI Debt Yield:	9.3%	8.2%
Underwritten NCF Debt Yield:	9.1%	8.0%
Underwritten NOI Debt Yield at Balloon:	9.3%	8.2%
Underwritten NCF Debt Yield at Balloon:	9.1%	8.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use-Retail / Office
Collateral:	Fee Simple
Location:	Secaucus, NJ
Year Built / Renovated:	1981, 2009 / NAP
Total Sq. Ft.:	219,383
Property Management:	Cushman & Wakefield of New Jersey, Inc.
Underwritten NOI:	$4,567,487
Underwritten NCF:	$4,424,888
Appraised Value:	$65,500,000
Appraisal Date:	December 12, 2014

Historical NOI
2014 NOI:	$4,443,517 (December 31, 2014)
2013 NOI:	$4,276,917 (December 31, 2013)
2012 NOI:	$4,025,155 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.6% (April 22, 2015)
2014 Occupancy:	97.3% (December 31, 2014)
2013 Occupancy:	98.6% (December 31, 2013)
2012 Occupancy:	94.7% (December 31, 2012)
(1)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(2)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Mortgage Loan and Total Debt Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a hypothetical 30-year amortization schedule, the Mortgage Loan Underwritten NOI DSCR and Underwritten NCF DSCR are 1.49x and 1.45x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)

Anchor Tenants
Kerasotes Showplace Theatres(3)	NR/NR/NR	59,110	26.9%	10/31/2029	$22.00	$7,720	$551,428	21.6%
Subtotal / Wtd. Avg.		59,110	26.9%		$22.00

Office Tenants
Ernst & Young U.S. LLP	NR/NR/NR	27,820	12.7%	1/31/2023	$30.00	NAP	NAP	NAP
Other Office		27,296	12.4%		$22.69
Subtotal / Wtd. Avg.		55,116	25.1%		$26.38

Retail Tenants
GMRI, Inc. (dba Red Lobster)	NR/NR/NR	11,111	5.1%	1/31/2020	$26.00	$5,846	$526	6.8%
700 Tokyo, Inc.	NR/NR/NR	10,325	4.7%	1/31/2021	$15.50	NAV	NAV	NAV
Pier 1 Imports (U.S.), Inc.	NR/NR/NR	9,449	4.3%	2/28/2019	$29.15	$1,738	$184	21.4%
Secaucus Restaurant, LLC (dba Houlihan’s)	NR/NR/NR	8,324	3.8%	7/31/2029	$52.13	$4,225	$508	12.3%
Brinker New Jersey, Inc. (dba Chili’s Grill & Bar)	BBB-/Ba2/BBB-	7,527	3.4%	4/30/2021	$31.36	$3,101	$412	10.0%
Cheeseburger of Secaucus, LLC (dba Cheeseburger in Paradise)	NR/NR/NR	6,439	2.9%	12/31/2019	$19.36	$3,053	$474	6.2%
Major Tenants Subtotal / Wtd. Avg.		53,175	24.2%		$28.57	$17,964	$419	10.0%

In-line Tenants (<10,000 sq. ft.)		44,628	20.3%		$30.47	$7,143	$410	10.5%
Total Occupied Collateral		212,029	96.6%		$26.57
Vacant		7,354	3.4%
Total Collateral		219,383	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of December 2014 and only include tenants reporting sales (54.4% of NRA). Kerasotes Showplace Theatres, GMRI, Inc. (dba Red Lobster), Secaucus Restaurant, LLC (dba Houlihan’s) and Cheeseburger of Secaucus, LLC (dba Cheeseburger in Paradise) sales are through January 2015.
(3)	Kerasotes Showplace Theatres sales PSF are shown on a per-screen basis (the theatre has 14-screens).

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	4,820	2.2%	4,820	2.2%	$20.34	1.7%	1.7%
2015	3	4,401	2.0%	9,221	4.2%	$18.14	1.4%	3.2%
2016	11	22,036	10.0%	31,257	14.2%	$29.52	11.5%	14.7%
2017	7	9,154	4.2%	40,411	18.4%	$25.73	4.2%	18.9%
2018	3	9,295	4.2%	49,706	22.7%	$16.28	2.7%	21.6%
2019	9	27,118	12.4%	76,824	35.0%	$32.64	15.7%	37.3%
2020	3	14,609	6.7%	91,433	41.7%	$24.62	6.4%	43.7%
2021	2	17,852	8.1%	109,285	49.8%	$22.19	7.0%	50.7%
2022	1	892	0.4%	110,177	50.2%	$70.00	1.1%	51.8%
2023	1	27,820	12.7%	137,997	62.9%	$30.00	14.8%	66.6%
2024	2	4,849	2.2%	142,846	65.1%	$30.07	2.6%	69.2%
2025	0	0	0.0%	142,846	65.1%	$0.00	0.0%	69.2%
Thereafter	3	69,183	31.5%	212,029	96.6%	$25.07	30.8%	100.0%
Vacant	NAP	7,354	3.4%	219,383	100.0%	NAP	NAP
Total / Wtd. Avg.	50	219,383	100.0%			$26.57	100.0%
(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

The Loan. The Plaza at Harmon Meadow loan (“The Plaza at Harmon Meadow Loan”) is a $48.875 million fixed rate interest-only loan secured by the borrower’s fee simple interest in a 219,383 sq. ft. mixed-use retail and office complex located at 650 & 700 Plaza Drive, Secaucus, New Jersey (“The Plaza at Harmon Meadow Property”). The Plaza at Harmon Meadow Loan has a 5-year term and accrues interest at a fixed rate equal to 4.7000%. Loan proceeds, along with the proceeds of a $6.75 million mezzanine loan and approximately $10.5 million of equity from the sponsor, were used to acquire The Plaza at Harmon Meadow Property for $64.0 million, fund reserves of approximately $1 million and pay closing costs of approximately $1.0 million. Based on the appraised value of $65.5 million as of December 12, 2014, the cut-off date LTV is 74.6%. The most recent prior financing of The Plaza at Harmon Meadow Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$48,875,000	73.9%	Purchase Price	$64,000,000	96.8%
Mezzanine Loan	$6,750,000	10.2%	Reserves	$1,006,459	1.5%
Equity	$10,481,453	15.9%	Closing Costs	$1,099,994	1.7%
Total Sources	$66,106,453	100.0%	Total Uses	$66,106,453	100.0%

The Borrower / Sponsor.    The borrower, Harmon Meadow Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Howard L. Michaels.

Howard L. Michaels is the owner and chairman of the Carlton Group. Since 1990, Mr. Michaels has been involved in the marketing, sale and financing of almost $100 billion of commercial and residential assets through the Carlton Group and its related entities. In addition to his responsibilities as chairman, Mr. Michaels directs the Carlton Group’s loan sales and debt and equity placement activities. In this capacity, he has arranged capital for such notable transactions as the General Motors Building, Manhattan House, 666 Fifth Avenue and the Starrett-Lehigh Building in New York, among numerous others.

The Property. Originally built in 1981 by the seller, Hartz Mountain, The Plaza at Harmon Meadow Property consists of 219,383 sq. ft. and is leased to a mix of retail (78% of revenue) and office (22% of revenue) tenants including a 14-screen Kerasotes Showplace Theatres (built in 2009 as its own standalone building) which generates approximately $551,428/screen in sales ($7.7 million gross). The Plaza at Harmon Meadow Property is located on at the intersection of Route 3 and the NJ Turnpike (I-95), within 4 miles of the Meadowlands Stadium and within 5 miles of Manhattan. Other notable tenants include Ernst & Young U.S. LLP, GMRI, Inc. (dba Red Lobster), Pier 1 Imports (U.S.), Inc., Secaucus Restaurant, LLC (dba Houlihan’s), Brinker New Jersey (dba Chili’s Grill & Bar), Chipotle Mexican Grill of Colorado, LLC, and Starbucks Corporation. Excluding the theatre, reported tenant sales at The Plaza at Harmon Meadow Property are $417 PSF with a weighted average occupancy cost of 10.1%.

As of April 22, 2015, The Plaza at Harmon Meadow Property is 96.6% leased to 49 different tenants with staggered lease maturities such that, over the next decade, no single year experiences more than 12.7% rollover. In addition, over The Plaza at Harmon Meadow Loan term, no single-year experiences more than 12.4% rollover. The Plaza at Harmon Meadow Property is part of a larger Harmon Meadow/Mill Creek development which comprises over 3.0 million sq. ft. of retail, office and convention/entertainment space, as well as eight hotels totaling 1,200 keys that serve the surrounding area, including a newly built Residence Inn adjacent to the subject collateral.

Historical Sales PSF(1)
	2010	2011	2012	2013	2014	Occupancy Cost
Anchor Tenant
Kerasotes Showplace Theatres(2)	$484,510	$536,460	$574,962	$604,667	$551,428	21.6%

Power Center Tenants
GMRI, Inc. (dba Red Lobster)	$465	$526	$533	$521	$526	6.8%
Pier 1 Imports (U.S.), Inc.	$152	$176	$198	$203	$184	21.4%
Secaucus Restaurant, LLC (dba Houlihan’s)	$556	$574	$560	$536	$508	12.3%
Brinker New Jersey, Inc. (dba Chili’s Grill & Bar)	$426	$425	$456	$440	$412	10.0%
Cheeseburger of Secaucus, LLC (dba Cheeseburger in Paradise)	$466	$523	$535	$500	$474	6.2%
Power Center Wtd. Avg.	$407	$440	$451	$436	$419	10.0%
In-line Tenants (<10,000 sq. ft.) (3)	$313	$346	$366	$386	$410	10.5%
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Kerasotes Showplace Theatres’ sales are calculated on a per screen basis. Kerasotes Showplace Theatres has 14 screens.
(3)	Sales figures for In-line Tenants (<10,000 sq. ft.) represent the returning tenants who report sales (7.9% of NRA).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Environmental Matters. The Phase I environmental report dated October 14, 2014 determined that the on-site dry cleaner operations are considered a recognized environmental condition and recommended a subsurface investigation to determine whether the operations had impacted the soil or groundwater at The Plaza at Harmon Meadow Property. For further information regarding environmental matters at The Plaza at Harmon Meadow Property, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the free writing prospectus.

The Market.     The Plaza at Harmon Meadow Property is located at the intersection of Route 3 and the NJ Turnpike (within 4 miles of the Meadowlands and within 5 miles from Manhattan) in Secaucus, New Jersey and is part of the Northern New Jersey retail submarket and, more specifically, the Hudson retail submarket. The overall Northern New Jersey retail submarket consists of 21.6 million sq. ft. of supply, with a vacancy rate of 5.5% and average asking rent of $28.37 PSF. The population within a 3-mile radius of The Plaza at Harmon Meadow Property is 308,295 with an average household income of $81,979.

According to the 2010 census, New Jersey has the highest population density in the U.S., which is 13 times the national average, and the highest urban population in the US, with approximately 90% of people living in an urban area. Within a three mile radius there are approximately 119,975 households with an average house hold income of $81,979.

The chart below summarizes The Plaza at Harmon Meadow Property’s competitive set.

Competitive Set(1)

Building	Size (Sq. Ft.)	Sale Price/Sq. Ft.	% Occupied	Year Built	Cap Rate
The Plaza at Harmon Meadow Property	219,383(2)	$293.25	96.6%(2)	1981, 2009
Village at Cambridge Crossing	127,993	$328.14	92.0%	1999	6.62%
Big Y Plaza	89,152	$386.98	100.0%	2007	6.40%
Riverfront Plaza	141,026	$338.84	100.0%	1998	6.25%
Village Shopping Center	110,000	$316.82	85.0%	1965	5.75%
(1)	Source: Appraisal.
(2)	Occupancy and size based on underwritten rent roll for The Plaza at Harmon Meadow Property dated April 22, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$5,092,476	$5,215,626	$5,366,785	$5,408,916	$5,638,986	$25.70
Value of Vacant Space	0	0	0	0	189,470	0.86
Gross Potential Rent	$5,092,476	$5,215,626	$5,366,785	$5,408,916	$5,828,456	$26.57
Total Recoveries	1,582,354	1,511,848	1,500,551	1,694,144	1,663,457	7.58
Total Other Income	26,379	37,873	59,165	31,986	32,625	0.15
Less: Vacancy & Credit Loss(2)	(19,434)	(175,489)	5,230	(4,354)	(374,325)	(1.71)
Effective Gross Income	$6,681,775	$6,589,859	$6,931,732	$7,130,692	$7,150,213	$32.59
Total Operating Expenses	2,485,857	2,564,704	2,654,815	2,687,175	2,582,726	11.77
Net Operating Income	$4,195,919	$4,025,155	$4,276,917	$4,443,517	$4,567,487	$20.82
TI/LC	0	0	0	0	109,692	0.50
Capital Expenditures	0	0	0	0	32,907	0.15
Net Cash Flow	$4,195,919	$4,025,155	$4,276,917	$4,443,517	$4,424,888	$20.17

(1)	U/W Base Rent includes (i) $35,320 in contractual step rent through June 2016 and (ii) percentage rent of $5,785.
(2)	U/W Vacancy & Credit Loss represents 5.0% of Effective Gross Income, compared to overall market vacancy of 5.5%.

Property Management.    The Plaza at Harmon Meadow Property is managed by Cushman & Wakefield of New Jersey, Inc.

Lockbox / Cash Management.    The Plaza at Harmon Meadow Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined below) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the commencement and during the continuance of a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in The Plaza at Harmon Meadow Loan documents.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under The Plaza at Harmon Meadow Loan, (ii) the debt service coverage ratio (to be calculated based on the then outstanding principal amount of The Plaza at Harmon Meadow Loan and The Plaza at Harmon Meadow Mezzanine Loan, in each case assuming a 30-year amortization period) falling below 1.05x, (iii) the occurrence of a Lease Sweep Period (as defined below) and (iv) the occurrence and continuance of an “event of default” under The Plaza at Harmon Meadow Mezzanine Loan (as defined below), until such time as (a) with respect to clause (i), such event of default has been cured, (b) with respect to clause (ii), the debt service coverage ratio (to be calculated based on the then outstanding principal amount of The Plaza at Harmon Meadow Loan and The Plaza at Harmon Meadow Mezzanine Loan, in each case assuming a 30-year amortization period) is at least 1.10x for two consecutive quarters, (c) with respect to clause (iii), upon the cessation of such Lease Sweep Period, and (d) with respect to clause (iv), the lender has received revocation notice with respect to such event of default under The Plaza at Harmon Meadow Mezzanine Loan.

A “Lease Sweep Period” will commence on the first monthly payment date following the giving of notice from any tenant under a Lease Sweep Lease (as defined below) that such tenant (i) gives notice of its intent to surrender, cancel or terminate such leases prior to its expiration date, (ii) exercises its right to terminate, cancel or surrenders its lease, (iii) goes dark or gives notice of its intent to go dark, (iv) defaults under its lease beyond the applicable notice and cure period or (v) becomes subject to bankruptcy or similar proceedings. A Lease Sweep Period will end when, (a) with respect to clauses (i), (ii) and (iii), the Lease Sweep Lease (as defined below) space is leased pursuant to one or more qualified leases and, in the lender’s reasonable judgment, sufficient reserves have been accumulated to cover all anticipated leasing expenses and free rent and abatement periods, if any, (b) with respect to clause (iv) such default has been cured and no other defaults under such lease occurs for a period of six (6) consecutive months, and (c) with respect to clause (v), such bankruptcy or similar proceeding has been terminated and the Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to lender.

A “Lease Sweep Lease” means (i) the lease with Kerasotes Showplace Theatres (“Kerasotes”) or (ii) any replacement lease of all or any portion of the Kerasotes space entered into in accordance with the loan documents.

Initial Reserves.  At closing, the borrower deposited (i) $503,524 into a tax reserve account, (ii) $11,237 into an insurance reserve account, (iii) $418,144 into an upfront TI/LC reserve account (iv) $2,742 into a replacement reserve account, (v) $65,000 into an environmental remediation reserve account and (vi) $5,813 into required repairs reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $83,921 per month, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $11,237 per month, into an insurance reserve account, (iii) $2,742 into a replacement reserve account and (iv) $9,141 into a TI/LC reserve account. Upon the occurrence of a Lease Sweep Period, all excess cash flow will be deposited into a lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.    Concurrent with the origination of The Plaza at Harmon Meadow Loan, an affiliate of SteepRock Capital, LLC has provided a $6,750,000 mezzanine loan secured by the mezzanine borrower’s equity interest in the borrower (“The Plaza at Harmon Meadow Mezzanine Loan”) that is co-terminus with The Plaza at Harmon Meadow Loan. The Plaza at Harmon Meadow Mezzanine Loan accrues interest at an interest rate of 10.5000% per annum and is interest only for the duration of the term. The lender and the mezzanine lender have entered into an intercreditor agreement.

Future Preferred Equity Financing Permitted.    On and after the date that is thirty (30) days following the securitization closing date, the borrower and/or its direct and indirect equity owners are permitted to obtain a preferred equity investment (the “Preferred Equity Investment”), subject to the lender’s determination in its sole discretion that certain conditions have been met including (i) no event of default has occurred and is continuing; (ii) the debt service coverage ratio (calculated based on the then outstanding principal amount of The Plaza at Harmon Meadow Loan and The Plaza at Harmon Meadow Mezzanine Loan, in each case assuming a 30-year amortization period, and the redemption price and stated preferred rate of return due with respect to the proposed Preferred Equity Investment) is at least 1.15x; and (iii) the lender receives confirmation from each rating agency rating the certificates that the proposed Preferred Equity Investment will not result in any downgrade, qualification or withdrawal of the then-current rating on any class of certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

650 & 700 Plaza Drive Secaucus, NJ 07094	Collateral Asset Summary – Loan No. 4 The Plaza at Harmon Meadow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$48,875,000 74.6% 1.90x 9.3%

The Plaza at Harmon Meadow
650 & 700 Plaza Drive
Secaucus, NJ 07094
New York
Manhattan
Newark
Jersey City
Hoboken
Union City
Secaucus
Hackensack
Maywood
Englewood
Teaneck
Bogota
Ridgefield Park
Palisades Park
Teterboro
Teterboro Airport
Moonachie
Carlstadt
Ridgefield
Rutherford
East Rutherford
Meadowlands New Jersey Sports Complex
Metlife Stadium
Mill Creek Mall
Fairview
Guttenberg
West New York
Nutley
Lyndhurst
Belleville
North Arlington
Kearny
East Newark
Harrison
Bayonne
Brooklyn
Harlem
Upper West Side
Upper East Side
Museum of Natural History
Central Park
Astoria
Times Square
Midtown
Grand Central
Madison Square Garden
Long Island City
Chelsea
New York University
Financial District
World Trade Center
Stevens Institute Of Technology
Newport Centre Mall
Jersey City Medical Center
New Jersey City University
Liberty State Park
Liberty National Golf Club
Upper New York Bay
Newark Liberty International Airport
Prudential Center
The Outlet Collection Jersey Gardens
Hackensack University Medical Center
Holy Name Medical Center
The Shops At Riverside
Hudson River
New Jersey Turnpike
Henry Hudson Pkwy
FDR Drive
Paterson
Hackensack
Mount Vernon
Fairfield
Clifton
Passaic
Fort Lee
Bronx
West Orange
East Orange
Newark
Jersey City
Queens
LaGuardia Airport
Newark Liberty Int'l Airport
Elizabeth
Bayonne
Brooklyn
JFK Int'l Airport
Linden
Staten Island
Lower Bay
Atlantic Ocean
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Mortgage Loan Information
Loan Seller:	BNYM
Loan Purpose:	Refinance
Sponsor:	CORE Realty Holdings Management, Inc.; John R. Saunders
Borrower(1):	Various
Original Balance:	$44,000,000
Cut-off Date Balance:	$44,000,000
% by Initial UPB:	3.0%
Interest Rate:	4.5000%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for the first 12 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$379,704	$63,284
Insurance:	$98,016	$14,002
Replacement:	$500,000	Springing
TI/LC:	$1,000,000	Springing
Required Repairs:	$572,496	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$26
Balloon Balance / Sq. Ft.:	$22
Cut-off Date LTV(3):	73.0%
Balloon LTV(3):	60.7%
Underwritten NOI DSCR(4):	1.80x
Underwritten NCF DSCR(4):	1.67x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	10.1%
Underwritten NOI Debt Yield at Balloon:	13.2%
Underwritten NCF Debt Yield at Balloon:	12.2%

Property Information
Single Asset / Portfolio:	Portfolio of 10 properties
Property Type:	Industrial Warehouse
Collateral:	Fee Simple
Location:	Michigan
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	1,684,126
Property Management:	CORE Realty Holdings Management, Inc.
Underwritten NOI(5):	$4,826,959
Underwritten NCF:	$4,461,540
Appraised Value(3):	$60,290,000
Appraisal Date:	December 18, 2014

Historical NOI
Most Recent NOI:	$4,603,356 (T-12 February 28, 2015)
2014 NOI:	$4,591,632 (December 31, 2014)
2013 NOI:	$4,773,747 (December 31, 2013)
2012 NOI:	$4,187,598 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	96.5% (May-July 2015)
2014 Occupancy:	97.8% (December 31, 2014)
2013 Occupancy:	93.8% (December 31, 2013)
2012 Occupancy:	94.7% (December 31, 2012)
(1)	CORE West Michigan Industrial S, LLC, TIC West Michigan Industrial 1, LLC, TIC West Michigan Industrial 2, LLC, TIC West Michigan Industrial 3, LLC, TIC West Michigan Industrial 4, LLC¸ TIC West Michigan Industrial 5, LLC, TIC West Michigan Industrial 6, LLC, TIC West Michigan Industrial 7, LLC, TIC West Michigan Industrial 8, LLC, TIC West Michigan Industrial 9, LLC¸ TIC West Michigan Industrial 10, LLC, TIC West Michigan Industrial 12, LLC, TIC West Michigan Industrial 13, LLC, TIC West Michigan Industrial 14, LLC, TIC West Michigan Industrial 15, LLC¸ TIC West Michigan Industrial 16, LLC, TIC West Michigan Industrial 18, LLC, TIC West Michigan Industrial 19, LLC, TIC West Michigan Industrial 20, LLC, TIC West Michigan Industrial 21, LLC¸ TIC West Michigan Industrial 22, LLC, TIC West Michigan Industrial 23, LLC, TIC West Michigan Industrial 24, LLC, TIC West Michigan Industrial 25, LLC¸ TIC West Michigan Industrial 26, LLC, TIC West Michigan Industrial 27, LLC, TIC West Michigan Industrial 29, LLC, TIC West Michigan Industrial 30, LLC, TIC West Michigan Industrial 31, LLC¸ TIC West Michigan Industrial 32, LLC, TIC West Michigan Industrial 33, LLC, and TIC West Michigan Industrial 34, LLC.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The appraised value of $60,290,000 reflects a premium attributed to the aggregate value of the CORE West Portfolio as a whole. The sum of the value of each of the properties on an individual basis is $58.6 million, which represents a Cut-off Date LTV of 75.1%.
(4)	Based on amortizing debt service payments. Based on interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.40x and 2.22x, respectively.
(5)	See “Cash Flow Analysis” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Sprinter Services	NR/NR/NR	355,000	21.1%	$2.75	18.5%	1/31/2017(1)
The Empire Company	NR/NR/NR	222,000	13.2%	$3.60	15.2%	10/31/2020
NWS Michigan, Inc.	NR/NR/NR	173,875	10.3%	$3.29	10.9%	1/31/2017
Scott Group Custom	NR/NR/NR	171,750	10.2%	$3.40	11.1%	5/31/2021(2)
Hadley Products Corp	NR/NR/NR	117,251	7.0%	$3.82	8.5%	4/30/2019
Total Major Tenants		1,039,876	61.7%	$3.25	64.1%
Remaining Tenants		585,000	34.7%	$3.23	35.9%
Total Occupied Collateral		1,624,876	96.5%	$3.24	100.0%
Vacant		59,250	3.5%
Total		1,684,126	100.0%

(1)	Sprinter Services’ lease gives the tenant and landlord the option to terminate the lease upon 12-month’s written notice.
(2)	Scott Group Custom has a five-year renewal option remaining.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	2	75,000	4.5%	75,000	4.5%	$3.70	5.3%	5.3%
2016	0	0	0.0%	75,000	4.5%	$0.00	0.0%	5.3%
2017	8	634,175	37.7%	709,175	42.1%	$2.97	35.7%	41.0%
2018	2	94,000	5.6%	803,175	47.7%	$2.85	5.1%	46.1%
2019	3	207,251	12.3%	1,010,426	60.0%	$3.53	13.9%	59.9%
2020	3	332,000	19.7%	1,342,426	79.7%	$3.72	23.5%	83.4%
2021	1	171,750	10.2%	1,514,176	89.9%	$3.40	11.1%	94.5%
2022	1	110,700	6.6%	1,624,876	96.5%	$2.63	5.5%	100.0%
2023	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
2024	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
2025	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	1,624,876	96.5%	$0.00	0.0%	100.0%
Vacant	NAP	59,250	3.5%	1,684,126	100.0%	NAP	NAP
Total / Wtd. Avg.	20	1,684,126	100.0%			$3.24	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The CORE West Industrial Portfolio loan (the “CORE West Loan”) is a $44.0 million fixed rate loan secured by the borrower’s fee simple interest in ten, bulk warehouse, industrial properties (ranging in size from 61,500 sq. ft. to 222,000 sq. ft.) totaling approximately 1.68 million sq. ft. located in and around Grand Rapids, Michigan (the “CORE West Properties”). The $44.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule after an initial 12-month interest-only period. The CORE West Loan accrues interest at a fixed rate equal to 4.5000%. Loan proceeds were used to refinance the existing loan, fund approximately $2.6 million of reserves, return approximately $5.4 million of equity to the borrower and pay closing costs of approximately $1.7 million. Based on the appraised value of approximately $60.3 million, the cut-off date LTV ratio is 73.0%. The most recent prior financing of the CORE West Properties was included in the BACM 2005-5 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$44,000,000	100.0%	Loan Payoff	$34,366,585	78.1%
			Reserves	$2,550,216	5.8%
			Closing Costs	$1,730,049	3.9%
			Return of Equity	$5,353,150	12.2%
Total Sources	$44,000,000	100.0%	Total Uses	$44,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

The Borrower / Sponsor.    The borrowers are CORE West Michigan Industrial S, LLC and thirty-one (31) other tenants in common (“TICs”), each of whom is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of CORE West Michigan Industrial S, LLC is CORE Realty Holdings Management, Inc. (“CORE”) and John R. Saunders. CORE and John R. Saunders, along with the principals of the 31 other TIC’s will be the nonrecourse carve-out guarantors. CORE and its affiliates own and professionally manage over 10.6 million square feet of commercial and multi-family real estate located throughout the United States. CORE acquires and manages commercial properties and provides co-ownership of real estate replacement properties for 1031 exchange investors using the Tenant-In-Common ownership format. Mr. Saunders owns over 4 million sq. ft. of commercial real estate, primarily in Orange County, California.

The CORE West Properties were sold in 2005 for $56 million to the sponsor and a group of tenant-in-common borrowers and secured a loan that was securitized in BACM 2005-3.

The Properties.     The CORE West Properties are comprised of a 10-property (single and multi-tenant), 1.68 million sq. ft. industrial portfolio located in and around Grand Rapids, Michigan built between 1977 and 1997 and which are 96.5% occupied as of May 1, 2015. The CORE West Properties offer a diversified rent roll of seventeen different tenants with NNN leases. The CORE West Properties’ tenant base has a long occupancy history with several tenants in occupancy for over 15 years.

Byron Township/Southwest Industrial Submarket

The following properties are surrounded by commercial and industrial properties, just east of Byron Center, a small commercial downtown area, approximately 15 miles southwest of Grand Rapids. US-131, a major north/south highway connecting Byron Center to Grand Rapids, is approximately 7.5 miles east of this neighborhood. M-6 is an east/west corridor approximately 3.5 miles north of the Byron Center neighborhood connecting US 131 and Interstate 196.

553-555 76th Street Southwest is comprised of a 10,000 sq. ft. office building and a 200,000 sq. ft. industrial building containing a total of 210,000 sq. ft. built in 1977 and 1986 on 15.71 acres. The buildings are 92.9% occupied by three tenants. Approximately 4.8% of the total sq. ft. is office space, with the remaining 200,000 sq. ft. as warehouse space. The office building contains a reception area, large open office area, private offices, kitchen, large conference room, storage room, mechanical room, lab, and bathrooms. The warehouse areas are mostly open with five overhead doors, 19 truck dock doors. In addition there is mezzanine storage above the offices.

511 76th Street Southwest is comprised of a 6,785 sq. ft. office building and a 195,715 sq. ft. industrial building containing a total of 202,500 sq. ft. built in 1985 on 11.98 acres. Approximately 3.4% of the total sq. ft. is office space, with the remaining 195,715 sq. ft. as warehouse space. The office building contains a reception area, large open office area, private offices, kitchen, large conference room, storage room, mechanical room, lab, and bathrooms. The office areas in the warehouse building are similar to those in the previous properties. The warehouse areas are mostly open with five overhead doors, 28 truck dock doors.

425 Gordon Industrial Court Southwest is comprised of a 173,875 sq. ft. single story building on 8.77 acres built in 1990 through 1997, fully leased to NWS Michigan, Inc. at a rental rate of $3.29 PSF. Approximately 7.7% of the square footage is office space, with the remaining 160,449 sq. ft. as warehouse space. The office space has moderate finishes containing reception areas, open offices, private offices, a training room, break room, storage rooms, and bathrooms. The warehouse is mostly open with some dividing walls, has three overhead doors and 28 truck dock doors.

100 84th Street Southwest is comprised of a 81,000 sq. ft. single story building on 3.98 acres built in 1979 and 1982, fully leased to three tenants with an average rent of $3.71 PSF. Approximately 7.9% of the square footage is office space, with the remaining 74,565 sq. ft. as warehouse space. The office space has low level finishes containing reception areas, open offices, private offices, a break room, and bathrooms. The warehouse is mostly open with some dividing walls, has six overhead doors and 11 truck dock doors.

Grandville Neighborhood/Southwest Industrial Market

The Grandville Neighborhood/Southwest Industrial Market is comprised of residential and industrial properties, just east of Grandville, and west of Wyoming, two small commercial areas approximately 7 miles southwest of Grand Rapids. US-131, a major north/south highway connecting the area to Grand Rapids, is approximately 3.5 miles east of this neighborhood. Interstate 196 moves from the west side of the neighborhood (approximately 2.5 miles to the west) and wraps around to the north of the neighborhood (approximately 4 miles to the north) and connects to US 131 in Grand Rapids. The Southwest industrial submarket had a vacancy rate of 2.9% for 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

2851 Prairie Southwest is comprised of a 117,251 sq. ft. single story building built in 1989 on 5.44 acres located in the Southwest Industrial Market, fully leased to Hadley Products Corp. at a rental rate of $3.82 PSF. Approximately 5.6% of the building is office space with the remaining 110,732 sq. ft. as warehouse space. The building is set up for one tenant but could be converted to multiple tenants due to four different office areas available. The office areas have above average finishes containing reception areas, open and private offices, a conference room, and bathrooms. There are also two mezzanine office areas containing private offices, conference rooms, kitchenettes, a lab area, break room, and bathrooms. The warehouse space is primarily open with four overhead doors and 10 covered truck dock doors.

Cascade Township Neighborhood / Zeeland Township / Southeast Industrial Market

The following properties are surrounded by commercial, residential and industrial properties, just north of the Gerald R. Ford International Airport, approximately 10 miles southeast of Grand Rapids. These properties are directly off of Interstate 96 which is moves northwest towards Grand Rapids. The Southeast industrial submarket had a vacancy rate of 6.8% for 2014.

8181 Logistics Drive is comprised of a 222,000 sq. ft. building built in 1989 on 10.00 acres that is fully leased to The Empire Company at a rental rate of $3.50 PSF. Approximately 7.2% of the building is office space, with the remaining 206,000 sq. ft. as warehouse space. The building is set up for one tenant but could be converted to two tenants because there are two separate office areas. The office areas have above average finishes containing reception areas, open office and private offices, conference room, break room, and bathrooms. There is office mezzanine space that currently has offices and storage space. The warehouse area is primarily open with some shop offices, six large overhead doors, and 12 truck dock doors.

3232 Kraft Avenue Southeast is comprised of a 216,000 sq. ft. industrial building built in 1989 on 11.94 acres that is 79.5% leased to one tenant. Approximately 6.7% of the building is office space, with the remaining 201,508 sq. ft. as warehouse space, and is divided into two tenant areas with each having its own office and warehouse sections. The two office spaces are similar in that they contain reception areas, open and private office spaces, kitchenettes conference rooms and bathrooms. The warehouse spaces are open; however the Scott Group Custom spaces have some divisions as well as shop offices, a mechanical room, and dye room. There are five overhead doors and 19 truck dock doors.

3366 Kraft Avenue Southeast is comprised of a 200,000 sq. ft. building built in 1987 on 13.01 acres that is fully leased to two tenants at a rental rate of $2.84 PSF. The building has 8.3% of office space, with the remaining 183,385 sq. ft. as warehouse space. The building is divided into two tenant areas, each with its own office and warehouse sections. The office areas contain reception areas, open and private offices, conference rooms, a lab area, kitchenettes, break room and bathrooms. The warehouse sections are mostly open with some shop offices. There are five overhead doors and 22 truck dock doors.

3300 Kraft Avenue Southeast is comprised of a 200,000 sq. ft. building built in 1987 on 11.57 acres that is fully leased to Sprinter Services at a rental rate of $2.75 PSF. Approximately 0.7% of the building space is office space, with the remaining 198,640 sq. ft. as warehouse space. The building is set up for one tenant is mostly open with one overhead door and 16 truck dock doors.

5001 Kendrick Street Southeast is comprised of a 61,500 sq. ft. building built in 1984 on 4.01 acres that is fully leased to two tenants at a rental rate of $3.08 PSF. Approximately 4.3% of the building is office space, with the remaining 58,828 sq. ft. as warehouse space that is divided into two tenant areas, each with its own office and warehouse sections. The True Textiles, Inc. office space has moderate finishes with a reception area, open and private offices, kitchenette, and bathrooms. The Michigan Sporting Goods office space is small and contains two offices and a bathroom. The warehouse is mostly open with four overhead doors and six truck dock doors. There is additional storage on the mezzanine level.

Environmental Matters.     The Phase I environmental report dated January 13, 2015 with respect to each of the Core West Properties, did not identify any evidence of a recognized environmental condition in connection with the related Core West Property and recommended no further action.

Major Tenants.

Sprinter Services (355,000 sq. ft., 21.1% of NRA, 18.5% of U/W Base Rent). Sprinter Services (“Sprinter”) warehouses and distributes bulk raw and finished goods for Kellogg’s, Hearthside Foods, General Mills and Coca-Cola from their facilities at 3300 Kraft Avenue Southeast. Sprinter took occupancy in 2004 and its current lease expires in January 2017. Sprinter provides logistics solutions that build value for their clients’ supply chain, specializing in food and manufacturing support, Sprinter has served the Midwest for over 100 years.

The Empire Company (222,000 sq. ft., 13.2% of NRA, 15.2% of U/W Base Rent). The Empire Company (“Empire”) was founded in 1946 as a small regional distributor of building materials serviced from a single location. During the 1960s and 1970s, Empire’s focus began to shift from rough construction products to millwork. Since 1991, Empire has grown into one of the largest millwork distribution and manufacturing companies in the United States with a geographic footprint that touches the majority of the eastern half of the United

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

States. Empire took occupancy in 1990 and renewed its lease in May 2015 through October 2020. Empire has warehousing facilities in Zeeland, MI, Allentown, PA, Chesapeake, VA, Lakeland, FL and Houston, TX.

NWS Michigan, Inc. (173,875 sq. ft., 10.3% of NRA, 10.9% of U/W Base Rent). NWS Michigan, Inc. (“NWS”) is a wholesaler of wines and spirits. NWS took occupancy in 1996 and its current lease expires in January 2017. NWS is an authorized distribution dealer and broker in the Michigan spirits market and the only statewide wine wholesaler. In 2013, NWS became the only statewide distributor of craft beer in Michigan. Overall, the company features over 7,000 products in a portfolio of spirits, wine, beer and non-alcoholic beverages which it distributes to over 12,000 customers throughout Michigan.

Scott Group Custom (171,250 sq. ft., 10.2% of NRA, 11.1% of U/W Base Rent). Scott Group Custom (“Scott Group”) is a manufacturer of custom wool carpets for private aviation, luxury marine, residential & corporate interiors. Scott Group took occupancy in 1998 and recently expanded its space from 141,750 sq. ft. to 171,750 sq. ft. Its current lease expires in May 2021. Scott Group’s corporate office, mill, and warehouse are located in Grand Rapids, MI.

Hadley Products Corp (117,251 sq. ft., 7.0% of NRA, 8.5% of U/W Base Rent). Hadley Products Corp. (“Hadley”) has been a truck parts manufacturer since the 1940s. Hadley took occupancy in 1991 and extended its current lease in January 2015 for an additional 52 months through April 2019 at its current rate of $3.82 NNN PSF (after a four-month free rent period), with a rent increase in May 2017 to $3.90 NNN PSF. Hadley’s corporate offices and horn distribution and testing center are located at 2851 Prairie Southwest, Grandville, MI. Based on customer demands for a low-cost, weight-reduced system, Hadley designed the Next Generation anodized aluminum horn. As the only manufacturer of this product, Hadley continues to grow market share and provides its customers with an important competitive advantage. Hadley also produces air suspension leveling valves. Hadley also designed and developed the Smart Air Management System (SAMSTM), Hadley’s first electronic height control system for commercial vehicles in North America. Hadley has a manufacturing facility located in Elkhart, IN.

The current tenants have occupied space within the portfolio for almost 12 years on average, including the top five tenants who, as shown in the table below, have occupied space within the portfolio for more than 18 years.

Original Tenant Move-In Dates
The Empire Company	1990
Sprinter Services	2004
NWS Michigan, Inc.	1996
Scott Group Custom	1998
Hadley Products Corp	1991
Average Tenancy (years)	18.2

The Market.    The CORE West Properties are located in the Grand Rapids-Wyoming, Michigan CMSA, which had a 2014 population of approximately 1 million and a median household income of $52,135. The unemployment rate for 2014 was 5.7%, which is lower than the State of Michigan at 7.7% and the U.S. at 6.1%. Grand Rapids, Michigan is the second largest city in Michigan and is located on the Grand River, about 25 miles east of Lake Michigan.

Grand Rapids is a center for furniture, automobile, and aviation manufacturing. It is a location for GE Aviation Systems, and office furniture manufacturers American Seating, Steelcase, Haworth and Herman. Grand Rapids is also home to Alticor/Amway, Bissell, Highlight Industries Company, Meijer, Wolverine World Wide, MC Sports, Universal Forest Products, and Schuler Books & Music.

The appraiser concluded a sustainable vacancy rate of 4.0% and a weighted average market rent of $3.10 PSF NNN for the CORE West Properties. The appraiser notes that the portfolio is divided into two submarkets (Southeast and Southwest Industrial) and four neighborhoods, however the appraiser used the same six comparables for all properties making different adjustments as needed. The comparables are noted in the subsequent chart with their rental rates pre-adjustment:

Lease Comparables(1)
Property	Tenant	Year Built	Lease Date	Base Rent (PSF)	Lease Term (Months)
5565 Broadmoor Avenue SE	Roskam Baking	1982	10/1/2014	$3.07	180
1100 Hynes Avenue SW	Elite Baseball	2000	8/1/2014	$3.85	36
4247 Eastern Avenue SE	Undercar Products	1959-2013	7/1/2014	$3.88	132
5101 Kraft Avenue SE	Erwin Quader	2003	11/1/2013	$3.20	60
4460 44th Street SE	GRW Technologies	1997	4/1/2013	$3.23	60
707 Ionia Avenue SW	Ferguson	1980	6/1/2013	$2.75	120
(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

The appraiser determined the following market rents for the CORE West Properties, which are presented in the following chart:

Conclusion of Market Rents(1)
Lease Category	Lease Type
Market Rent (PSF/Yr.)	$3.10
Concessions	NAP
Reimbursements	NNN
Annual Escalation	NAP
Tenant Improvements (New Tenants)	$0.00-$1.00
Tenant Improvements (Renewals)	$0.00
Average Lease Term	3-5 years
(1)	Source: Appraisal

The appraiser identified six recent sales in the market, which are presented in the following chart.

Recent Sales(1)
Property	Year Built	Lease Area (Sq. Ft.)	Sale Date	Sale Price	Price PSF	Cap Rate
4247 Eastern Ave. SE, Wyoming, MI	1959-2013	434,039	8/20/2014	$19,725,000	$45.45	8.19%
5565 Broadmoor Ave. SE, Kentwood, MI(2)	1982	885,781	5/1/2014	$23,640,000	$26.69	NA
1001 76th Street SW, Byron Township, MI	2007	204,960	6/27/2013	$7,200,000	$35.13	7.98%
4070 East Paris Ave. SE, Kentwood, MI	1989-1992	85,157	6/26/2013	$4,175,000	$49.03	10.87%
5300 Patterson Ave. SE, Cascade Township, MI(2)	1989-2008	395,689	5/29/2013	$9,079,000	$22.94	NA
3195 Wilson Drive NW, Walker, MI	1999-2001	197,220	2/27/2013	$5,662,000	$28.71	9.78%
(1)	Source: Appraisal
(2)	Both 5565 Broadmoor Ave. SE ($26.69 PSF) and 5300 Patterson Ave. SE ($22.94 PSF) were sold entirely vacant and purchased by value-add entrepreneurs who planned to renovate and lease up the properties.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	T-12 Feb 2015	U/W	U/W PSF
Base Rent(1)	$4,721,984	$4,674,357	$5,040,703	$5,005,649	$5,004,717	$5,268,193	$3.13
Value of Vacant Space(2)	0	0	0	0	0	170,438	0.10
Free Rent(3)	(45,833)	0	(24,806)	(89,629)	(175,414)	0	0.00
Gross Potential Rent	$4,676,151	$4,674,357	$5,015,897	$4,916,020	$4,829,303	$5,438,630	$3.23
Total Recoveries	1,328,367	1,268,508	1,473,977	1,515,498	1,547,185	1,496,799	$0.89
Total Other Income	11,001	422	1,438	4,480	4,460	4,480	0.00
Less: Vacancy	0	0	0	0	0	(347,590)	(0.21)
Effective Gross Income	$6,015,518	$5,943,287	$6,491,312	$6,435,998	$6,380,948	$6,592,320	$3.91
Total Operating Expenses	1,669,726	1,755,690	1,717,565	1,844,367	1,777,592	1,765,361	$1.05
Net Operating Income	$4,345,792	$4,187,598	$4,773,747	$4,591,632	$4,603,356	$4,826,959	$2.87
TI/LC	0	0	0	0	0	137,800	0.08
Capital Expenditures	0	0	0	0	0	252,619	0.15
CapEx Upfront Reserve Credit	0	0	0	0	0	(25,000)	(0.01)
Net Cash Flow	$4,345,792	$4,187,598	$4,773,747	$4,591,632	$4,603,356	$4,461,540	$2.65

(1)	U/W Base Rent based on May 1, 2015 rent roll.
(2)	Value of Vacant Space is potential rental income with respect to the in-place vacant space (59,250 sq. ft., 3.5% of NRA) at the appraisers concluded market rent for each building. The vacancy gross up amount is comprised of $121,688 for 3232 Kraft Avenue Southeast (44,250 sq. ft. at a rental rate of $2.75 PSF) and $48,750 (553-555 76th St Southwest (15,000 sq. ft. at a rental rate of $3.25 PSF).
(3)	T-12 February 2015 Free Rent amount is comprised of such amounts with respect to Applied Textiles (free rent period ended February 28, 2015), Hadley Products Corp (free rent period ended April 30, 2015) and Quarry Ridge (free rent period ended February 28, 2015).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Property Management.    The CORE West Properties are managed by CORE Realty Holdings Management, Inc., an affiliate of the sponsor.

Lockbox / Cash Management.    The CORE West Loan is structured with a hard lockbox and springing cash management. The borrower is required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Except during a Cash Management Period (as defined below), all funds in the lockbox account are swept daily into the borrower’s operating account. Upon the occurrence of a Cash Management Period, all funds in the lockbox account will be swept on a daily basis into a cash management account and disbursed during each interest period of the loan term in accordance with the loan documents.

A “Cash Management Period” will occur if upon (i) an event of default or (ii) the debt service coverage ratio falling below 1.10x for four (4) consecutive calendar quarters. A Cash Management Period will end : (a) with respect to clause (i) above, upon the cure of an event of default or (b) with respect to clause (ii) above, upon the debt service coverage ratio being greater than 1.30x for four (4) consecutive calendar quarters.

Initial Reserves.    At closing, the borrower deposited (i) $379,704 into a tax reserve account, (ii) $98,016 into an insurance reserve, (iii) $1,000,000 into an upfront tenant improvements and leasing commissions reserve account, (iv) $572,496 into the immediate repairs and capital improvements account and (v) $500,000 into the replacement reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $63,284 per month, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $14,002 per month, into an insurance reserve account, (iii) $14,127 ($169,524 annually) if the balance of the replacement reserve is reduced to $250,000 or less, until the replacement reserve is equal to or greater than $500,000, (iv) $20,833 ($250,000 annually) if the leasing reserve is reduced to less than $300,000, until the leasing reserve is equal to or greater than $1.0 million.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    None.

Substitution. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Michigan	Collateral Asset Summary – Loan No. 5 CORE West Industrial Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,000,000 73.0% 1.67x 11.0%

Muskegon
Grand Rapids
Lake Michigan
Holland
MICHIGAN
Grand Rapids
East Grand Rapids
RIVERVIEW AIRPORT
Millennium Park
Grandville
Wyoming
Rivertown Crossings
Metro Health Hospital
Kentwood
Cascade Township
GERALD R FORD INTERNATIONAL AIRPORT
Byron Township
St Mary's Health Care
Aquinas College
Calvin College
Breton Village Mall
Woodland Shopping Center
Centerpointe Mall
Rogers Plaza
MICHIGAN ST NE
FULTON ST W
FULTON ST E
E FULTON ST
28TH ST SW
28TH ST SE
36TH ST SW
36TH ST SE
44TH ST SW
44TH ST SE
52ND ST SW
52ND ST SE
60TH ST SE
68TH ST SE
84TH ST SE
GEZON PKY SW
BALDWIN ST
CHICAGO DR
CARTIFACT

CORE West Industrial Portfolio

	PROPERTY NAME	ADDRESS	CITY/STATE	ZIP CODE
1	553 - 555 76th Street Southwest	553 - 555 76th Street Southwest	Byron Township, MI	49315
2	8181 Logistics Drive	8181 Logistics Drive	Zeeland Township, MI	49464
3	3232 Kraft Avenue Southeast	3232 Kraft Avenue Southeast	Cascade Township, MI	49512
4	3366 Kraft Avenue Southeast	3366 Kraft Avenue Southeast	Cascade Township, MI	49512
5	511 76th Street Southwest	511 76th Street Southwest	Byron Township, MI	49315
6	3300 Kraft Avenue Southeast	3300 Kraft Avenue Southeast	Cascade Township, MI	49512
7	425 Gordon Industrial Court Southwest	425 Gordon Industrial Court Southwest	Byron Township, MI	49315
8	2851 Prairie Southwest	2851 Prairie Southwest	Grandville, MI	49418
9	100 84th Street Southwest	100 84th Street Southwest	Byron Township, MI	49315
10	5001 Kendrick Street Southeast	5001 Kendrick Street Southeast	Cascade Township, MI	49512

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

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63

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Tomas Rosenthal
Borrower:	Riverview Assets LLC
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,319,282
% by Initial UPB:	2.3%
Interest Rate:	4.6000%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2020
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(27), D(26), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$38,946	$64,911
Insurance:	$36,425	$22,766
Replacement:	$0	$8,148
TI/LC:	$3,500,000	Springing
Environmental Funds:	$198,000	NAP
Workers Comp Lease Funds:	$2,000,000	NAP
Major Tenant Rollover Funds:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$35
Balloon Balance / Sq. Ft.:	$31
Cut-off Date LTV:	61.3%
Balloon LTV:	54.4%
Underwritten NOI DSCR:	2.05x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	13.9%
Underwritten NCF Debt Yield:	12.8%
Underwritten NOI Debt Yield at Balloon:	15.7%
Underwritten NCF Debt Yield at Balloon:	14.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Office/Warehouse
Collateral:	Fee Simple
Location:	Menands, NY
Year Built / Renovated:	1931 / 2015
Total Sq. Ft.:	977,780
Property Management:	Gateway Realty Holdings, Ltd.
Underwritten NOI:	$4,776,641
Underwritten NCF:	$4,381,673
Appraised Value:	$56,000,000
Appraisal Date:	March 24, 2015

Historical NOI
Most Recent NOI:	$4,075,869 (T-12 February 28, 2015)
2014 NOI:	$3,916,134 (December 31, 2014)
2013 NOI:	$4,528,539 (December 31, 2013)
2012 NOI:	$4,473,225 (December 31, 2012)

Historical Occupancy(2)
Most Recent Occupancy(3):	72.9% (May 18, 2015)
2014 Occupancy:	72.5% (December 31, 2014)
2013 Occupancy:	72.7% (December 31, 2013)
2012 Occupancy:	72.9% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	The Riverview Center Property was converted from a Montgomery Ward department store and catalog warehouse to office use in the 1980s. However, the seventh and eighth floors of the building (each containing approximately 93,000 sq. ft.) are vacant and have not been built out for office use. Excluding the seventh and eighth floors, the Riverview Center Property was approximately 90.0% occupied as of the May 18, 2015 rent roll.
(3)	Includes approximately 21,952 sq. ft. recently leased to the Workers’ Compensation Hearing Board as occupied space. Excluding this space, occupancy would be 70.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Department of Health	AA/NR/AA	117,074	12.0%	$12.54	18.4%	MTM(2)
Computer Sciences Corporation	BBB/Baa2/BBB+	79,287	8.1%	$13.77	13.7%	2/29/2016(3)
Department of Audit and Control	AA+/Aa1/AA+	72,957	7.5%	$9.50	8.7%	MTM
State Comptroller – ERS	AA+/Aa1/AA+	65,300	6.7%	$9.80	8.0%	3/31/2024(4)
Department of Labor	AA+/Aa1/AA+	53,422	5.5%	$7.00	4.7%	2/28/2016
Total Major Tenants		388,040	39.7%	$10.99	53.4%
Remaining Tenants		325,008	33.2%	$11.44	46.6%
Total Occupied Collateral		713,048	72.9%	$11.20	100.0%
Vacant		264,732	27.1%
Total		977,780	100.0%

(1)	Certain ratings are those of the parent company, or New York State, as applicable, whether or not the parent company guarantees the lease.
(2)	The Department of Health leases 90,666 sq. ft. of office space and 400 sq. ft. of computer space on a month-to-month basis. The Department of Health has occupied 54,539 sq. ft. of its month-to-month office space since 1998 and 36,127 sq. ft. of its month-to-month office space since 1999. The lease for the remaining 26,008 sq. ft. of office space expires on April 30, 2019.
(3)	Computer Sciences Corporation has three three-year renewal options remaining.
(4)	State Comptroller – ERS has the option to reduce its space by 11,466 sq. ft. at any time after March 31, 2017 with a minimum of 12 months written notice.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM(3)	11	245,816	25.1%	245,816	25.1%	$9.51	29.3%	29.3%
2015	3	8,042	0.8%	253,858	26.0%	$11.34	1.1%	30.4%
2016	13	223,093	22.8%	476,951	48.8%	$11.21	31.3%	61.7%
2017	1	15,734	1.6%	492,685	50.4%	$14.50	2.9%	64.6%
2018	2	3,120	0.3%	495,805	50.7%	$6.00	0.2%	64.8%
2019	2	26,008	2.7%	521,813	53.4%	$14.40	4.7%	69.5%
2020	4	92,681	9.5%	614,494	62.8%	$14.33	16.6%	86.1%
2021	1	0	0.0%	614,494	62.8%	$0.00	0.3%	86.4%
2022	0	0	0.0%	614,494	62.8%	$0.00	0.0%	86.4%
2023	1	4,236	0.4%	618,730	63.3%	$9.08	0.5%	86.9%
2024	3	72,366	7.4%	691,096	70.7%	$10.11	9.2%	96.1%
2025	1	21,952	2.2%	713,048	72.9%	$14.30	3.9%	100.0%
Thereafter	0	0	0.0%	713,048	72.9%	$0.00	0.0%	100.0%
Vacant	NAP	264,732	27.1%	977,780	100.0%	NAP	NAP
Total / Wtd. Avg.	42	977,780	100.0%			$11.20	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.
(2)	The rollover schedule includes contractual rent steps through September 1, 2015.
(3)	All MTM leases are State of New York government tenants, with the exception of M&M, a small retail tenant totaling 836 sq. ft. The State of New York government tenants which are on month-to-month leases have been in occupancy for 14 years on a weighted average basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

The Loan.    The Riverview Center loan (the “Riverview Center Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 977,780 sq. ft. mixed use office building located at 150 Broadway in Menands, New York (the “Riverview Center Property”) with an original principal balance of $34.5 million. The Riverview Center Loan has a five-year term and amortizes on a 25-year schedule. The Riverview Center Loan accrues interest at a fixed rate equal to 4.6000% per annum and has a cut-off date balance of approximately $34.3 million. Loan proceeds were used to refinance existing debt of approximately $17.8 million, fund upfront reserves of approximately $5.8 million, pay closing costs of approximately $1.2 million and return equity to the sponsor of approximately $9.8 million. At closing, the borrower had approximately $3.0 million of remaining cash equity. Based on the appraised value of $56.0 million as of March 24, 2015, the cut-off date LTV is 61.3%. The most recent prior financing of the Riverview Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,500,000	100.0%	Loan Payoff	$17,753,210	51.5%
			Reserves	$5,773,372	16.7%
			Closing Costs	$1,221,598	3.5%
			Return of Equity	$9,751,820	28.3%
Total Sources	$34,500,000	100.0%	Total Uses	$34,500,000	100.0%

The Borrower / Sponsor.    The borrower, Riverview Assets LLC is a single purpose New York limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor and nonrecourse carve-out guarantor is Tomas Rosenthal. Tomas Rosenthal is the Founder, President, and Chief Executive Officer of Hampshire Properties, LLC, a Brooklyn-based privately-held real estate investment and management firm. Prior to founding Hampshire Properties, LLC in 1988, Mr. Rosenthal worked in real estate management for eleven years. In addition to Mr. Rosenthal’s interest in the Riverview Center Property, Mr. Rosenthal and related entities have an ownership percentage in 19 commercial properties located throughout New York, Florida, Colorado, Texas and Tennessee totaling for approximately 5.0 million sq. ft. Mr. Rosenthal and related entities also have an ownership interest in 27 apartment complexes located throughout New York, Maryland, Michigan and Indiana totaling 7,499 units.

The Property. The Riverview Center Property consists of a 977,780 sq. ft., eight-story, mixed use office building located in Menands, New York, approximately four miles north of Albany, New York. The building is comprised of 611,718 sq. ft. of office space, 240,747 sq. ft. of file storage space, 115,591 sq. ft. of warehouse space, 5,436 sq. ft. of retail space and a 4,288 sq. ft. computer room. The Riverview Center Property is situated on 34.4 acres of land and includes 631 garage and 1,850 surface parking spaces resulting in a parking ratio of 2.54 spaces per 1,000 sq. ft. The Riverview Center Property amenities include a fitness center and indoor walking track, a deli café and convenience store. The Riverview Center Property was constructed in 1931 and originally housed a Montgomery Ward department store and catalog warehouse. The property was converted to its current use in the 1980s. The seventh and eighth floors (each approximately 93,000 sq. ft.) are vacant and have not been improved for office use. As of the rent roll dated May 18, 2015, the Riverview Center Property was approximately 72.9% occupied and approximately 90.0% occupied excluding the seventh and eighth floors.

Government tenants, representing 13 departments of the State of New York, account for 68.0% of the occupied sq. ft. and 61.9% of the underwritten base rent. Investment grade tenants, including government tenants, account for 79.1% of the occupied sq. ft. and 75.6% of the underwritten base rent. The sponsor has invested approximately $6.6 million in capital expenditures at the Riverview Center Property since 2005. These investments have primarily included boiler, elevator, roof, and window replacements, common area improvements, parking garage / lot repairs, and exterior restoration.

Environmental Matters. The Phase I environmental report dated March 30, 2015 reported that a limited subsurface investigation was conducted at the Riverview Center Property in order to determine if the former automotive service center activities impacted the integrity of the subsurface soil and groundwater. The soil samples contained metals, but none of the metal concentrations exceeded NYSDEC Commercial Use Soil Cleanup Objectives. A slight exceedance of lead was found to be present in groundwater above the drinking water standard, but below the standards acceptable for fish and wildlife in New York State. The groundwater at the subject property is not used for drinking purposes; drinking water is municipally supplied to the Riverview Center Property. On the origination date of the Riverview Center Loan, an environmental impairment liability insurance policy with a combined single limit of $2.0 million and a $50,000 deductible was in place which provided first party and third party coverage but excluded the detected lead in the ground water. An Opinion of Probable Cost letter concerning a remediation plan for the lead in the ground water concluded a worst case scenario cost of remediation to be $132,000, for which a $198,000 environmental funds reserve was escrowed.

The Phase I environmental report also recommended the development and implementation of an Asbestos Operation and Maintenance Plan at the Riverview Center Property, which is already in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Major Tenants.

Department of Health (117,074 sq. ft., 12.0% of NRA, 18.4% of U/W Base Rent). The New York State Department of Health (Fitch/Moody’s/S&P: AA/NR/AA) ensures high quality appropriate health services are available to all New York State residents at a reasonable cost. Department functions and responsibilities include: promoting and supervising public health activities throughout New York State, ensuring high quality medical care in a sound and cost effective manner for all residents, reducing infectious diseases and chronic disabling illnesses and directing a variety of health-related homeland security measures in conjunction with the New York State Office of Homeland Security. The Department of Health’s budget for the fiscal year ending March 31, 2016 is $53,987,061, up 5.3% from the actual amount spent for the fiscal year ending March 31, 2015.

The Department of Health has been in occupancy at the Riverview Center Property since December 1, 1998. The tenant initially leased 54,539 sq. ft. of office space on the sixth floor and leased an additional 36,127 sq. ft. of office space on sixth floor in 1999. On February 1, 2009, the Department of Health leased an additional 400 sq. ft. computer room with an initial lease expiration of April 30, 2012. The Department of Health continues these three leases on a month-to-month basis. On May 1, 2009 the Department of Health leased an additional 23,320 sq. ft. of office space on the third floor with an initial lease expiration of April 30, 2019 and expanded that space by an additional 2,688 sq. ft. in 2013.

Computer Sciences Corporation (79,287 sq. ft., 8.1% of NRA, 13.7% of U/W Base Rent). Founded in 1959 and currently a Fortune 200 company, Computer Sciences Corporation (“CSC”)(NYSE: CSC)(Fitch/Moody’s/S&P: BBB/Baa2/BBB+) is an American multinational corporation that provides information technology services and professional services. The company is headquartered in Falls Church, Virginia and also has regional offices in Denmark, England, France, Germany, Australia, and Republic of Singapore. As of April 3, 2015, the company had over 70,000 employees across 60 countries. According to CSC’s 2015 Annual Report, the company reported operating revenue of $12.2 billion for the fiscal year ending April 3, 2015.

CSC has been in occupancy at the Riverview Center Property since September 2008 and utilizes the space to design software and manage the State of New York’s Medicaid programs. CSC invested approximately $2.5 million ($31.53 PSF) in its leased space when it took occupancy. A lease modification was executed on November 30, 2014, which extended the lease term through February 29, 2016, the second lease extension CSC has executed since occupying the property in 2008. Historically CSC has been under short term leases.

Department of Audit and Control (72,957 sq. ft., 7.5% of NRA, 8.7% of U/W Base Rent). The Department of Audit and Control (Fitch/Moody’s/S&P: AA+/Aa1/AA+) audits state and local governments to ensure that they use taxpayer money effectively and efficiently to promote the common good. The Office of the State Comptroller’s responsibilities include administering the New York State and Local Retirement System for public employees while acting as sole trustee of the $176.8 billion New York State Common Retirement Fund (as of March 31, 2014), maintaining the State’s accounting system and administering the State’s approximately $15 billion payroll, reporting on State finances, managing and issuing State debt, reviewing State contracts and payments, conducting audits of State agencies and public benefit corporations, overseeing the fiscal affairs of local governments, including New York City, overseeing the Justice Court Fund and the Oil Spill Fund, acting as custodian of more than $13 billion in unclaimed funds, and conducting training and providing technical assistance to improve government operations at all levels.

The Department of Audit and Control has been in occupancy at the Riverview Center Property since September 1, 1998. The tenant initially leased 47,000 sq. ft. of file storage space on the second floor and expanded the space by 8,300 sq. ft. in 2001. In 2003, the lease was altered to include 47,957 sq. ft. and 25,000 sq. ft. of file storage space on the first and third floors, respectively.

The Market.     The Riverview Center Property is located in Menands, New York approximately four miles from downtown Albany, New York. The Albany metropolitan statistical area (“Albany MSA”) is the fourth largest in New York State with a population of approximately 876,625. Historically, the Albany MSA was known as a transportation, trade, and industrial center and is now emerging as a major center for government, finance, education, technology, health care, services, and tourism in upstate New York. At the region’s core is strategic investment in the emerging industries of bio life sciences, nanotechnology, chemical manufacturing, semiconductor development and clean energy production. According to the appraisal, the Albany MSA is quickly becoming the center of New York State’s “Tech Valley”, a region based on innovation and invention. Tech Valley stretches from the Canadian border south to Westchester County and contains more than 1,000 technology companies providing more than 50,000 jobs. According to a market research report the companies of Tech Valley have an economic impact of $5.0 billion and annual payroll of $2.0 billion.

The City of Albany is also building a new downtown convention center at a cost of $66.5 million. Construction on the convention center is projected to begin in June 2015. Additionally, Albany’s position on the Hudson River has historically provided the city with a major port for trade. At present, the Port of Albany is handling over 700,000 tons of freight annually. The port is located 124 nautical miles north of New York City and is accessible by a 32-foot channel via the Hudson River.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

According to a market research report, the Riverview Center Property is located within the Albany/Schenectady/Troy office market. As of the third quarter of 2014, the Albany/Schenectady/Troy office market contained 61.5 million sq. ft. across 3,883 buildings with an average asking rent of $14.93 PSF and a vacancy rate of 7.8%. The appraiser’s competitive set is detailed below:

Competitive Office Properties(1)
Property	Location	Distance	Occupancy	Year Built	Total Building Area (Sq. Ft.)	Quoted Rent (PSF)	Class
Riverview Center Property	Menands, NY	NAP	72.9%(2)	1931	977,780(2)	$10.60(2)	B
400 Jordon Road	Troy, NY	5.3 mi	100%	NAV	97,500	$15.50	B
1205 Troy Schenectady Road	Latham, NY	9.3 mi	69%	1985	24,564	$15.50	B
433 River Street	Troy, NY	5.2 mi	92%	1930	281,353	$16.50	B
900 Watervliet Shaker Road	Latham, NY	6.4 mi	48%	2003	140,466	$16.50	B
(1)	Source: Appraisal
(2)	Based on the rent roll dated May 18, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 2/28/2015	U/W	U/W PSF
Base Rent(1)	$7,437,447	$7,427,022	$7,365,244	$7,334,426	$8,055,921	$8.24
Value of Vacant Space	0	0	0	0	2,432,791	2.49
Gross Potential Rent	$7,437,447	$7,427,022	$7,365,244	$7,334,426	$10,488,712	$10.73
Total Recoveries	1,144,197	1,164,673	959,114	928,079	1,042,045	1.07
Total Other Income	270,145	228,438	253,603	261,610	258,083	0.26
Less: Vacancy(2)	0	0	0	0	(2,432,791)	(2.49)
Effective Gross Income	$8,851,789	$8,820,133	$8,577,961	$8,524,115	$9,356,048	$9.57
Total Operating Expenses	4,378,564	4,291,594	4,661,827	4,448,246	4,579,407	4.68
Net Operating Income	$4,473,225	$4,528,539	$3,916,134	$4,075,869	$4,776,641	$4.89
TI/LC	0	0	0	0	248,301	0.25
Capital Expenditures	0	0	0	0	146,667	0.15
Net Cash Flow	$4,473,225	$4,528,539	$3,916,134	$4,075,869	$4,381,673	$4.48

(1)	U/W Base Rent includes $57,863 in contractual rent steps through September 1, 2015.
(2)	U/W Vacancy represents 23.2% of Gross Potential Rent.

Property Management.    The Riverview Center Property is managed by Gateway Realty Holdings, Ltd., a borrower affiliate.

Lockbox / Cash Management.    The Riverview Center Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account pledged to the lender. During a Cash Management Trigger Event Period (as defined herein), all funds in the lockbox account are to be swept on each business day to a cash management account pledged to and under the control of the lender and disbursed monthly in accordance with the loan documents. Further, during a Cash Sweep Event Period (as defined herein), excess cash flow will be swept into a lender controlled account and disbursed to pay for leasing costs or held as additional collateral for the Riverview Center Loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.25x on a trailing twelve month basis, (iv) a Major Tenant Trigger Event (as defined herein) or (v) a Major Government Tenant Trigger Event (as defined herein). A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed within 90 days of such filing or, in the case of a property manager bankruptcy, the property manager being replaced; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.25x based on the trailing twelve month period for two consecutive quarters; (d) with regards to clause (iv) above, when the Major Tenant Trigger Event is cured in accordance with the loan documents; and (e) with regards to clause (v) above, when the Major Government Tenant Trigger Event is cured in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving the borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.25x on a trailing twelve month basis, (iv) a Major Tenant Trigger Event, or (v) a Major Government Tenant Trigger Event. A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed within 30 days of filing or, in the case of a property manager bankruptcy, the property manager being replaced or the applicable bankruptcy action for the property manager (being involuntary and unsolicited) being discharged, stayed or dismissed within 120 days of filing; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.25x based on the trailing twelve month period for two consecutive quarters; (d) with regards to clause (iv) above, when the Major Tenant Trigger Event is cured in accordance with the loan documents; and (e) with regards to clause (v) above, when the Major Government Tenant Trigger Event is cured in accordance with the loan documents.

A “Major Tenant Trigger Event” will commence upon (i) a Major Tenant (as defined herein) giving notice of its intention to terminate or not extend or renew its lease, (ii) a Major Tenant failing to notify borrower of extending or renewing its lease prior to the date set forth in the lease agreement, (iii) if an event of default under any Major Tenant lease has occurred, (iv) a Major Tenant or lease guarantor becomes insolvent or a debtor in any bankruptcy action, (v) if any Major Tenant lease is terminated or no longer in full force or effect or (vi) if any Major Tenant goes dark, vacates or ceases to occupy or discontinues is operations at the property. A Major Tenant Trigger Event will end if, in regards to clause (i) or clause (ii) above, the Major Tenant has entered into a renewal or all of its leased premises in accordance with the requirements of the loan documents or certain re-leasing conditions have been satisfied with respect to the Major Tenant space, in regards to clause (iii) above, the applicable event of default has been cured, in regards to clause (iv) above, the Major Tenant lease is affirmed in the applicable bankruptcy and the Major Tenant is open for business and is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, in regards to clause (v) above, certain re-leasing conditions have been satisfied with respect to the Major Tenant space, or in regards to clause (vi) above, the Major Tenant recommences its operations at the leased premises or the re-leasing conditions have been satisfied with respect to the Major Tenant space.

“Major Tenant” means any tenant under a lease that (i) either individually or when taken together with other leases of the same tenant or affiliate of such tenant and assuming exercise of all expansion rights and preferential rights to lease additional space (a) covers or is expected to cover 20% of the net rentable area (“NRA”) or (b) requires payment of base rent in an amount equal to or exceeding 20% of gross income, (ii) contains an option or preferential right to purchase all or any portion of the property, (iii) is an affiliate of the borrower, guarantor or manager, or (iv) is entered into during the continuation of an event of default.

A “Major Government Tenant Trigger Event” will commence upon (i) a Major Government Tenant (as defined herein) giving notice of its intention to terminate or not extend or renew its lease, (ii) if an event of default under any Major Government Tenant lease has occurred, (iii) a Major Government Tenant becomes insolvent or a debtor in any bankruptcy action, (iv) if any Major Government Tenant lease is terminated or no longer in full force or effect or (v) if any Major Government Tenant goes dark, vacates or ceases to occupy or discontinues is operations at the property. A Major Government Tenant Trigger Event will end if, in regards to clause (i) above, the Major Government Tenant has entered into a renewal of all of its leased premises in accordance with the requirements of the loan documents or the re-leasing conditions have been satisfied with respect to the Major Government Tenant space, in regards to clause (ii) above, the applicable event of default has been cured, in regards to clause (iii) above, the Major Government Tenant lease is affirmed in the applicable bankruptcy and the Major Government Tenant is open for business and is paying full unabated rent or, if applicable, the Major Government Tenant bankruptcy has been discharged or dismissed with no material adverse effect on Major Government Tenant’s ability to perform under the lease guaranty, in regards to clause (iv) above, the re-leasing conditions have been satisfied with respect to the Major Government Tenant space, or in regards to clause (v) above, the Major Government Tenant recommences its operations at the leased premises or the re-leasing conditions have been satisfied with respect to the Major Government Tenant space.

“Major Government Tenant” means any tenant that is a court, agency, board, bureau, commission, department, office or other authority of the State of New York.

Initial Reserves.    At closing, the borrower deposited (i) $38,946 into a tax reserve account, (ii) $36,425 into an insurance reserve account, (iii) $3.5 million into a TI/LC reserve account, (iv) $198,000 into the Environmental Funds reserve account for performing environmental investigation, remediation operations and maintenance and other related services at the property and (v) $2.0 million into the Workers Comp Lease Funds reserve account for tenant improvements and leasing commissions that may be incurred in connection with the Workers Comp Lease (as defined herein).

The “Workers Comp Lease” is an executed lease of approximately 21,952 sq. ft. to the Workers’ Compensation Hearing Board.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $64,911, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $22,766, into an insurance reserve account and (iii) $8,148 into a replacement reserve account. Once the TI/LC reserve account is reduced to $1.5 million, the borrower will be required to deposit $32,593 on a monthly basis in a TI/LC reserve account, subject to a cap of $3.5 million. In addition, the borrower is required to deposit excess cash flow into (i) a Major Tenant Rollover Fund if a Major Tenant Trigger Event or Major Government Tenant Trigger Event is in effect and (ii) an excess cash flow reserve fund if any Cash Sweep Event, other than a Major Tenant Trigger Event or a Major Government Tenant Trigger Event, is in effect.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

150 Broadway Menands, NY 12204	Collateral Asset Summary – Loan No. 6 Riverview Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,319,282 61.3% 1.88x 13.9%

Latham Circle Mall
ALBANY INTERNATIONAL AIRPORT
155
Hoffman's Playland
MAXWELL RD
NEWTONVILLE
Siena College
87
WOLF RD
The Crossings Of Colonie
SAND CREEK RD
Colonie Center
Northway Mall
9
LOUDONVILLE
378
ROESSLEVILLE
OSBORNE RD
ALBANY SHAKER RD
St Agnes Cemetery
CENTRAL AVE
Riverview Center
150 Broadway
Menands, NY 12204
787
LOUDON RD
EVERETT RD
West Albany Park
State University of New York Albany
Westgate Plaza
90
Menands
Wolferts Roost Country Club
Hudson River
NY State Office Complex
20
WASHINGTON AVE
5
WESTERN AVE
CLINTON AVE
Tivoli Park
85
College Of St Rose
Albany
BROADWAY
NEW SCOTLAND AVE
Washington Park
St. Peter's Hospital
Albany Medical Center Hospital
State Capitol
Empire State Plaza
The Egg
Times Union Center
WHITEHALL RD
Capital Hills At Albany
Lincoln Park
Rensselaer
9W
DOWNTOWN ALBANY
3RD AVE
Normanside Country Club
Hoffman Park
DELAWARE AVE
Graceland Cemetery
MAP © 2015 CARTIFACT · DATA © OSM
Syracuse
Albany
VT
NH
MA
Boston
Binghamton
NY
CT
Hartford
Scranton
PA
Bethlehem
New York
Harrisburg
Trenton
Philadelphia
Wilmington
NJ
Atlantic Ocean
MD
Baltimore
Washington DC
DE
VA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

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73

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	Robert P. Weisz
Borrower:	760-800 Owner LLC
Original Balance(1):	$33,000,000
Cut-off Date Balance(1):	$33,000,000
% by Initial UPB:	2.3%
Interest Rate(2):	4.6948%
Payment Date:	5th of each month
First Payment Date:	December 5, 2014
Maturity Date:	November 5, 2024
Amortization(2):	Interest only for first 60 months; 360 months thereafter
Additional Debt(1)(3):	$67,000,000 Pari Passu Debt $10,000,000 Mezzanine Debt
Call Protection:	L(32), D(85), O(3)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$455,196	$227,598
Insurance:	$117,783	Springing
Replacement:	$0	$8,333
TI/LC:	$3,000,000	Springing
Required Repairs:	$100,000	NAP
Free Rent:	$40,978	NAP
CBL/Path Free Rent:	$0	Springing

Financial Information
Mortgage Loan(5)		Total Debt
Cut-off Date Balance / Sq. Ft.:	$178	$196
Balloon Balance / Sq. Ft.:	$164	$180
Cut-off Date LTV:	66.2%	72.8%
Balloon LTV:	60.9%	67.1%
Underwritten NOI DSCR(6):	1.45x	1.20x
Underwritten NCF DSCR(6):	1.35x	1.13x
Underwritten NOI Debt Yield:	9.0%	8.2%
Underwritten NCF Debt Yield:	8.4%	7.6%
Underwritten NOI Debt Yield at Balloon:	9.8%	8.9%
Underwritten NCF Debt Yield at Balloon:	9.1%	8.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Rye Brook, NY
Year Built / Renovated:	1982 / 2006
Total Sq. Ft.:	561,587
Property Management:	RPW Group Inc.
Underwritten NOI:	$8,983,416
Underwritten NCF:	$8,406,129
Appraised Value:	$151,000,000
Appraisal Date:	March 24, 2015

Historical NOI
2014 NOI:	$8,221,821 (December 31, 2014)
2013 NOI:	$7,362,881 (December 31, 2013)
2012 NOI:	$7,673,288 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	90.2% (April 16, 2015)
2014 Occupancy:	89.0% (December 31, 2014)
2013 Occupancy:	86.0% (December 31, 2013)
2012 Occupancy:	86.0% (December 31, 2012)
(1)	The Original Balance and Cut-off Date Balance of $33.0 million represent the non-controlling Note A-2 of the $100.0 million 760 & 800 Westchester Avenue Loan Combination, which is evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1 with an original principal balance of $35.0 million and the non-controlling Note A-3 with an original principal balance of $32.0 million. For additional information on the pari passu companion loans, see “The Loan” herein.
(2)	The mortgage loan accrues interest at a fixed rate equal to 4.6948% through November 5, 2019. From and after December 5, 2019, the mortgage loan accrues interest and amortizes based on a specific interest and amortization schedule (pursuant to which the interest rate increases over time) provided in Annex H of this free writing prospectus.
(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 760 & 800 Westchester Avenue Loan Combination.
(6)	Based on a non-standard amortization schedule provided in this free writing prospectus. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.89x and 1.77x, respectively and the Underwritten NOI DCSR and Underwritten NCF DCSR for the total debt are 1.53x and 1.43x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
CBL Path	NR/NR/NR	64,584	11.5%	$28.00	13.7%	11/30/2016(3)
Guardian Life Insurance	AA/Aa2/AA+	40,973	7.3%	$28.35	8.8%	3/31/2022(4)
Broadview Networks, Inc	NR/NR/NR	27,080	4.8%	$24.81	5.1%	4/30/2019(5)
WRNN-TV Associates	NR/NR/NR	24,391	4.3%	$21.16	3.9%	11/30/2015
Stark Office Suites	NR/NR/NR	21,550	3.8%	$26.30	4.3%	3/31/2026
Total Major Tenants		178,578	31.8%	$26.46	35.7%
Remaining Tenants		328,188	58.4%	$25.88	64.3%
Total Occupied Collateral		506,766	90.2%	$26.08	100.0%
Vacant		54,821	9.8%
Total		561,587	100.0%

(1)       Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)       U/W Base Rent PSF includes contractual rent increases through June 2016.

(3)       CBL Path has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal option.

(4)       Guardian Life Insurance has been at the 760 & 800 Westchester Avenue Property since 2007 and has two five-year renewal options.

(5)       Broadview Networks, Inc has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal option.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	5	3,740	0.7%	3,740	0.7%	$26.62	0.8%	0.8%
2015	9	50,874	9.1%	54,614	9.7%	$17.21	6.6%	7.4%
2016	20	143,544	25.6%	198,158	35.3%	$27.61	30.0%	37.4%
2017	12	58,396	10.4%	256,554	45.7%	$28.48	12.6%	49.9%
2018	10	29,098	5.2%	285,652	50.9%	$28.40	6.3%	56.2%
2019	8	58,109	10.3%	343,761	61.2%	$26.06	11.5%	67.7%
2020	10	51,437	9.2%	395,198	70.4%	$26.28	10.2%	77.9%
2021	2	12,311	2.2%	407,509	72.6%	$15.17	1.4%	79.3%
2022	2	48,065	8.6%	455,574	81.1%	$28.15	10.2%	89.5%
2023	2	13,563	2.4%	469,137	83.5%	$27.64	2.8%	92.4%
2024	1	16,079	2.9%	485,216	86.4%	$27.50	3.3%	95.7%
2025	0	0	0.0%	485,216	86.4%	$0.00	0.0%	95.7%
Thereafter	2	21,550	3.8%	506,766	90.2%	$26.30	4.3%	100.0%
Vacant	NAP	54,821	9.8%	561,587	100.0%	NAP	NAP
Total / Wtd. Avg.	83	561,587	100.0%			$26.08	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

The Loan.    The 760 & 800 Westchester Avenue loan (the “760 & 800 Westchester Avenue Loan” or “Loan”) is the non-controlling Note A-2 portion, in the original and cut-off date principal amount balance of $33.0 million, of a fixed rate loan in the aggregate original principal amount of $100.0 million (the “760 & 800 Westchester Avenue Loan Combination”). The 760 & 800 Westchester Avenue Loan Combination is secured by the borrower’s fee simple interest in a Class A suburban office campus located at 760 & 800 Westchester Avenue in Rye Brook, Westchester County, New York (the “760 & 800 Westchester Avenue Property”). The 760 & 800 Westchester Avenue Loan Combination is evidenced by three pari passu notes. Only the Note A-2 will be included in the COMM 2015-PC1 mortgage trust. The controlling Note A-1, with an original and cut-off date principal balance of $35.0 million, and the non-controlling Note A-3, with an original and cut-off date principal balance of $32.0 million, (the “760 & 800 Westchester Avenue Companion Loan”) were contributed to the WFCM 2015-NXS1 Trust and COMM 2015-DC1 Trust, respectively. The 760 & 800 Westchester Avenue Loan has a cut-off date balance of $33.0 million ($178 PSF), a ten-year term and amortizes on a specific amortization schedule after five years of interest only. The 760 & 800 Westchester Avenue Combination Loan accrues interest at a fixed rate equal to 4.6948% through November 5, 2019. From and after December 5, 2019, the mortgage loan accrues interest and amortizes based on a specific interest and amortization schedule (pursuant to which the interest rate increases over time) provided in Annex H of this free writing prospectus. Based on the appraised value of $151.0 million ($269 PSF) as of March 24, 2015, the cut-off date LTV is 66.2%. The proceeds of the 760 & 800 Westchester Avenue Combination Loan, along with a $10.0 million mezzanine loan funded concurrently, were used to refinance the existing debt of approximately $68.2 million, fund reserves totaling approximately $3.7 million, pay closing costs of approximately $1.0 million and return approximately $37.1 million of equity to the borrower. The most recent prior financing of the 760 & 800 Westchester Avenue Property was not included in a securitization.

The relationship between the holders of Note A-1, Note A-2 and Note A-3 is governed by an intercreditor agreement described under “Description of the Mortgage Pool Loan Combinations / Split Loan Structures - 760 & 800 Westchester Avenue Loan Combination” in this free writing prospectus.

Loan Combination Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$35,000,000	$35,000,000	WFCM 2015-NXS1	Yes
Note A-2	$33,000,000	$33,000,000	COMM 2015-PC1	No
Note A-3	$32,000,000	$32,000,000	COMM 2015-DC1	No
Total	$100,000,000	$100,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$100,000,000	90.9%	Loan Payoff	$68,191,373	62.0%
Mezzanine Loan Amount	$10,000,000	9.1%	Reserves	$3,713,957	3.4%
			Closing Costs	$1,015,129	0.9%
			Return of Equity	$37,079,541	33.7%
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

The Borrower / Sponsor.    The borrower, 760-800 Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote. The sponsor of the borrower and the nonrecourse carve-out guarantor is Robert P. Weisz.

Robert P. Weisz founded his real estate company, RWP Group, Inc., in 1979 and became one of the largest commercial real estate owners and developers in Westchester County, New York and Fairfield County, Connecticut. To date, the company’s projects total in excess of 3.0 million sq. ft. of office, retail and warehouse space. The company is currently the largest landlord of medical space in Westchester County excluding hospitals and rehab centers. Robert P. Weisz’s current real estate portfolio totals in excess of 1.8 million sq. ft. in seven buildings including the 760 & 800 Westchester Avenue Property. Based on his financial statement as of March 31, 2014, Robert P. Weisz reported a net worth and liquidity of $309.0 million and $66.4 million, respectively.

The Property.    The 760 & 800 Westchester Avenue Property is a Class A office complex situated on a 44.5-acre parcel located in Rye Brook, Westchester County, New York. The 760 & 800 Westchester Avenue Property consists of two office buildings: 760 Westchester Avenue (the “760 Building”) and 800 Westchester Avenue (the “800 Building”). The 760 & 800 Westchester Avenue Property offers amenities that include a four-story atrium with a main lobby on the first floor, a fitness center, a full-service cafeteria with private dining room and service retail including a newsstand, ATM machines and a hair salon. In addition, the fifth floor of the 800 Building has auditorium/conference rooms which are available to tenants for a fee. The 760 & 800 Westchester Avenue Property provides a total of 1,357 parking spaces, resulting in a parking ratio of 2.4 per 1000 square feet of rentable area for the 760 & 800 Westchester Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

The 800 Building is a seven-story building with five floors of tenant space containing approximately 497,003 square feet of rentable area over a two-level underground parking garage. The 800 Building was originally constructed in 1982 as General Food’s worldwide headquarters. The 800 Building layout has a center core with two wings, North and South. The first floor houses the main lobby, the fitness center, mechanical rooms, storage space and an underground passage to the 760 Building. The third, sixth and seventh floors are dedicated to tenant suites. The fourth floor houses the cafeteria with retail amenities and the fifth floor has an auditorium/conference center. The main entrance lobby is located in the center core section. Renovated in 2000, the atrium lobby has a synthetic marble tile floor finish with walls and ceilings of architectural mirror panels in stainless steel frames. The two-level garage provides a total of approximately 1,063 covered parking spaces.

The 760 Building is a three-story office building containing approximately 64,584 square feet of rentable area. The 760 Building was designed with 100% back-up for disaster recovery. The 760 Building is currently occupied by a single medical tenant. Its first floor has lab space and the upper two floors are designed for offices. The main lobby is on the second floor, with a seating area and a granite counter security desk. The 760 Building has 100% emergency power back-up capability provided by a 500 kW, 277/480-volt V-12 diesel engine generator, located at the lobby level in a dedicated room. Parking is provided at various surface lots totaling approximately 294 spaces.

The sponsor acquired the 760 & 800 Westchester Avenue Property when it was vacant from Altria Group (successor to General Foods) for $40.0 million in 2004 and spent approximately $70.0 million to renovate, upgrade and convert the 760 & 800 Westchester Avenue Property to multi-tenant use.

Environmental Matters.    The Phase I environmental report dated April 17, 2014 recommended no further action at the 760 & 800 Westchester Avenue Property.

Major Tenants.    The 760 & 800 Westchester Avenue Property was 90.2% occupied by a diverse mix of 76 tenants, as of April 16, 2015. Other than CBL Path, which leases the entire 760 Building (approximately 11.5% of net rentable area), no single tenant leases more than 7.3% of the net rentable area. The property has averaged approximately 92.5% occupancy since 2006.

CBL Path (64,584 sq. ft., 11.5% of NRA, 13.7% of U/W Base Rent) CBL Path, founded in 1988, is a provider of sub-specialized anatomic pathology and molecular diagnostic laboratory services. CBL Path serves more than 3,900 physician specialists and their patients throughout the Unites States. The company is affiliated with Sonic Healthcare USA, a United States operating company of Sonic Healthcare Limited headquartered in Sydney, Australia. Sonic Healthcare Limited is one of the world’s largest medical diagnostic companies. Its stock is listed on the Australian Stock Exchange under the ticker symbol “SHL”. CBL Path has been at the 760 & 800 Westchester Avenue Property since 2005 and its lease extends through November 30, 2016, with one five-year renewal option.

Guardian Life Insurance (40,973 sq. ft., 7.3% of NRA, 8.8% of U/W Base Rent) Guardian Life Insurance (“Guardian”), founded in 1860 in New York, New York, is one of the largest mutual life insurance companies in the United States. Guardian and its subsidiaries offer life, long-term care insurance, disability income, group medical and dental insurance products, and offer 401(k), annuities and other financial products. Guardian operates one of the largest dental networks in the United States. As of December 31, 2014, Guardian reported total admitted assets of $45.3 billion, total liabilities of $39.6 billion (including $34.9 billion of reserves), and surplus of $5.7 billion. The company is rated AA+ by S&P, Aa2 by Moody’s and AA by Fitch. Guardian has been at the 760 & 800 Westchester Avenue Property since 2007 and its lease extends through March 31, 2022, with two five-year renewal options.

Broadview Networks, Inc (formerly BridgeCom International, Inc.) (27,080 sq. ft., 4.8% of NRA, 5.1% of U/W Base Rent) Founded in 1996, BridgeCom International, Inc., is a full-service integrated communications provider offering a complete array of leading-edge voice, data and internet services to business customers in the northeastern United States. In 2005, BridgeCom Holdings, Inc. (the parent company of BridgeCom International, Inc.) and Broadview Networks Holdings, Inc. completed a merger of the two companies and rebranded as Broadview Networks, Inc. Broadview Networks, Inc offers network-based electronically integrated communications services for small and medium-sized businesses and communications-intensive residential customers in the northeastern and mid-Atlantic United States. The company offers integrated communications solutions, including local, long-distance and international voice services; data services; and dial-up and high-speed Internet services using digital subscriber line (DSL) and other advanced technologies. Broadview Networks, Inc has been at the 760 & 800 Westchester Avenue Property since 2005 and its lease extends through April 30, 2019, with one five-year renewal option.

The Market.     The 760 & 800 Westchester Avenue Property is located in Westchester County, New York. Westchester County is located in the southeastern portion of New York State directly north of New York City. Westchester County is part of the New York-White Plains-Wayne metropolitan statistical area, which includes New York City’s surrounding suburban areas in New York, New Jersey and Pennsylvania. Westchester County consists of six cities, including Mount Vernon, Rye, New Rochelle, White Plains (the county seat), Peekskill and Yonkers, as well as 16 towns. According to U.S. Census Bureau estimates, Westchester County’s population is approximately 963,600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

The 760 & 800 Westchester Avenue Property is located in eastern-central Westchester County, within the village of Rye Brook near the borders of the city of Rye and the town of Harrison. The Rye Brook area benefits from a network of public transportation systems. The Metro-North New Haven line stops at the Rye station located in the center of the business district at the base of Purchase Street-Route 120, as well as the Port Chester station at the base of Westchester Avenue-Route 120A in the center of the village. Metro-North runs express and local trains from the Rye and Port Chester stations into New York City’s Grand Central Terminal to the south and Greenwich and Stamford to the north. Peak travel time to Manhattan is approximately 40 minutes. Both stations have parking and were recently renovated. Port Chester and Rye are primary commuter hubs for the surrounding neighborhoods as there are a significant number of residents of Purchase, Port Chester, Byram, Rye Brook and Glenville that commute by train to Manhattan.

The 760 & 800 Westchester Avenue Property is located within the Eastern submarket of the Westchester County office market. The Westchester County office market contains approximately 29.1 million square feet of inventory as of the third quarter of 2014. The central business district totals 6.2 million square feet of office space and the non-central business district contains 22.9 million square feet of office space. The Eastern submarket, containing 6.4 million square feet of office space (22.0% of total inventory), is Westchester County’s largest submarket. Within the Eastern submarket are the communities of Harrison, Larchmont, Mamaroneck, Port Chester, Rye, Purchase, Rye Brook, Scarsdale and Hartsdale. According to the appraisal, as of the third quarter of 2014 the Eastern submarket had an overall vacancy of 17.6% with average asking Class A gross rents of $30.84 PSF.

Competitive Set(1)
	760 & 800 Westchester Avenue Property	411 Theodore Fremd Ave	Bridge Street Properties	Westchester One	Centre at Purchase	Headquarters Building	Corporate Center at Rye
Location	Rye Brook, NY	Rye, NY	Irvington, NY	White Plains, NY	Purchase, NY	Purchase, NY	Rye, NY
Distance from Subject	--	3.8 miles	12.9 miles	4.6 miles	2.3 miles	2.1 miles	3.9 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1982/2006	2012/NAP	1930/2005	1970/2010	1980/2008	1986/2009	1956/1990
Stories	7	3	3	20	4	4	3
Total GLA	561,587 SF(2)	120,000 SF	200,000 SF	900,000 SF	600,000 SF	279,180 SF	170,973 SF
Total Occupancy	90.2%(2)	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Source: Appraisal.
(2)	Based on UW rent roll dated April 16, 2015.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$12,571,237	$11,983,298	$12,178,974	$13,218,368	$23.54
Value of Vacant Space	0	0	0	1,452,162	2.59
Gross Potential Rent	$12,571,237	$11,983,298	$12,178,974	$14,670,530	$26.12
Total Recoveries	2,121,120	2,445,994	2,247,198	2,141,716	3.81
Total Other Income(2)	401,062	349,559	532,131	532,131	0.95
Less: Vacancy(3)	0	0	0	(1,452,162)	(2.59)
Effective Gross Income	$15,093,419	$14,778,851	$14,958,303	$15,892,215	$28.30
Total Operating Expenses	7,420,131	7,415,970	6,736,482	6,908,799	12.30
Net Operating Income	$7,673,288	$7,362,881	$8,221,821	$8,983,416	$16.00
TI/LC	0	0	0	477,286	0.85
Capital Expenditures	0	0	0	100,000	0.18
Total Net Cash Flow	$7,673,288	$7,362,881	$8,221,821	$8,406,129	$14.97

(1)	U/W Base Rent includes contractual step rent through June 2016.
(2)	Total Other Income includes boardroom, conference room and auditorium rental, tenant work orders, HVAC overtime, storage space rents and generator usage fees reported in the borrower’s operating statements.
(3)	U/W Vacancy represents 9.8% of Gross Potential Rent.

Property Management.    The 760 & 800 Westchester Avenue Property is managed by RPW Group Inc., a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

Lockbox / Cash Management.    The 760 & 800 Westchester Avenue Loan is structured with a hard lockbox and in place cash management. The borrower and manager are required to deposit all rents received into the clearing account within two business days of receipt. Funds deposited into the clearing account are required to be swept by the clearing bank on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period (as defined herein), excess cash flow will be collected by the lender.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.10x, based on the trailing twelve-month period immediately preceding the date of determination and will end if (1) the 760 & 800 Westchester Avenue Loan and all other obligations under the loan documents have been repaid in full, (2) there has been a full defeasance of the 760 & 800 Westchester Avenue Loan or (3) for six consecutive months since the commencement of the existing Cash Sweep Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Sweep Period has occurred or (C) the DSCR is at least equal to 1.15x.

Initial Reserves.    At closing, the borrower deposited (i) $455,196 into a tax reserve account, (ii) $117,783 into an insurance reserve account, (iii) $3,000,000 into the TI/LC reserve account, (iv) $100,000 into the required repairs reserve and (v) $40,978 into the free rent reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $227,598, into a tax reserve account and (ii) $8,333 into a capital expenditure account. In addition, if the balance in the TI/LC reserve account, excluding funds deposited therein from any termination fee deposit, is reduced to $500,000 or less, then the borrower is required to deposit on a monthly basis $40,000 into the TI/LC reserve account, subject to a cap of $1,000,000. The borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if (i) an acceptable blanket insurance policy is no longer in place, (ii) the insurance premiums have not been paid at least ten days prior to the due date or (iii) the lender holds less than 50% of the insurance premium to obtain the policy in the reserve account.

In addition, at any time during the term, in connection with a renewal or replacement of the CBL Path lease, the borrower will have the option to pay to the lender an amount equal to the sum of the rent which would have otherwise been payable to the borrower under the terms of the renewal or replacement of the CBL Path lease but which has been given to such tenant as a “free rent” period, not to exceed nine months. The lender is required to deposit the free rent deposit into a reserve and such funds are required to be held by the lender as additional security for the debt. If at any time during the term, the borrower elects to make the free rent deposit, then for all periods during which funds are being released from the free rent reserve, for the purposes of determining the debt service coverage ratio thereunder, the lender will include in the net operating income for such period the amount of such funds released from the free rent reserve during such period.

Current Mezzanine or Subordinate Indebtedness.     A $10.0 million mezzanine loan was funded at closing by Natixis Real Estate Capital and purchased by RMEZZ Westchester Ave, LLC thereafter. The mezzanine loan is coterminous with the 760 & 800 Westchester Avenue loan and accrues interest at a rate of 11.1100% per annum.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.     The borrower is entitled to obtain a free release of a parcel of undeveloped land from the lien of the security instrument and the other applicable loan documents, provided that the conditions in the loan documents are first or concurrently satisfied in a manner wholly satisfactory to the lender. The release parcel is currently undeveloped land and was attributed no value and was not included in the lender’s underwriting.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

760 and 800 Westchester Avenue Rye Brook, NY 10604	Collateral Asset Summary – Loan No. 7 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$33,000,000 66.2% 1.35x 9.0%

CARTIFACT
760 & 800 Westchester Avenue
760 & 800 Westchester Avenue
Rye Brook, NY 10604
Rye Brook
Port Chester
Purchase St
Polly Park Rd
Kenilworth Rd
Lincoln Ave
King St
N Ridge St
Crawford Park
Westchester Country Club
Willow Ridge Country Club
MTA New Haven
Hutchinson River Pkwy
WESTCHESTER
County Airport
LAGUARDIA
International Airport
NEWARK
International Airport
JFK
International Airport
CONNECTICUT
NEW YORK
NEW JERSEY
Hudson River
Long Island Sound
Palisades Interstate Parkway
Garden State Parkway
Sterling Forest
Stony Point
West Haverstraw
Haverstraw
New City
Ossining
Pleasantville
Hawthorne
Monsey
Spring Valley
Suffern
Mahwah
Nanuet
West Nyack
Pearl River
Sleepy Hollow
Tarrytown
Valhalla
Stamford
Greenwich
Ramsey
White Plains
Dobbs Ferry
Hartsdale
Ardsley
Scarsdale
Rye
Waldwick
Hillsdale
Northvale
Wyckoff
Westwood
Ridgewood
Glen Rock
Paramus
Hawthorne
Eastchester
Dumont
Fair Lawn
New Milford
River Edge
Bergenfield
Paterson
Elmwood Park
Saddle Brook
Tenafly
Yonkers
New Rochelle
Mount Vernon
Teaneck
Englewood
Hackensack
Bayville
Garfield
Lodi
Ridgefield Park
Glen Cove
Hasbrouck Heights
Passaic
Fort Lee
Wallington
Little Ferry
BRONX
Manorhaven
Sea Cliff
East Norwich
Ridgefield
Nutley
Rutherford
Cliffside Park
Port Washington
Fairview
Flower Hill
Brookville
Belleville
Lyndhurst
North Bergen
West New York
Great Neck
East Hills
Jericho
North Arlington
Union City
Secaucus
New York
Westbury
East Orange
Weehawken
Long Island City
Flushing
Mineola
Kearny
North New Hyde Park
Salisbury
Harrison
Hoboken
MANHATTAN
East Meadow
Floral Park
Garden City
QUEENS
Jersey City
Queens Village
Elmont
Hempstead
Newark
Jamaica
Franklin Square
Uniondale
North Merrick
West Hempstead
St. Albans
Roosevelt
Baldwin
Valley Stream
Rockville Centre
Bayonne
Lynbrook
BROOKLYN
Freeport
Merrick
East Rockaway
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Mortgage Loan Information
Loan Seller:	BNYM
Loan Purpose:	Refinance
Sponsor:	Aspen Lodging Group, LLC; Gordon D. Sondland
Borrower:	Portland Governor Hotel Acquisition, LLC
Original Balance:	$33,000,000
Cut-off Date Balance:	$32,861,475
% by Initial UPB:	2.2%
Interest Rate:	4.0350%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(88), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$104,212	$17,369
Insurance:	$8,945	Springing
FF&E:	$20,201	4% of preceding month’s gross revenues
Required Repairs:	$276,209	NAP

Financial Information
Cut-off Date Balance / Room:	$328,615
Balloon Balance / Room:	$262,506
Cut-off Date LTV:	74.2%
Balloon LTV:	59.3%
Underwritten NOI DSCR:	1.93x
Underwritten NCF DSCR:	1.79x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	10.3%
Underwritten NOI Debt Yield at Balloon:	13.9%
Underwritten NCF Debt Yield at Balloon:	12.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Portland, OR
Year Built / Renovated:	1909, 1932 / 2012-2014
Total Rooms:	100
Property Management:	ALG Governor LLC
Underwritten NOI:	$3,656,984
Underwritten NCF:	$3,395,227
Appraised Value:	$44,300,000
Appraisal Date:	February 18, 2015

Historical NOI(2)
Most Recent NOI:	$3,677,585 (T-12 May 31, 2015)
2014 NOI:	$3,167,601 (December 31, 2014)
2013 NOI:	$2,286,883 (December 31, 2013)
2012 NOI:	$2,849,020 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	83.0% (May 31, 2015)
2014 Occupancy:	80.4% (December 31, 2014)
2013 Occupancy:	73.0% (December 31, 2013)
2012 Occupancy:	77.8% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	In March 2014, the sponsor completed a $5.2 million ($52,150 per room) renovation and rebranding. See renovation summary in “The Property” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Historical Occupancy, ADR, RevPAR(1)
	Sentinel Hotel Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	75.9%	$149.58	$113.50	79.7%	$152.85	$121.88	95.2%	97.9%	93.1%
2013	76.3%	$150.14	$114.57	83.0%	$158.29	$131.22	92.0%	94.9%	87.2%
2014	70.9%	$173.68	$123.22	82.3%	$177.01	$145.75	86.2%	98.1%	84.5%
T – 12 Mar 2015	81.0%	$202.51	$164.06	84.1%	$198.25	$166.67	96.4%	102.2%	98.4%
(1)	Source: Hospitality research report.

The Loan.    The Sentinel Hotel loan (the “Sentinel Hotel Loan”) is a $33.0 million fixed rate loan secured by the borrower’s fee simple interest in a 100-room full service hotel located at 614 South West 11th Avenue in Portland, Oregon (the “Sentinel Hotel Property”). The Sentinel Hotel Loan has a ten-year term and amortizes on a 30-year schedule. The Sentinel Hotel Loan accrues interest at a fixed rate equal to 4.0350%. Loan proceeds were used to facilitate a partnership buyout of approximately $12.3 million, retire existing CMBS debt of approximately $13.0 million, payoff preferred equity of approximately $2.0 million, fund reserves of approximately $1.4 million, pay a prepayment penalty of approximately $0.9 million, pay closing costs of approximately $0.7 million and return approximately $2.7 million in equity to the borrower. Based on the appraised value of $44.3 million as of February 18, 2015, the cut-off date LTV is 74.2%.

The Borrower / Sponsor.    The borrower, Portland Governor Hotel Acquisition, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in the organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors, on a joint and several basis, are Aspen Lodging Group, LLC and Gordon D. Sondland.

Gordon D. Sondland is Chairman of The Aspen Companies (“Aspen”) and the founder and CEO of Provenance Hotels (“Provenance”). Aspen owns, develops and manages a diversified portfolio of income properties including hotels, retail centers, office buildings and residential properties. Founded in 1985, Provenance serves as Aspen’s boutique hotel brand. In 2001, Provenance launched a management company that today operates six independent boutique hotels with two additional properties currently in construction and rebranding. Provenance asset manages six additional hotels, including The Westin Portland. Provenance is also an approved manager for Starwood and Marriott. Including the Sentinel Hotel Property, Provenance owns, or retains an equity interest, in thirteen hotels, totaling 2,236 keys, all of which are located in Oregon, Washington and Tennessee.

The Property. The Sentinel Hotel Property is a six-story 100-room full service hotel located in Portland, Oregon. The Sentinel Hotel Property includes 19,943 sq. ft. of ballroom and meeting space, including the 6,474 sq. ft. Governor Ballroom, one of the largest in Portland. The Sentinel Hotel Property comprises of two historic structures which have been combined. The original buildings which were constructed in 1909 (West Wing) and 1932 (East Wing) received upgrades throughout the years. In March 2014, the sponsor completed a comprehensive $5.2 million ($52,150/room) renovation and rebranding which primarily included upgrades to all guest rooms, a complete lobby remodel, re-configuration of the leased food and beverage space, renovation of all corridors and common spaces, façade work, HVAC upgrades and structural upgrades. Prior to the recent rebranding, the Sentinel Hotel Property was known as the Governor.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,000,000	100.0%	Loan Payoff	$12,987,397	39.4%
			Prepayment Penalty	$882,510	2.7%
			Preferred Equity Payoff	$2,000,000	6.1%
			City of Portland Payoff	$18,166	0.1%
			Reserves	$1,409,566	4.3%
			Closing Costs	$677,566	2.1%
			JV Buyout	$12,326,264	37.4%
			Return of Equity	$2,698,530	8.2%
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

The subsequent table provides a more detailed summary of the renovation:

Renovation Summary(1)
Project	Amount Spent	Per Room
Immediate Repairs	$754,393	$7,544
General Construction	$2,363,945	$23,639
FF&E	$1,591,267	$15,913
Consultants and Design	$365,064	$3,651
Surveys/Permits/Fees	$42,791	$428
Reimbursable	$97,490	$975
Total	$5,214,950	$52,150
(1)	Source: Borrower.

Environmental Matters.    The Phase I environmental report dated February 24, 2015 recommended no further action at the Sentinel Hotel Property.

The Market. The Sentinel Hotel Property is located in the heart of downtown Portland at the southeast corner of South West 11th Avenue and South West Alder Street, approximately eight blocks west of the Morrison Bridge off-ramp. The Sentinel Hotel Property is one block north of the MAX light rail line, which connects the central business district directly to the Oregon Convention Center, Memorial Coliseum, MODA Center, and Portland International Airport (PDX). In addition, the Sentinel Hotel Property is located in the West End District of downtown Portland which has nightlife and home to a number of local and international design shops, fashion boutiques, cafés, hotels and culinary destinations. The Portland submarket, for full service boutique hotels, had an occupancy rate of 80.7% for 2014 which is expected to remain steady at about 79.3% into 2018, while ADR was $166.40 in 2014 and is expected to increase to $195.57 by 2018.

According to the appraisal, leisure travelers make up 38% of the Sentinel Hotel Property’s room night demand, which is slightly less than the competitive set.

In downtown Portland, corporate demand is driven by business growth and an increase in occupied office space, which is forecasted to slightly increase as the economy continues to improve. The Sentinel Hotel Property also accommodates a greater portion of meeting and group business than the market as a result of the hotel’s large complement of meeting space. In 2014, commercial and meeting demand accounted for 17,796 rooms rented (62% of total rooms rented at the Sentinel Hotel Property).

Nike is the largest lodging demand generator in downtown Portland placing approximately 30,000 room nights in the market annually. Intel is the largest private employer in downtown Portland. With an annual payroll of $1.5 billion, over 90% of Intel’s 17,500 Oregon employees live in the Portland area. Providence Portland Medical Center, a part of Providence Health & Services is the largest healthcare employer in the area with 15,239 employees. The Oregon Health and Sciences University (“OHSU”) is Oregon’s only health and research university. OHSU operates on a $1.4 billion dollar budget and is one of Portland’s largest employers, with 14,616 employees. Adidas, the second largest sports goods manufacturer in the world, has its North American headquarters located in Portland.

The subsequent chart presents the primary competitive set to the Sentinel Hotel Property:

Primary Competitive Set (1)
Property	Rooms	Year Opened	Approximate Distance	2014 Occupancy(2)	2014 ADR(2)	2014 RevPAR(2)
Sentinel Hotel Property	100	1909	NAP	78.6%	$196.29	$154.36
Hotel Lucia	127	1908	0.3 miles	79.0%	$178.00	$140.48
Nines Portland	331	2008	0.3 miles	89.0%	$205.00	$182.45
Hotel Vintage Plaza	117	1991	0.3 miles	90.0%	$199.00	$179.10
Paramount Hotel	154	2000	0.2 miles	82.0%	$175.00	$143.50
Heathman Hotel	150	1927	0.4 miles	89.0%	$201.00	$178.89
Total / Wtd. Avg.	979			85.7%	$194.56	$167.06
(1)	Source: Appraisal.

(2)	2014 Occupancy, 2014 ADR and 2014 RevPAR represent estimates from the appraisal. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2014 Occupancy, 2014 ADR and 2014 RevPAR at the Sentinel Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

The appraiser determined demand segmentation of 40% commercial, 22% meeting and group and 38% leisure travel for the Sentinel Hotel Property, compared to 46% commercial, 18% meeting and group and 36% leisure travel for the primary competitive set. The market demand mix is presented in the table below:

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure
Sentinel Hotel Property	100	40%	22%	38%
Hotel Lucia	127	40%	15%	45%
Nines Portland	331	45%	20%	35%
Hotel Vintage Plaza	117	50%	15%	35%
Paramount Hotel	154	50%	20%	30%
Heathman Hotel	150	50%	15%	35%
Total / Wtd. Avg.	979	46%	18%	36%
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 5/31/2015	U/W	U/W per Room
Occupancy	77.8%	73.0%	80.4%	83.0%	83.0%
ADR	$158.93	$165.14	$191.92	$208.24	$208.24
RevPAR	$123.65	$120.55	$154.36	$172.88	$172.88

Room Revenue	$4,513,256	$4,400,060	$5,634,110	$6,310,197	$6,310,197	$63,102
F&B Revenue	72,445	68,777	85,618	68,245	68,245	682
Lease Revenue	850,138	833,685	857,781	913,079	988,369	9,884
Parking Income	259,695	349,539	391,531	408,641	408,641	4,086
Other Revenue	24,770	96,677	131,784	165,497	165,497	1,655
Total Revenue	$5,720,304	$5,748,738	$7,100,824	$7,865,659	$7,940,949	$79,409
Operating Expenses	1,659,201	1,582,978	1,778,154	1,904,840	1,904,840	19,048
Undistributed Expenses	922,659	1,522,734	1,734,647	1,811,866	1,811,866	18,119
Gross Operating Profit	$3,138,444	$2,643,026	$3,588,023	$4,148,953	$4,224,243	$42,242
Management Fee(1)	171,609	172,462	218,296	239,653	241,947	2,419
Total Fixed Charges	117,815	183,681	202,126	231,715	325,312	3,253
Net Operating Income	$2,849,020	$2,286,883	$3,167,601	$3,677,585	$3,656,984	$36,570
FF&E(2)	184,419	182,621	234,061	261,758	261,758	2,618
Net Cash Flow	$2,664,601	$2,104,262	$2,933,541	$3,415,827	$3,395,227	$33,952
(1)	U/W Management Fee is 3.0% of gross revenues.

(2)	U/W FF&E represents 4.0% of Room Revenue, F&B Revenue, and Other Revenue.

Property Management.    The Sentinel Hotel Property is managed by ALG Governor LLC, a borrower affiliate.

Lockbox / Cash Management.    The Sentinel Hotel Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the credit card processing companies or tenants, as applicable, to deposit all credit card receipts and commercial rents directly into a lockbox account controlled by the lender. All non-credit card receipts are required to be deposited in the clearing account within two (2) business days of receipt by borrower or property manager. Provided no Trigger Period (as defined below) exists, all funds in the lockbox are swept daily to the borrower’s operating account. During a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to make required payments as set forth in the Sentinel Hotel Loan documents.

A “Trigger Period” will commence upon the occurrence of (i) an event of default or (ii) if the debt service coverage ratio falls below 1.15x on the last day of any calendar quarter. A Trigger Period will cease to exist (a) with respect to clause (i) above, if such event of default has been cured and (b) with respect to clause (ii) above, if the debt service coverage ratio exceeds 1.20x for two consecutive quarters as determined on the last day of each such calendar quarter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Initial Reserves. At closing, the borrower deposited (i) $104,212 into a tax reserve account, (ii) $8,945 into an insurance reserve account, (iii) $276,209 into a required repairs account, (iii) $1,000,000 into a NOI holdback reserve account, which has since been released and (iv) $20,201 for FF&E work.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $17,369, into a tax reserve account and (ii) 4.0% of the property’s gross revenue for the prior month for FF&E work. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

614 South West 11th Avenue Portland, OR 97205	Collateral Asset Summary – Loan No. 8 Sentinel Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,861,475 74.2% 1.79x 11.1%

Sentinel Hotel
614 South West 11th Avenue
Portland, OR 97205
PEARL DISTRICT
BREWERY BLOCKS
OLD TOWN / CHINATOWN
Portland
Willamette River
MORRISON BRDG
HAWTHORNE BRIDGE
NW HOYT ST
NW GLISAN ST
NW FLANDERS ST
NW EVERETT ST
NW DAVIS ST
NW COUCH ST
NW BURNSIDE ST
SW STARK ST
SW OAK ST
SW ALDER ST
SW WASHINGTON ST
SW MORRISON ST
SW YAMHILL ST
SW TAYLOR ST
SW SALMON ST
SW MAIN ST
SW MADISON ST
SW JEFFERSON ST
SW COLUMBIA ST
SW CLAY ST
SW MARKET ST
SW MILL ST
SW PINE ST
SW ASH ST
SW NAITO PKWY
Vancouver
PORTLAND INT'L AIRPORT
Cedar Mill
West Haven -Sylvan
Cedar Hills
Portland
Gresham
Raleigh Hills
Beaverton
Metzger
Milwaukie
Happy Valley
Tigard
Lake Oswego
Oatfield
Clackamas
King City
Johnson City
Rivergrove
Gladstone
Tualatin
Sherwood
West Linn
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

(THIS PAGE INTENTIONALLY LEFT BLANK)

89

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Paulson PRV Holdings LLC
Borrower:	270 PR Unit 2 LLC; 270 PR Unit 3 LLC; 270 PR Unit 4 LLC; 270 PR Unit 5 LLC; 270 PR Unit 6-11 LLC; 270 PR Unit R LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	2.1%
Interest Rate:	4.1300%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	Interest only for the first 24 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	$40,308
Insurance:	$20,990	$20,990
TI/LC:	$21,754	$17,788
Required Repairs:	$83,050	NAP
Replacement:	$0	$4,447
Condominium Assessment Fund(3):	$0	$81,364
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$141
Balloon Balance / Sq. Ft.:	$119
Cut-off Date LTV:	65.8%
Balloon LTV:	55.6%
Underwritten NOI DSCR(4):	2.09x
Underwritten NCF DSCR(4):	1.93x
Underwritten NOI Debt Yield:	12.1%
Underwritten NCF Debt Yield:	11.2%
Underwritten NOI Debt Yield at Balloon:	14.4%
Underwritten NCF Debt Yield at Balloon:	13.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	San Juan, PR
Year Built / Renovated:	1993 / NAP
Total Sq. Ft.:	239,893
Collateral Sq. Ft.:	213,453
Property Management:	AIP PR Holdings LLC
Underwritten NOI:	$3,640,612
Underwritten NCF:	$3,373,796
“As-is” Appraised Value:	$45,600,000
“As-is” Appraisal Date:	April 27, 2015

Historical NOI
2014 NOI:	$4,597,609 (December 31, 2014)
2013 NOI:	$4,731,818 (December 31, 2013)
2012 NOI:	$4,939,366 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy(5):	82.8% (March 31, 2015)
2014 Occupancy:	94.4% (December 31, 2014)
2013 Occupancy:	97.3% (December 31, 2013)
2012 Occupancy:	95.3% (December 31, 2012)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	The borrower is required to make deposits into the Condominium Assessment Fund on each of the first twelve monthly payment dates.
(4)	Underwritten NOI DSCR and Underwritten NCF DSCR are based on amortizing debt service payments. Based on the current interest-only payments, Underwritten NOI DSCR and Underwritten NCF DSCR are 2.90x and 2.69x, respectively.
(5)	The decrease in occupancy is caused by McConnell Valdes vacating a portion of its space on floor 11 in October 2014 and Ikon Benefits Group vacating 10,121 sq. ft. of its penthouse space in January 2015. McConnell Valdes and Ikon Benefits Group each still occupy 74,180 sq. ft. and 13,000 sq. ft. at the property respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration

McConnell Valdes(2)	NR/NR/NR	74,180	34.8%	$21.08	40.3%	12/31/2024
Citibank(3)	A/Baa1/A-	31,900	14.9%	$24.35	20.0%	10/31/2018
Ikon Benefits Group(4)	NR/NR/NR	13,000	6.1%	$20.00	6.7%	9/30/2019
CPG Island Servicing(5)	NR/NR/NR	12,291	5.8%	$21.63	6.9%	4/30/2018
AXA Advisors(6)	A-/A2/A-	9,481	4.4%	$21.04	5.1%	4/30/2020
Total Major Tenants		140,852	66.0%	$21.77	79.1%
Remaining Tenants		35,989	16.9%	$22.53	20.9%
Total Occupied Collateral		176,841	82.8%	$21.92	100.0%
Vacant		36,612	17.2%
Total		213,453	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	McConnell Valdes has two, five-year extension options remaining and no termination options.
(3)	Citibank has three, five-year extension options at a rent equal to the greater of (i) the last applicable base rent increased by 2.5% and (ii) 90% of the fair market value (“FMV”), which base rent (once determined) increases in the aggregate 2.5% at the start of each lease year. Citibank has the one-time right to terminate on September 30, 2016 with 12 months prior notice.
(4)	Ikon Benefits Group has a one-time right to terminate its lease upon 150 days written notice provided during the period from May 1, 2017 to May 31, 2017.
(5)	CPG Island Servicing has one, two-year extension option, with 12-months notice at a rent equal to the greater of (i) $23.64 PSF per year and (ii) the FMV. The lease has no termination options.
(6)	AXA Advisors has one remaining five-year extension option at a rent equal to 95% of FMV. The tenant has a one-time right to terminate its lease, during the period from May 1, 2018 to May 31, 2018, upon 270 days written notice.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2015	1	7,936	3.7%	7,936	3.7%	$20.00	4.1%	4.1%
2016	2	7,381	3.5%	15,317	7.2%	$27.95	5.3%	9.4%
2017	1	4,432	2.1%	19,749	9.3%	$22.17	2.5%	11.9%
2018	7	50,539	23.7%	70,288	32.9%	$23.37	30.5%	42.4%
2019	3	21,566	10.1%	91,854	43.0%	$20.52	11.4%	53.8%
2020	3	10,807	5.1%	102,661	48.1%	$20.92	5.8%	59.7%
2021	0	0	0.0%	102,661	48.1%	$0.00	0.0%	59.7%
2022	0	0	0.0%	102,661	48.1%	$0.00	0.0%	59.7%
2023	0	0	0.0%	102,661	48.1%	$0.00	0.0%	59.7%
2024	6	74,180	34.8%	176,841	82.8%	$21.08	40.3%	100.0%
2025	0	0	0.0%	176,841	82.8%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	176,841	82.8%	$0.00	0.0%	100.0%
Vacant	NAP	36,612	17.2%	213,453	100.0%	NAP	NAP
Total / Wtd. Avg.	23	213,453	100.0%			$21.92	100.00%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan.    The 270 Munoz Rivera loan (the “270 Munoz Rivera Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in six condominium units (totaling 213,453 sq. ft.) (the “270 Munoz Rivera Property”) in a nine unit, 239,893 sq. ft. condominium office building located at 270 Luis Munoz Rivera Avenue in San Juan, Puerto Rico. The 270 Munoz Rivera Loan has an original principal balance of $30.0 million, a 10-year term and amortizes on a 30-year schedule after a 2-year initial interest period. The 270 Munoz Rivera Loan accrues interest at a fixed rate of 4.1300%. Loan proceeds, along with approximately $16.6 million of sponsor equity, were used to acquire the 270 Munoz Rivera Property for $45.5 million, fund upfront reserves of approximately $0.1 million and pay closing costs of approximately $1.0 million. Based on the appraised value of $45.6 million as of April 27, 2015, the cut-off date LTV ratio is 65.8%. The most recent prior financing of the 270 Munoz Rivera Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	64.4%	Purchase Price	$45,500,000	97.7%
Sponsor Equity	$16,590,134	35.6%	Reserves	$125,794	0.3%
			Closing Costs	$964,340	2.1%
Total Sources	$46,590,134	100.0%	Total Uses	$46,590,134	100.0%

The Borrower / Sponsor.    The borrowers, 270 PR Unit 2 LLC, 270 PR Unit 3 LLC, 270 PR Unit 4 LLC, 270 PR Unit 5 LLC, 270 PR Unit 6-11 LLC and 270 PR Unit R LLC, each a borrower, and collectively the borrowers, are each newly formed single purpose Delaware limited liability companies structured to be bankruptcy-remote with one independent director in their organizational structures. The sponsor of the borrowers and the non-recourse carve out guarantor is Paulson PRV Holdings LLC. Paulson PRV Holdings LLC is controlled by John Paulson and a Paulson Family Trust. John Paulson is the founder and president of Paulson & Co.

Paulson & Co. is an investment management firm founded in 1994 that specializes in event-driven arbitrage strategies including merger arbitrage, bankruptcy reorganizations, distressed credit, structured credit, recapitalizations, restructurings and other corporate events. In addition to its hedge funds, Paulson & Co. manages real estate private equity funds that focus on various types of distressed real estate recovery opportunities. Paulson & Co. manages approximately $19.3 billion as of March 1, 2015 and employs approximately 125 employees in offices located in New York, London and Hong Kong.

In 2011, MSR Hotels & Resorts Inc., an entity under common affiliation with the non-recourse carve out guarantor, filed for chapter 11 bankruptcy and was involved in litigation surrounding the bankruptcy in 2011 that continued through 2014. All litigation was resolved and the entity emerged from bankruptcy in June of 2014. For more information regarding the sponsor affiliated bankruptcy, see “Risk Factors – Risks Related to the Mortgage Loans – Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

The Property. The 270 Munoz Rivera Property consists of the top 13 floors (213,453 sq. ft.) of a 239,893 sq. ft., 20-story, Class A, condominium office building located in Hato Rey Ward, the central business district and financial hub of San Juan, Puerto Rico. The 270 Munoz Rivera Property also includes rights to 498 of the 560 parking spaces located in the attached parking garage, which equates to a parking ratio of 2.3 spaces per 1,000 sq. ft. The 270 Munoz Rivera Property represents 89% of the total 239,893 sq. ft. building. The remaining 11% consists of the first floor, mezzanine, lobby and remaining 62 parking spaces. The 270 Munoz Rivera Property was constructed in 1993 and $377,297 of capital improvements have been completed in the common areas of the building since 2012, including updates to the front desk area and a new roof.

The 270 Munoz Rivera Property consists of condominium units 2, 3, 4, 5, 6-11 and R, which comprise the top 13 floors of the building, that will serve as collateral for the loan. The six borrowers collectively have an 89.4% share of ownership of the building and control of the condominium association. The condominium association is controlled by a director, elected by a vote of a majority of unit owners (at least one-half plus one of the unit owners whose units, in-turn, represent at least a 51% share in the common elements of the building).

As of March 31, 2015 the 270 Munoz Rivera Property was 82.8% occupied by 13 tenants, including McConnell Valdes, Citibank, Ikon Benefits Group, CPG Island Servicing and AXA Advisors. The five largest tenants at the 270 Munoz Rivera Property account for 66.0% of NRA and 79.1% of U/W base rent.

Environmental Matters. The Phase I environmental report dated March 31, 2015 recommended no further action at the property.

Major Tenants.

McConnell Valdes (74,180 sq. ft.; 34.8% of NRA; 40.3% of U/W Base Rent) McConnell Valdes is the largest law firm in Puerto Rico with over 120 attorneys specializing in corporate, real estate and finance, environmental, energy and land use, labor and employment, and labor and tax law. Founded in 1946, McConnell Valdes has a nearly 70 year history of service to its clients. McConnell Valdes is headquartered at the 270 Munoz Rivera Property and has been a tenant since 2004. McConnell Valdes has two, five-year extension options remaining on its lease and no termination option.

Citibank (31,900 sq. ft.; 14.9% of NRA; 20.0% of U/W Base Rent; A/Baa1/A- by Fitch/Moody’s/S&P) Citibank is the consumer banking segment of Citigroup Inc. Citigroup Inc. is a diversified financial services holding company that provides various financial products and services for consumers, corporations, governments and institutions worldwide. As of December 31, 2014, the consumer banking segment operated 3,280 branches in 35 countries. Citigroup Inc. was founded in 1812 and is headquartered in New York, New York. Citibank has been a tenant at the building since 2008 and has three, five-year extension options at the greater of (i) the last applicable base rent increased by 2.5% and (ii) 90% FMV, which base rent will increase in the aggregate 2.5% at the start of each lease year. Citibank has the one-time right to terminate its lease on September 30, 2016 by giving 12 months prior written notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Ikon Benefits Group (13,000 sq. ft.; 6.1% of NRA; 6.7% of U/W Base Rent) Ikon Benefits Group is a Puerto Rico based health and welfare benefits company founded in 1998. Ikon Benefits Group is a subsidiary of NFP Benefits Partners (“NFP”), a division of National Financial Partners Corp. NFP Benefits Partners is a corporate benefits company with more than 185 offices across the United States. NFP offers benefits administration, insurance and wealth management, and advisory and brokerage services. Ikon Benefits Group has been at the property since 2004 and has no remaining extension options on its lease. Ikon Benefits Group has a one-time right to terminate its lease upon 150 days written notice provided during the period from May 1, 2017 to May 31, 2017.

The Market. The 270 Munoz Rivera Property is located at the intersection of Luis Munoz Rivera Avenue and Franklin Delano Roosevelt Avenue within the Hato Rey neighborhood of San Juan, Puerto Rico. Hato Rey is Puerto Rico’s central business district and main financial sector. The Golden Mile Area within Hato Rey, where the property is located, contains the largest concentration of banks, accounting firms, insurance companies and law firms on the island. The 270 Munoz Rivera Property is accessible both by car (there are 498 parking spaces available in the attached garage) as well as by the Tren Urbano, which is the primary transportation system in San Juan outside of personal automobile use. There are three Tren Urbano stations, two of which are currently under construction, within the Golden Mile Area, one of which is located adjacent to the property.

Primary uses within the neighborhood include medium and high-density residential, limited industrial, institutional and commercial uses. Commercial uses, mainly along the principal roads and intersections, include shopping centers, high-rise and mid-rise office buildings and standalone properties such as restaurants, stores and small offices. Additionally, there are several civic and government institutions located within Hato Rey, including the Federal Office Building, the Judicial Center and the Department of Labor. Furthermore, the Plaza Las Americas Shopping Mall, the largest mall in the Caribbean, with over two million sq. ft. of leasable area, is located one mile west of the 270 Munoz Rivera Property. Recent developments in the neighborhood include a recent addition to Plaza Las Americas, the Plaza Chardón Office Tower, the new State Elections Board Building and the José Miguel Agrelot Coliseum.

According to the appraiser, there is a total of 10.3 million sq. ft. of Class A and B office space in the San Juan office market with an overall vacancy rate of 13.0% at the end of 2014. This is up slightly from the vacancy of 11.3% at the end of 2013. Vacancy for Class A office space specifically was 7.8% at the end of 2014. According to the appraiser, Class A office space in San Juan has traditionally maintained high occupancy rates, even through the recession. The market’s overall asking rents have trended downward slightly in the last several years from $19.00 PSF in Q4 2012 to $18.75 PSF in Q4 2013 and $18.00 PSF in Q4 2014. There was no new supply introduced in the past year and there are not any new developments expected in the near future.

Comparable Office Rentals(1)
Building	Year Built	NRA (sq. ft.)	% Occupied	Quoted Rental Rate	Expense Basis
270 Munoz Rivera Property	1993	213,453(2)	82.8%(2)	NAP	NAP
American International Plaza	1991	326,275	80.0%	$20.70	NNN
Banco Popular Center	1965	378,322	96.0%	$23.00	NNN
Citi Towers	1975	175,000	89.0%	$25.00	FS
Torre Chardon	2001	252,000	100.0%	$21.00	NNN
(1)	Source: Appraisal.
(2)	Source: Underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$4,542,149	$4,648,234	$4,533,394	$4,350,049	$3,866,484	$18.11
Rent Steps(2)	0	0	0	0	64,292	$0.30
Value of Vacant Space	0	0	0	0	769,988	$3.61
Gross Potential Rent	$4,542,149	$4,648,234	$4,533,394	$4,350,049	$4,700,763	$22.02
Total Recoveries	3,419,494	3,403,606	3,541,602	3,508,194	3,170,293	$14.85
Total Other Income	855,996	861,223	783,620	746,500	746,500	$3.50
Less: Vacancy/Bad Debt(3)	(3,576)	(8,697)	(110,723)	112,719	(769,988)	($3.61)
Effective Gross Income	$8,814,063	$8,904,366	$8,747,893	$8,717,462	$7,847,568	$36.76
Total Operating Expenses	3,883,576	3,965,000	4,016,075	4,119,853	4,206,956	$19.71
Net Operating Income	$4,930,487	$4,939,366	$4,731,818	$4,597,609	$3,640,612	$17.06
TI/LC	0	0	0	0	213,453	$1.00
Capital Expenditures	0	0	0	0	53,363	$0.25
Net Cash Flow	$4,930,487	$4,939,366	$4,731,818	$4,597,609	$3,373,796	$15.81
(1)	The decrease in Base Rent is caused by McConnell Valdes vacating a portion of its space on floor 11 in October 2014 and Ikon Benefits Group vacating 10,121 sq. ft. of its penthouse space in January 2015. McConnell Valdes and Ikon Benefits Group each still occupy 74,180 sq. ft. and 13,000 sq. ft. at the property respectively.
(2)	U/W Rent Steps based on contractual rent steps through June 1, 2016.
(3)	U/W Vacancy/Bad Debt is based on the in place vacancy and represents 8.9% of total gross income. The appraiser estimated market vacancy of 9.0% for the property.

Property Management.    The 270 Munoz Rivera Property is managed by AIP PR Holdings LLC, a borrower affiliate.

Lockbox / Cash Management.     The 270 Munoz Rivera Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited by the tenants directly into a clearing account established and maintained by the borrower at an institution approved by the lender. Provided no Trigger Period, as defined herein, is continuing, all funds in the clearing account are swept daily into the borrower’s operating account. Upon the occurrence of a Trigger Period, amounts in the clearing account will be swept into a lender controlled account and disbursed in accordance with the 270 Munoz Rivera Loan documents with excess cash being held by lender as additional collateral.

A “Trigger Period” will occur (i) upon an event of default (until cured), (ii) if the debt service coverage ratio falls below 1.25x (until such time that the debt service coverage ratio is at least 1.30x for two consecutive quarters) or (iii) the commencement of a Lease Sweep Period, as defined herein (until such period has ended).

A “Lease Sweep Period” will commence in the event the debt service coverage ratio is less than 1.50x (excluding all rent and reimbursements payable to McConnell Valdes), and (i) it is 12 months prior to the expiration of McConnell Valdes’ lease, (ii) it is the date required under the McConnell Valdes lease for such tenant to give notice of its exercise of a renewal option (and such renewal has not been exercised), (iii) it is the date the McConnell Valdes lease is surrendered, cancelled, or terminated prior to its then current expiration date or McConnell Valdes gives notice of its intention to do so, (iv) it is the date that McConnell Valdes discontinues its business at the 270 Munoz Rivera Property for more than 30 consecutive days or gives notice to discontinue its business at the property, (v) a material payment default has occurred by McConnell Valdes under its lease beyond applicable notice and cure periods or (vi) an insolvency proceeding of the McConnell Valdes tenant or its parent company has occurred.

Initial Reserves.    At loan closing, the borrower deposited (i) $20,990 into an insurance reserve account, (ii) $21,754 into a TI/LC reserve account for existing approved outstanding leasing expenses and (iii) $83,050 into a required repairs reserve.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit (i) 1/12 of the estimated annual real estate taxes, which currently equates to $40,308, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $20,990, into an insurance reserve account, (iii) $4,447 into a replacement reserve account, (iv) $17,788 for into a TI/LC reserve account and (v) $81,364 on each of the first 12 monthly payment dates into a condominium assessment reserve account. On each monthly payment date during a Lease Sweep Period, all excess cash flow will be deposited to the lease sweep reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted. The borrower may obtain an approved mezzanine loan provided, among other things, the mezzanine loan (i) has a term that is coterminous with the 270 Munoz Rivera Loan, (ii) is in an amount equal to or less than $7,500,000, (iii) is secured only by collateral which is not collateral for the 270 Munoz Rivera Loan and (iv) results in a combined (a) loan to value ratio of no more than 66%, (b) debt service coverage ratio of no less than 1.60x and (c) debt yield of no less than 9.75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

270 Luis Munoz Rivera Avenue San Juan, PR 00918	Collateral Asset Summary – Loan No. 9 270 Munoz Rivera	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 65.8% 1.93x 12.1%

270 Munoz Rivera
270 Luis Munoz Rivera Avenue
San Juan, PR 00918
San Juan
ATLANTIC OCEAN
Bahia de San Juan
Laguna San José
ISLA GRANDE AIRPORT
LUIS MUÑOZ MARÍN INTERNATIONAL AIRPORT
San Juan National Historic Site
Parque del Tercer Milenio
San Juan Marriott Resort & Stellaris Casino
Radisson Ambassador Plaza Hotel & Casino San Juan
Doubletree By Hilton San Juan
Parque Barbosa
Puerto Rico Convention Center
Museo de Arte Contemporáneo de Puerto Rico
Museum of Art of Puerto Rico
Reserva Natural Caño Martín Peña
Universidad Interamericana de Puerto Rico
Plaza Las Américas
Hiram Bithorn Stadium
Hospital Auxilio Mutuo
University of Puerto Rico - Rio Piedras
San Patricio Plaza
Bosque Urbano de San Patricio
Parque Luis Muñoz Marín
65 de Infantería Shopping Center
Jardín Botánico de la Universidad de Puerto Rico
Autoridad Metropolitana de Autobuses
Cementerio de la Capital
Bosque Urbano del Nuevo Milenio
Bosque Urbano Doña Inés Mendoza
Corredor Ecológico de San Juan
Reserva Natural La Ciénaga Las Cucharillas
AVE JUAN PONCE DE LEON
AVE EL CAÑO
AVE FRANKLIN DELANO ROOSEVELT
AVE JESÚS T PIÑERO
AVENIDA JESÚS T PIÑERO
AVENIDA AMÉRICO MIRANDA
AVE LUIS MUÑOZ RIVERA
AVE REGIMIENTO 65 DE INFANTERIA
AVENIDA LOMAS VERDES
AVENIDA VICTOR M LABOSA
CARRETERA 1
AVE. DOÑA FELISA RINCON DE GAUTIER
EXPRESO MANUEL RIVERA MORALES
RAMAL 8
PR-21
PR-844
PR-845
PR-846
PR-848
CARRETERA 849
1
2
3
8
17
18
20
22
23
26
52
177
181
199
Gulf of Mexico
ATLANTIC OCEAN
THE BAHAMAS
TURKS AND CAICOS ISLANDS
CUBA
MEXICO
HAITI
D.R.
JAMAICA
Caribbean Sea
HONDURAS
NICARAGUA
PANAMA
COLUMBIA
VENEZUELA
CARTIFACT
MAP © 2015 CARTIFACT · DATA © OSM

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	RT San Diego LLC
Original Balance:	$29,750,000
Cut-off Date Balance:	$29,710,824
% by Initial UPB:	2.0%
Interest Rate:	4.5000%
Payment Date:	1st of each month
First Payment Date:	July 1, 2015
Maturity Date:	June 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$83,659	$27,886
Insurance:	$0	Springing
FF&E:	$0	At least 4% of prior month’s gross revenues
Comfort Letter Transfer:	$2,500	NAP
Franchise Expiration Sweep:	$0	Springing
Parking Rent:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$206,325
Balloon Balance / Room:	$167,056
Cut-off Date LTV:	68.3%
Balloon LTV:	55.3%
Underwritten NOI DSCR:	1.88x
Underwritten NCF DSCR:	1.71x
Underwritten NOI Debt Yield:	11.4%
Underwritten NCF Debt Yield:	10.4%
Underwritten NOI Debt Yield at Balloon:	14.1%
Underwritten NCF Debt Yield at Balloon:	12.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple / Leasehold
Location:	San Diego, CA
Year Built / Renovated:	1989 / 2013
Total Rooms:	144
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$3,397,992
Underwritten NCF:	$3,102,039
Appraised Value:	$43,500,000
Appraisal Date:	March 24, 2015

Historical NOI
Most Recent NOI:	$3,397,196 (T-12 April 30, 2015)
2014 NOI:	$3,248,045 (December 31, 2014)
2013 NOI:	$2,731,476 (December 31, 2013)
2012 NOI:	$3,219,411 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	90.8% (April 30, 2015)
2014 Occupancy:	88.8% (December 31, 2014)
2013 Occupancy:	84.5% (December 31, 2013)
2012 Occupancy:	90.8% (December 31, 2012)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Historical Occupancy, ADR, RevPAR(1)(2)
	Residence Inn San Diego Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	90.4%	$139.86	$126.46	71.3%	$112.22	$80.06	126.7%	124.6%	158.0%
2013	83.3%	$139.57	$116.20	71.3%	$115.08	$82.05	116.8%	121.3%	141.6%
2014	88.6%	$151.55	$134.30	73.1%	$119.30	$87.21	121.2%	127.0%	154.0%
T-12 Feb 2015	90.1%	$152.83	$137.65	73.4%	$119.22	$87.47	122.8%	128.2%	157.4%
(1)	Source: Hospitality research report.
(2)	Occupancy, ADR and RevPAR represent estimates from the hospitality research report. The minor variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Residence Inn San Diego Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.    The Residence Inn San Diego loan (the “Residence Inn San Diego Loan”) is a $29.75 million fixed rate loan secured by the borrower’s fee simple interest in a 144-room extended stay hotel located at 5400 Kearny Mesa Road in San Diego, California and the borrower’s leasehold interest in a parking lot located adjacent to the hotel (together, the “Residence Inn San Diego Property”). The Residence Inn San Diego Loan has a 10-year term and amortizes on a 30-year schedule. The Residence Inn San Diego Loan accrues interest at a fixed rate equal to 4.5000%. Loan proceeds were used to retire existing debt of approximately $19.3 million, fund reserves of approximately $0.1 million, pay closing costs of approximately $0.1 million and return approximately $10.3 million of equity to the borrower. Based on the appraised value of $43.5 million as of March 24, 2015, the cut-off date LTV is 68.3%. The most recent prior financing of the Residence Inn Property was included in the JPMCC 2006-LDP7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,750,000	100.0%	Loan Payoff	$19,272,787	64.8%
			Reserves	$86,159	0.3%
			Closing Costs	$131,739	0.4%
			Return of Equity	$10,259,315	34.5%
Total Sources	$29,750,000	100.0%	Total Uses	$29,750,000	100.0%

The Borrower / Sponsor.    The borrower, RT San Diego LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in the organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Allan V. Rose.

Allan V. Rose is the owner and chief executive officer of AVR Realty, a privately held real estate development and management company. Mr. Rose founded AVR Realty over 45 years ago and has since built, acquired and developed more than 30 million square feet of commercial and residential space. AVR Realty’s portfolio currently includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. The Residence Inn San Diego Property is a 144-room extended stay hotel located in San Diego, California. The Residence Inn San Diego Property, built in 1989 and renovated most recently in 2013, consists of 18 two-story buildings housing the guestrooms and one two-story clubhouse building. The Residence Inn San Diego Property features 158 parking spaces, 41 of which are located at an adjacent parcel, in which the borrower has a leasehold interest, and are used pursuant to the related parking lease. The total 158 parking spaces equate to a ratio of 1.1 spaces per guestroom. The Residence Inn San Diego Property has undergone approximately $4.3 million in renovations since 2010, including an approximately $2.8 million PIP renovation in 2013. The PIP renovation addressed the public clubhouse space, exercise room, laundry room, administrative office, dining areas, corridors, guestrooms and guest bathrooms. The subsequent table provides a detailed summary of the historical capital expenditures.

Historical Capital Expenditure Summary(1)
	2010	2011	2012	2013	2014	2015
Total Paid	$440,700	$322,728	$232,815	$3,121,465	$129,963	$94,471
Paid Per Room	$3,060	$2,241	$1,617	$21,677	$903	$656
(1)	Source: Sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

The Residence Inn San Diego Property features 144 suites, including 102 king studios, 6 double queen and 36 two-bedroom penthouse units. Each guestroom is furnished with a fully equipped kitchen, living room and separate bedroom space. The property also features a variety of amenities, including an outdoor heated pool and whirlpool, a kid’s pool and fire pit area, a business center, an exercise facility, a sundry shop and offers a complimentary hot breakfast buffet served daily and an evening social hour with buffet style dinner. The Residence Inn San Diego Property is operated under a franchise agreement with Marriott International, Inc., which expires in February 2021. There is a cash flow sweep in place that will commence 18 months prior to the expiration of the franchise agreement and will continue until the greater of (a) $10,000 per room or (b) 120% of the amount outstanding for the property improvement plan (“PIP”) have been swept into a lender controlled account.

Environmental Matters.    The Phase I environmental report dated April 2, 2015 recommended no further action at the Residence Inn San Diego Property.

The Market. The Residence Inn San Diego Property is located in the Kearny Mesa area of San Diego, California approximately 9 miles north of downtown San Diego. The Residence Inn San Diego Property is situated on Kearny Mesa Road, just west of the Cabrillo Freeway (“State Route 163”) and the San Clemente Canyon Freeway. State Route 163 is an 11-mile freeway that provides direct access to downtown San Diego from the Residence Inn San Diego Property. The property is also in close proximity to Interstate 805, Interstate 8 and Interstate 15, three major thoroughfares in southwest portion of the United States, and the San Diego International Airport. The San Diego International Airport is located approximately 11 miles southwest of the property and is the nation’s busiest single runway commercial airport, serving over 18.76 million passengers in 2014.

The Residence Inn San Diego Property has several demand drivers. The property is approximately 5 miles from Marine Corps Air Station Miramar and approximately 14 miles from the Space and Naval Warfare Systems Command Center (“SPAWAR”). SPAWAR, one of three Department of Navy major acquisition command centers, delivers information technology products and services to the Navy fleet and Department of Defense affiliates. SPAWAR employs approximately 3,400 civilians and military employees and serves as a central meeting place for the greater Department of Navy organization and its contractors. The Residence Inn San Diego Property is also approximately 10 miles from the San Diego Convention Center, which offers approximately 815,000 sq. ft. of meeting space and had approximately 782,000 attendees in 2014. Other large demand drivers in the San Diego area include three large universities, including the University of San Diego, San Diego State University and the University of California San Diego, as well as Qualcomm Stadium, Sea World, LEGOLAND, the San Diego Zoo and Mission Bay, the largest man-made aquatic park in the United States.

The subsequent chart presents the primary competitive set to the Residence Inn San Diego Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Approximate Distance	2014 Occupancy	2014 ADR	2014 RevPAR
Residence Inn San Diego Property	144	2000	NAP	88.8%	$151.44	$134.43
Residence Inn Mission Valley	192	2003	7.2 miles	95.0%	$155.00	$147.25
Residence Inn Sorrento Mesa	150	1999	7.6 miles	76.0%	$152.00	$115.52
Staybridge Suites Sorrento Mesa	131	2002	8.2 miles	79.0%	$150.00	$118.50
Hyatt House Sorrento Mesa	193	1999	7.5 miles	78.0%	$148.00	$115.44
Courtyard San Diego Central	245	2002	<1.0 miles	79.0%	$137.00	$108.23
Hampton Inn Kearny Mesa	147	1989	0.1 miles	74.0%	$135.00	$99.90
Four Points San Diego	223	1987	2.3 miles	61.0%	$98.00	$59.78
Total / Wtd. Avg.	1,425			78.4%	$138.84	$110.38
(1)	Source: Appraisal.

The appraiser determined demand segmentation of 58% extended stay, 20% commercial, 15% leisure and 7% meeting and group for the Residence Inn San Diego Property, compared to 35% extended stay, 40% commercial, 16% leisure and 9% meeting and group travel for the primary competitive set. The market demand mix is presented in the subsequent chart:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Demand Segmentation(1)
Property	Rooms	Commercial	Meeting and Group	Leisure	Extended Stay
Residence Inn San Diego Property	144	20%	7%	15%	58%
Residence Inn Mission Valley	192	10%	10%	15%	65%
Residence Inn Sorrento Mesa	150	20%	5%	15%	60%
Staybridge Suites Sorrento Mesa	131	20%	5%	20%	55%
Hyatt House Sorrento Mesa	193	25%	5%	20%	50%
Courtyard San Diego Central	245	75%	10%	10%	5%
Hampton Inn Kearny Mesa	147	75%	5%	15%	5%
Four Points San Diego	223	55%	20%	20%	5%
Total / Wtd. Avg.	1,425	40%	9%	16%	35%
(1) Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	2014	T-12 4/30/2015	U/W	U/W per Room
Occupancy	90.8%	84.5%	88.8%	90.8%	90.8%
ADR	$138.73	$137.43	$151.44	$153.58	$153.58
RevPAR	$125.93	$116.15	$134.43	$139.41	$139.41

Room Revenue	$6,636,918	$6,104,631	$7,065,741	$7,327,530	$7,327,530	$50,886
F&B Revenue	0	0	0	0	0	0
Other Revenue	72,341	65,383	67,870	71,295	71,295	495
Total Revenue	$6,709,259	$6,170,014	$7,133,611	$7,398,824	$7,398,824	$51,381
Operating Expenses	1,189,293	1,207,253	1,320,215	1,306,877	1,306,877	9,076
Undistributed Expenses	1,715,111	1,654,199	1,950,944	2,061,308	2,061,308	14,315
Gross Operating Profit	$3,804,855	$3,308,562	$3,862,452	$4,030,640	$4,030,640	$27,991
Management Fee(1)	201,278	185,101	214,008	221,965	221,965	1,541
Total Fixed Charges	384,166	391,985	400,398	411,479	410,683	2,852
Net Operating Income	$3,219,411	$2,731,476	$3,248,045	$3,397,196	$3,397,992	$23,597
FF&E(2)	0	0	0	0	295,953	2,055
Net Cash Flow	$3,219,411	$2,731,476	$3,248,045	$3,397,196	$3,102,039	$21,542

(1)	U/W Management Fee is 3.0% of gross revenues.
(2)	U/W FF&E represents 4.0% of gross revenues.

Property Management.    The Residence Inn San Diego Property is managed by Dimension Development Two, LLC. Dimension Development Two, LLC is a hospitality management company that currently operates 48 hotels in 11 states across the Hilton, Marriott and IHG brands.

Lockbox / Cash Management.    The Residence Inn San Diego Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the borrower and property manager are required to deposit all other rent and payments into the clearing account within two days of receipt. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will commence (i) upon an event of default, (ii) the commencement of a Low Debt Service Period (as defined below) or (iii) the commencement of a Franchise Expiration Sweep Period (as defined below).

A “Low Debt Service Period” will occur if the debt service coverage ratio for the trailing 12-month period is less than 1.15x on the last day of any calendar quarter and will end if the debt service coverage ratio is at least 1.20x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

A “Franchise Expiration Sweep Period” will occur upon the earlier of (a) 18 months prior to the earliest stated expiration date of the franchise agreement and (b) upon borrower’s notification to the lender of the borrower’s intention or desire to enter into a replacement franchise agreement pursuant to the loan documents. During a Franchise Expiration Sweep Period, all excess funds will be swept into a lender controlled reserve until the lender has swept an amount equal to the greater of (a) $10,000 per room or (b) 120% of the amount outstanding for the property improvement plan (“PIP”). Upon the determination of the cost of the PIP, funds in excess of 120% of the cost of the PIP that are held in the reserve (if any) will be returned to the borrower, provided no event of default exists. All funds held by lender as a result of a Franchise Expiration Sweep Period will be released to the borrower provided (a) no event of default has occurred and is continuing, (b) the borrower has renewed the franchise agreement or entered into a new franchise agreement, in each case, for a term of no less than ten years and (c) the outstanding PIP requirements have been completed.

Initial Reserves. At closing, the borrower deposited (i) $83,659 into a tax reserve account and (ii) $2,500 into a comfort letter transfer reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $27,886, into a tax reserve account, (ii) the greater of (a) 4.0% of the property’s prior month’s rent, (b) the then-current amount required under the management agreement and (c) the then-current amount required under the franchise agreement for FF&E work and (iii) 1/12 of the annual parking rent required under the parking lease as described in the loan documents, provided that payments to this reserve are waived as long as (i) no event of default or Low Debt Service Period (as described above) exists, (ii) the borrower is paying rent under the parking lease as and when required and (iii) no event of default exists under the parking lease. On each monthly date during a Franchise Expiration Sweep Period, the borrower is required to deposit all excess cash into a franchise expiration sweep account. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Ground Lease. The leasehold portion of the Residence Inn San Diego Property (adjacent property leased by the borrower for parking) is subject to a long term ground lease that has an initial lease expiration date of April 19, 2023 with three, ten-year extension options. The current ground lease has fixed annual payments of $12,000 and escalates to $14,000, $16,000 and $18,000 upon exercising the first, second and third extension option, respectively. The current ground lease has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

5400 Kearny Mesa Road San Diego, CA 92111	Collateral Asset Summary – Loan No. 10 Residence Inn San Diego	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,710,824 68.3% 1.71x 11.4%

Residence Inn San Diego
5400 Kearny Mesa Road
San Diego, CA 92111
San Diego
Del Mar
Del Mar Racetrack
Fairbanks Ranch
Torrey Highlands
North City
Carmel Valley
Sorrento Valley
Mira Mesa
Torrey Pines
Torrey Pines Golf Course
Pacific Ocean
University of CA -San Diego (UCSD)
Scripps Memorial Hospital
Thornton Hospital
Westfield UTC
Miramar Marine Station
University City
La Jolla Village
La Jolla
Kearny Mesa
Montgomery Field
Clairemont Mesa
Bay Park
Serra Mesa
Tierrasanta
Mission Trails Regional Park
Pacific Beach
Mission Beach
Mission Bay
Seaworld
University Of San Diego
Mission Valley
Qualcomm Stadium
San Diego State University
Del Cerro
Old Town
San Diego International Airport
Point Loma Nazarene University
San Diego Bay
Downtown San Diego
Petco Park
North Island Air Station
Coronado
San Diego Zoo
North Park
Normal Heights
University Heights
City Heights
Mid-City
Rolando
El Cerritos
Webster
Encanto
Darnall
San Clemente Canyon Fwy
Jacob Dekema Fwy
Ted Williams Fwy
Oceanside
Vista
Carlsbad
Escondido
Encinitas
Solana Beach
Poway
Santee
El Cajon
La Mesa
Coronado
National City
Chula Vista
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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105

100 Pearl Street Hartford, CT 06103	Collateral Asset Summary – Loan No. 11 100 Pearl Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,125,000 75.0% 1.51x 10.0%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Acquisition
Sponsor:	Barry Friedman; Bernard S. Bertram
Borrower:	SGS Pearl LLC; Shelbourne Pearl, LLC
Original Balance:	$28,125,000
Cut-off Date Balance:	$28,125,000
% by Initial UPB:	1.9%
Interest Rate:	4.2600%
Payment Date:	5th of each month
First Payment Date:	May 5, 2015
Maturity Date:	April 5, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(90), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$309,886	$77,471
Insurance:	$6,259	$6,259
Replacement:	$0	$4,891
TI/LC(2):	$1,400,000	Springing
First Niagara Tenant Improvements:	$260,509	NAP
Special Rollover Reserve(3):	$0	Springing
Required Repairs:	$120,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$103
Balloon Balance / Sq. Ft.:	$87
Cut-off Date LTV:	75.0%
Balloon LTV:	63.6%
Underwritten NOI DSCR(4):	1.69x
Underwritten NCF DSCR(4):	1.51x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	8.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Hartford, CT
Year Built / Renovated:	1989 / 2003-2006, 2008-2012
Total Sq. Ft.:	273,089
Property Management:	Shelbourne CT Management, LLC
Underwritten NOI:	$2,814,958
Underwritten NCF:	$2,511,473
Appraised Value:	$37,500,000
Appraisal Date:	January 7, 2015

Historical NOI
Most Recent NOI:	$2,767,276 (December 31, 2014)
2013 NOI:	$2,244,704 (December 31, 2013)
2012 NOI:	$1,456,295 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	99.5% (April 30, 2015)
2014 Occupancy:	99.6% (December 31, 2014)
2013 Occupancy:	99.5% (December 31, 2013)
2012 Occupancy:	93.7% (December 31, 2012)

(1)       Cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.15x or (iii) the commencement of a Lease Sweep Period. A “Lease Sweep Period” will commence following the occurrence of any of the following: (i) March 14, 2018, being the date that is approximately nine months prior to the Phoenix Investment/Virtus lease expiration date, (ii) the date required under any lease by which a Major Tenant thereunder is required to give notice of its exercise of a renewal option, (iii) any lease, to which a Major Tenant is subject, is surrendered, canceled or terminated prior to its then current expiration date, (iv) any Major Tenant discontinues its business (i.e. “goes dark”) at its premises at the property or gives notice that it intends to discontinue its business at its premises at the property, (v) a default under a lease by any Major Tenant or (vi) the occurrence of certain bankruptcy-related events by a Major Tenant. A “Major Tenant” means: (i) Phoenix Investment/Virtus and any replacement tenant under the Phoenix Investment/Virtus lease, (ii) any other tenant leasing more than 20.0% of the NRA or (iii) any tenant whose lease generates at least 15.0% of the underwritten base rents.

(2)      Monthly payments in the amount of $27,789 in the TI/LC reserve will commence on March 5, 2018. If the lender determines in its reasonable judgment that the funds in the TI/LC reserve will be insufficient to pay (or in excess of) the amounts due or to become due for approved leasing expenses, the lender may increase (or decrease) the monthly deposit required to be made by the borrower. Notwithstanding the foregoing, in no event will the borrower be required to make deposits (other than any lease termination payments) until the balance of the TI/LC reserve falls below $500,000. If the balance falls below $500,000, then the monthly deposits will recommence for the remainder of the loan term to be used for the payment of lender-approved TI/LCs.

(3)       Upon the occurrence of a Lease Sweep Period and provided no other trigger event described in footnote 1 above has occurred, the borrower is required to deposit all excess cash flow into the special rollover reserve.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.32x and 2.07x, respectively.

TRANSACTION HIGHLIGHTS
▪	Tenancy. The 100 Pearl Street property is 99.5% occupied by a diverse mix of 32 tenants, as of April 30, 2015. Approximately 18.9% of the NRA is leased to credit worthy tenants including Guilford Specialty Group, Inc., Trust Company of CT/First Niagara, First American Title Ins. Co. and IKON Office Solutions, Inc. The major tenant, Phoenix Investment/Virtus (“Phoenix”) (22.7% of the NRA), is a diversified asset management firm with roots dating to 1851. In 2008, Phoenix spun off its asset management subsidiary to shareholders as an independent publicly traded company renamed Virtus Investment Partners listed on NASDAQ Global Market (“VRTS”). As of March 31, 2015, Virtus Investment Partners had $54.8 billion in assets under management. The property serves as the VRTS corporate headquarters. The second major tenant, Guilford Specialty Group, Inc. (“GSG”) (10.1% of the NRA), was founded in 1985 and is affiliated with a group of privately-owned insurance companies specializing in the excess and surplus lines and specialty marketplace. GSG is a subsidiary of the International Financial Group, Inc., one of the largest privately held insurer groups in the USA and whose parent company is Assurant (Baa2/BBB+ by Moody’s/S&P). GSG has been at the property since 1999 and recently renewed its lease through 2019.
▪	Property & Location. The 100 Pearl Street property is a 273,089 sq. ft. Class A office building located in Hartford’s central business district and is considered one of the top four office buildings in Hartford. The property is comprised of two towers: a low-rise 6-story tower and a high-rise 17-story multi-tenant office building, which are interconnected by a three story atrium located on floors four through six. Amenities include a fitness center with locker rooms and showers, new state-of-the-art conferencing facilities, an updated cafeteria and lounge/seating area, a professionally curated art gallery, building concierge, 24 hour security, on-site professional property management and 274 parking spaces (1.0 space per 1,000 sq. ft.).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

1800 41st Street Everett, WA 98203	Collateral Asset Summary – Loan No. 12 1800 41 Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 68.0% 1.31x 10.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Pinchos D. Shemano a/k/a, David Shemano
Borrower:	1800 41st Street, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$28,000,000
% by Initial UPB:	1.9%
Interest Rate:	4.8095%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D (91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$133,911	$37,197
Insurance:	$47,392	$5,511
Replacement:	$0	$4,866
TI/LC:	$0	$24,331
Required Repairs:	$67,724	NAP
Achievement(2):	$1,750,000	NAP
Everett:	$1,238,398	NAP
Frontier:	$265,110	NAP
Major Tenant Rollover(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$96
Balloon Balance / Sq. Ft.:	$83
Cut-off Date LTV(4):	68.0%
Balloon LTV:	62.5%
Underwritten NOI DSCR(5):	1.52x
Underwritten NCF DSCR(5):	1.31x
Underwritten NOI Debt Yield(4):	10.2%
Underwritten NCF Debt Yield(4):	8.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Everett, WA
Year Built / Renovated:	1962 / 1987
Total Sq. Ft.:	291,973
Property Management:	Jones Lang LaSalle Americas, Inc.
Underwritten NOI:	$2,675,397
Underwritten NCF:	$2,313,042
Appraised Value:	$38,600,000
Appraisal Date:	March 8, 2015

Historical NOI
Most Recent NOI:	$2,445,957 (T-12 January 31, 2015)
2014 NOI:	$2,390,449 (December 31, 2014)
2013 NOI:	$1,978,893 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy:	77.7% (March 10, 2015)
2014 Occupancy:	69.0% (December 31, 2014)
(1)	Cash management will be triggered upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) if the DSCR is less than 1.20x until such time the DSCR is at least 1.25x for two consecutive calendar quarters, (iv) the occurrence of a Major Tenant Trigger Event or (v) a felony or fraud indictment of the borrower, guarantor or property manager. A “Major Tenant Trigger Event” will commence if one or more of the following occurs (i) a major tenant goes bankrupt, (ii) a major tenant provides notice to not extend or renew lease, (iii) a major tenant goes dark, (iv) a major tenant defaults on its lease or (v) a major tenant fails to provide timely notice to extend or renew its lease. A “Major Tenant” means Frontier Communications or The Everett Clinic tenants. A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) a Major Tenant Trigger Event or (v) a felony or fraud indictment of the borrower, guarantor or property manager.
(2)	All of the funds in the Achievement reserve are subject to a one-time release to the borrower subject to certain terms and conditions, including without limitation, (i) no event of default or Cash Sweep Event Period has occurred and is continuing, (ii) the 1800 41 Street property achieves a NOI debt yield inclusive of the Achievement reserve, of at least 8.8% for two consecutive quarters, as determined by lender and (iii) all new leases at the 1800 41 Street property have been entered into in accordance with the loan documents.
(3)	During a Major Tenant Trigger Event, all excess cash flow will be deposited into the Major Tenant Rollover reserve.
(4)	The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield were calculated net of the $1,750,000 Achievement reserve.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.96x and 1.69x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property and Amenities. The 1800 41 Street property consists of a 291,973 sq. ft. office complex on 22.76 acres of land located in Everett, Washington, approximately 25 miles north of Seattle, Washington. The 1800 41 Street property is comprised of a 178,406 sq. ft., five-story building (“North Tower”) and a 113,567 sq. ft., four-story building (“South Tower”) connected by a four-story glass atrium lobby. Amenities include a full-service kitchen, fitness center with showers, lockers, bike storage, a basketball court, and outdoor seating areas. The 1800 41 Street property is located approximately one mile from Everett Station, which provides Sounder and Amtrak rail lines, is on Community Transit’s Swift Express bus line, and is also adjacent to Interstate 5 which provides direct access south to downtown Seattle.
▪	Tenancy. The 1800 41 Street property is 77.7% occupied by Frontier Communications (“Frontier”) (61.1% NRA; 79.2% UW Base Rent), The Everett Clinic (10.7% NRA; 14.1% UW Base Rent) and Sound Publishing (5.5% NRA; 6.1% UW Base Rent). The 1800 41 Street property was originally built and occupied by Frontier as its regional headquarters, and was later sold to the sponsor as part of a sale-leaseback transaction in 2012. Frontier is a provider of telephone, internet and television service in Snohomish County, and currently occupies the entire North Tower on a 12-year lease expiring in November 2024. Since the sales-leaseback transaction, the borrower has invested approximately $934,600 in capital and tenant improvements, and leased-up the remaining space with The Everett Clinic and Sound Publishing. The second largest tenant, The Everett Clinic is subject to a 10-year lease expiring in December 2025 and includes one five-year renewal option.
▪	Market. According to a market research report, the 1800 41 Street property is located in the Everett submarket in the Snohomish County office market. As of 4Q 2014, the Snohomish County office market contained approximately 16.2 million sq. ft. of office space with an average vacancy rate of 8.6% and an average rental rate of $22.21 PSF. As of 4Q 2014, the Everett submarket contained approximately 6.0 million sq. ft. of office space with an average vacancy rate of 8.4% and an average rental rate of $21.57 PSF.
▪	Sponsorship. The sponsor of the borrower and nonrecourse carve-out guarantor is Pinchos D. Shemano a/k/a, David Shemano. Mr. Shemano has bought and sold over $800 million in real estate assets and controls approximately 3 million sq. ft. of commercial space and approximately 2,500 residential apartments nationwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

8500-8504 Tyco Road Vienna, VA 22182	Collateral Asset Summary – Loan No. 13 8500 Tyco Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,965,286 73.2% 1.25x 8.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Aaron Georgelas
Borrower:	Tysons West Assemblage, LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$27,965,286
% by Initial UPB:	1.9%
Interest Rate:	4.8300%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$173,092	$24,727
Insurance:	$3,060	$1,530
Replacement:	$0	$3,045
TI/LC(1):	$0	$4,912
Outstanding TI/LC:	$1,471,384	NAP
Required Repairs:	$14,063	NAP
Free Rent:	$520,046	NAP
Major Tenant(2)(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$237
Balloon Balance / Sq. Ft.:	$194
Cut-off Date LTV:	73.2%
Balloon LTV:	59.9%
Underwritten NOI DSCR:	1.31x
Underwritten NCF DSCR:	1.25x
Underwritten NOI Debt Yield:	8.3%
Underwritten NCF Debt Yield:	7.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Flex Industrial
Collateral:	Fee Simple
Location:	Vienna, VA
Year Built / Renovated:	1974 / 2014
Total Sq. Ft.:	117,804
Property Management:	Trimark Corporation
Underwritten NOI:	$2,311,567
Underwritten NCF:	$2,216,085
Appraised Value:	$38,200,000
Appraisal Date:	April 10, 2015

Historical NOI(4)
Most Recent NOI:	$921,514 (T-9 March 31, 2015 Ann.)
2014 NOI:	NAV
2013 NOI:	NAV
2012 NOI:	NAV

Historical Occupancy(4)
Most Recent Occupancy:	95.3% (May 31, 2015)
2014 Occupancy:	NAV
2013 Occupancy:	NAV
2012 Occupancy:	NAV
(1)	Ongoing TI/LC reserves are capped at $400,000.
(2)	A “Major Tenant Sweep Event” will commence (i) twelve months prior to the expiration of the TESLA’s lease or upon the date TESLA is required to give notice of its exercise of a renewal option, (ii) on the date TESLA’s lease is surrendered, cancelled, or terminated prior to its then current expiration date, (iii) on the date TESLA discontinues its business at the property, (iv) upon a default under TESLA’s lease or (v) the occurrence of a TESLA insolvency proceeding.
(3)	Major Tenant reserves are capped at $1,650,000.
(4)	The property was acquired in June 2014; therefore, Historical NOI and Historical Occupancy are not available.

TRANSACTION HIGHLIGHTS

▪	Property. 8500 Tyco Road is a 117,804 sq. ft. flex/industrial building located in the Tysons Corner submarket of Vienna, Virginia. The property is subject to a condominium agreement in which Verizon (not part of the collateral) occupies 24,852 sq. ft. (17.4% of GBA) of the condominium. The 8500 Tyco Road property is 95.3% occupied by TESLA, NOVA Fitness, Washington Post, Equinix and Silver Line. The property’s anchor, TESLA, is the first and only Tesla dealership in Virginia. TESLA recently leased an additional 12,288 sq. ft. bringing it to 49,152 NRA, or 41.7% of the total NRA at the property. The expansion space is currently under construction and TESLA is in a free rent period for that portion of the space.
▪	Location. The Tysons Corner submarket is the largest office submarket in Northern Virginia, representing nearly 20.0% of its overall inventory, with approximately 25.9 million sq. ft. of office space across 178 buildings. The area also features a large retail and residential component with over 2.7 million sq. ft. of retail space in two regional malls, Tyson’s Corner Center and Tyson’s Galleria, and several garden-style and mid-rise apartment and condominium projects. The area is served by four recently completed Metrorail stations that are accessible from the entire Washington Metro system. Roadways serving the area include the Dulles Toll Road, Interstate 495, Interstate 66, Route 7 and Route 123. The area is also in close proximity to three major airports serving the metropolitan Washington DC area; Washington Dulles International Airport, Ronald Reagan National Airport and Baltimore Washington International.
▪	Sponsorship. The sponsor, Aaron Georgelas, is a managing partner of the Georgelas Group, a real estate development and management company headquartered in Tysons Corner. Founded in 1964, the Georgelas Group focuses on acquiring, developing and managing properties both domestically and internationally. The Georgelas Group has developed a wide array of mixed use, transit oriented developments, government, commercial, residential and industrial properties, including shopping malls, retail centers, office buildings, custom homes, military installations and international projects. Within Tysons Corner, the Georgelas Group has developed or managed over 3 million sq. ft. of office and retail space and has indicated it intends to develop or manage an additional approximately 5.0 million sq. ft. of commercial space in the area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

8439 West Sunset Boulevard West Hollywood, CA 90069	Collateral Asset Summary – Loan No. 14 Piazza Del Sol	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,000,000 67.5% 1.98x 8.2%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Simon Mani; Daniel Mani
Borrower(1):	Mani Brothers Piazza del Sol (DE), LLC
Original Balance:	$26,000,000
Cut-off Date Balance:	$26,000,000
% by Initial UPB:	1.8%
Interest Rate:	3.9990%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(25), D(89), O(4)
Lockbox / Cash Management(2):	Soft Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$30,000	$9,080
Insurance:	$11,000	$2,100
Replacement:	$0	$506
TI/LC(3):	$0	$3,543
Required Repairs:	$166,625	NAP
Red Light Rollover Reserve(4)(5):	NAP	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$611
Balloon Balance / Sq. Ft.:	$611
Cut-off Date LTV:	67.5%
Balloon LTV:	67.5%
Underwritten NOI DSCR:	2.03x
Underwritten NCF DSCR:	1.98x
Underwritten NOI Debt Yield:	8.2%
Underwritten NCF Debt Yield:	8.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	West Hollywood, CA
Year Built / Renovated:	1927 / 1985, 1998, 2005, 2006
Total Sq. Ft.:	42,519
Property Management:	Mani Brothers, LLC
Underwritten NOI:	$2,135,761
Underwritten NCF:	$2,087,166
Appraised Value:	$38,500,000
Appraisal Date:	April 14, 2015

Historical NOI
2014 NOI:	$2,018,071 (December 31, 2014)
2013 NOI:	$1,901,837 (December 31, 2013)
2012 NOI:	$1,735,253 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 1, 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	98.5% (December 31, 2013)
2012 Occupancy:	94.4% (December 31, 2012)
(1)	The borrower is an affiliate of the borrower under the mortgage loan identified on Annex A-1 to this prospectus supplement as 9000 Sunset, which has a Cut-off Date Balance of $125,000,000.
(2)	A hard lockbox and in place cash management will be triggered (i) upon an event of default or (ii) if the debt yield falls below 6.25% until such time that the debt yield is at least 6.25% for two consecutive quarters.
(3)	The TI/LC reserve is subject to a cap of (i) $300,000 if less than 92% of the property is occupied and (ii) $150,000 if 92% or more of the property is occupied.
(4)	On each payment date during the continuance of a Red Light Rollover Reserve Period, the borrower is required to deposit $22,500 into the related reserve account, subject to a cap of $270,000. A “Red Light Rollover Reserve Period” will commence upon (i) the date 12 months prior to the expiration of the Red Light Management lease (“Red Light”), (ii) the date notice of renewal is required under the Red Light lease (if such notice is not provided), (iii) the early termination or cancellation of the Red Light lease, (iv) if Red Light goes dark or gives notice it intends to cease operations, (v) the occurrence of a default under the Red Light lease by the Red Light tenant, or (vi) the occurrence of a Red Light tenant insolvency proceedings.
(5)	From and after the occurrence of a Red Light Rollover Reserve Period, the sponsor is required to provide a guaranty in the amount equal to $365,000 for payment of approved Red Light Lease leasing expenses and/or approved leasing expenses.

TRANSACTION HIGHLIGHTS

▪	The Property. The property is a historic, class A, four-story office and retail building located at the northeast corner of Sunset Boulevard and Queens Road in West Hollywood, California. The property provides sweeping views of the Los Angeles basin and is visible from the heart of the sunset strip due to its location on a hillside. The property offers 102 parking spaces, yielding a parking ratio of 2.40 spaces per 1,000 sq. ft. of rentable area.
▪	High Land Value. According to the appraisal, the property’s land value is equal to $20.0 million or approximately 76.9% of the loan balance, providing downside protection at the loan’s basis of $26.0 million.
▪	Historical Occupancy. The property exhibited an average occupancy equal to 96.0% over the last 15 years.
▪	Experienced Sponsorship. Simon and Daniel Mani own Mani Brothers Real Estate Group, a full service real estate investment company focused in the greater Los Angeles area. The sponsors’ portfolio of class A southern California office buildings totals approximately 813,000 sq. ft. Additionally, the sponsors contributed approximately $1.5 million of new cash equity at closing, further demonstrating their long term commitment to the property.
▪	Tenancy. The property is 100.0% occupied as of July 1, 2015. The office portion is 76.8% occupied by Red Light Management, an artist management company founded in 1991 with an artist roster including Dave Matthews Band, Interpol, Phish, Ben Harper and Alabama Shakes, among others. The retail portion of the property is 100.0% occupied by Katana Robata & Sushi Bar, which is owned and operated by Innovative Dining Group. The tenant utilizes a large outdoor patio overlooking the sunset strip and the sponsor has indicated sales to be approximately $8.0 million or $1,103 per sq. ft.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

731, 735, 740 North Water Street Milwaukee, WI 53202	Collateral Asset Summary – Loan No. 15 City Center at 735 Water Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,500,000 71.3% 1.42x 9.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	John Noel
Borrowers:	Compass Properties North Water Street, LLC; Compass Properties 731 North Water Street, LLC
Original Balance:	$25,500,000
Cut-off Date Balance:	$25,500,000
% by Initial UPB:	1.7%
Interest Rate:	4.2500%
Payment Date:	6th of each month
First Payment Date:	May 6, 2015
Maturity Date:	April 6, 2025
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$95,799
Insurance(2):	$72,141	Springing
Replacement(3):	$0	$5,885
TI/LC(4):	$0	$17,949
Lease Sweep(5):	$0	Springing
Free Rent:	$41,318	NAP
Condominium Assessment Funds(6):	$0	Springing
MTM Rent Holdback(7):	$61,111	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$72
Balloon Balance / Sq. Ft.:	$61
Cut-off Date LTV:	71.3%
Balloon LTV:	60.5%
Underwritten NOI DSCR(8):	1.60x
Underwritten NCF DSCR(8):	1.42x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Milwaukee, WI
Year Built / Renovated:	1912, 1928, 1952 / 2010
Total Sq. Ft.:	353,100
Property Management:	Compass Property Management, LLC
Underwritten NOI:	$2,401,783
Underwritten NCF:	$2,142,703
Appraised Value:	$35,750,000
Appraisal Date:	December 16, 2014

Historical NOI
Most Recent NOI:	$1,938,059 (December 31, 2014)
2013 NOI:	$1,994,005 (December 31, 2013)
2012 NOI:	$604,587 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	88.4% (April 1, 2015)
2014 Occupancy:	87.0% (December 31, 2014)
2013 Occupancy:	83.0% (December 31, 2013)
2012 Occupancy:	86.0% (December 31, 2012)
(1)	A hard lockbox and cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.25x for two consecutive calendar quarters or the borrower delivers cash sufficient to satisfy such DSCR or (iii) the commencement of a Lease Sweep Period (as defined below).
(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket policy is no longer in place.
(3)	Replacement reserve account is subject to a $290,000 cap.
(4)	TI/LC reserve account is subject to a $850,000 cap.
(5)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Lease Sweep reserve. A “Lease Sweep Period” will commence on the first monthly payment date following (i) the giving of notice from any tenant under a Lease Sweep Lease (as defined below) to borrower or manager exercising its right to terminate its lease or (ii) the tenant under the Lease Sweep Lease failing to renew its lease, “going dark,” or defaulting under its lease or becoming subject to bankruptcy proceedings. A “Lease Sweep Lease” includes (i) Gold’s Gym or (ii) any replacement (or leases) with a tenant that leases 35,000 or more rentable sq. ft. of the applicable Lease Sweep Space.
(6)	In the event collection of the condominium assessment is required, the borrower is required to reserve monthly payments in an amount equal to 1/12 of the condominium assessment that lender estimates will be payable during the next 12 months.
(7)	MTM Rent Holdback funds will be used to cover rent under month-to-month leases at the property.
(8)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.19x and 1.95x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The City Center at 735 Water Street property consists of two, Class B, multi-tenant office buildings with a retail component (53,172 sq. ft.) totaling 353,100 sq. ft. and a 298 stall parking garage in Milwaukee, Wisconsin. The property features approximately 187 feet of frontage along the Milwaukee River and is also part of the Milwaukee Riverwalk project, a revitalization of historic/vintage properties fronting the Milwaukee River. Since acquisition in 2002, the sponsor has invested approximately $23.3 million in improvements, which include replacement of the roof systems, elevator upgrades, HVAC upgrades, renovation of the entrance lobby, façade refurbishment and installation of new windows along with other projects. Approximately $18.0 million has been invested since 2009. In 2010, the property was awarded the LEED Certified – Silver designation.

▪	Tenancy. The City Center at 735 Water Street property is currently 88.4% occupied as of April 1, 2015 to a diverse rent roll of approximately 70 tenants with only one tenant (Gold’s Gym, 13.0% of NRA, 16.9% of UW Base Rent) occupying more than 6.2% of NRA. The average tenant occupies 4,425 sq. ft. (1.3% of the NRA). The top five tenants at the property accounts for 34.4% of the NRA and 40.3% of the UW Base Rent.

▪	Market. The property is located in Milwaukee’s East Town neighborhood on North Water Street, one-half block north of Wisconsin Avenue. Both Water Street and Wisconsin Avenue are major thoroughfares in downtown Milwaukee and Milwaukee’s East Town neighborhood is the area that is predominately considered Milwaukee’s financial district. The property is in close proximity to highways 94, 794 and 43 which provides access to the entire metro area. The Milwaukee metro area is home to a diverse base of businesses in the manufacturing, trade, transportation, education, healthcare and financial services sectors. Per the US Bureau of Labor Statistics (February 2015), Wisconsin had an unemployment rate of 4.8%, below the national unemployment rate of 5.5%. Per an industry report, the 2015 median household income for the metropolitan area is projected to be approximately $56,000. As of Q4 2014, the Downtown East submarket consisted of 85 office buildings generally considered to be Class B totaling approximately 6.4 million NRA. According to an industry report, as of Q4 2014, vacancy within the Downtown East submarket across Class B properties was 10.0% with gross rents estimated to be $17.12 PSF. The appraiser concluded an overall (gross+BY) market rent of $18.50 PSF. The current weighted average in-place gross rent at the City Center at 735 Water Street property is $15.19 PSF. The appraiser also concluded market rent for the retail space to be $20.00 PSF (NNN).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

3501 North Sepulveda Boulevard Manhattan Beach, CA 90266	Collateral Asset Summary – Loan No. 16 Belamar Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 67.3% 1.88x 12.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor(1):	Invest West Financial Corporation
Borrower:	Ponderosa Belamar, LLC
Original Balance:	$24,500,000
Cut-off Date Balance:	$24,500,000
% by Initial UPB:	1.7%
Interest Rate:	4.3100%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt(2):	Future Mezzanine Debt Permitted
Call Protection:	L(24), YM1(91), O(5)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$45,279	$15,093
Insurance(4):	$0	Springing
FF&E:	$0	4.0% of prior month’s rents

Financial Information
Cut-off Date Balance / Room:	$192,913
Balloon Balance / Room:	$168,129
Cut-off Date LTV:	67.3%
Balloon LTV:	58.7%
Underwritten NOI DSCR(5):	2.11x
Underwritten NCF DSCR(5):	1.88x
Underwritten NOI Debt Yield:	12.6%
Underwritten NCF Debt Yield:	11.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Manhattan Beach, CA
Year Built / Renovated:	1962 / 2003-2005, 2008, 2012
Total Rooms:	127
Property Management:	Pacifica Hotel Management, LLC
Underwritten NOI:	$3,077,522
Underwritten NCF:	$2,739,131
Appraised Value:	$36,400,000
Appraisal Date:	April 14, 2015

Historical NOI
Most Recent NOI:	$3,284,123 (T-12 March 31, 2015)
2014 NOI:	$3,302,179 (December 31, 2014)
2013 NOI:	$2,734,778 (December 31, 2013)
2012 NOI:	$2,303,783 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	88.5% (March 31, 2015)
2014 Occupancy:	89.5% (December 31, 2014)
2013 Occupancy:	86.0% (December 31, 2013)
2012 Occupancy:	84.4% (December 31, 2012)
(1)	The sponsor is also the sponsor under the mortgage loans identified on Annex A-1 to the Free Writing Prospectus as Sandcastle Inn Pacifica, Inn at Marina Del Rey Pacifica and Inn at Venice Beach Pacifica which have a Cut-off Date Balance of $18,600,000, $13,300,000 and $12,625,000, respectively.
(2)	The sponsor has a one-time right to obtain future mezzanine debt subject to, among other things, a combined LTV of no more than 67.3%, a combined DSCR of no less than 1.60x and a combined debt yield of no less than 10.0%.
(3)	Cash management and an excess cash sweep will be triggered upon (i) an event of default, (ii) if the DSCR falls below 1.25x as of any calendar quarter or (iii) a mezzanine loan is outstanding and will end if (a) with respect to clause (i), the event of default is cured, (b) with respect to clause (ii) the DSCR is at least 1.30x for two consecutive calendar quarters and (c) with respect to clause (iii) a mezzanine loan is no longer outstanding.
(4)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12th of the annual insurance premiums into the insurance reserve account.
(5)	Based on amortizing debt service payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.87x and 2.56x, respectively.

TRANSACTION HIGHLIGHTS

▪	Property. The Belamar Hotel is a 127-room full service hotel located along the Pacific Coast Highway in Manhattan Beach, California. The hotel features 120 standard rooms, 7 luxury suites, the Second Story Restaurant & Lounge and 4,291 sq. ft. of function space, which includes recently renovated indoor meeting space and the outdoor Sunset Garden Courtyard. The hotel’s restaurant, Second Story Restaurant & Lounge, offers innovative California cuisine as well as a full service bar and is open for breakfast, lunch and dinner. The hotel contains 108 on-site parking spots, as well as 17 spaces on an adjacent lot which equates to a ratio of approximately 0.98 spaces per room. Since acquiring a minority interest in the property in 2012, the sponsor has spent approximately $1.4 million ($11,024 per room) on various capital improvements. As of March 31, 2015 the property had an occupancy of 88.5%, ADR of $153.42 and RevPAR of $135.72.

▪	Market. Manhattan Beach is a beachfront city located in southwestern Los Angeles County, south of El Segundo and north of Hermosa Beach. Given its beach access and temperate climate year-round, Manhattan Beach’s economy significantly benefits from the tourism industry. The area is also home to a wide array of major aerospace and defense companies. The city of El Segundo, which begins one block north of the hotel, is home to Los Angeles Air Force Base and a Space and Missile Systems Center that is responsible for creating much of the nation’s preeminent global space platform. Some of the companies that have a large presence in this area include Boeing Inc., Raytheon Company, Lockheed Martin and Chevron. In addition to aerospace and defense companies, Mattel Inc., the world’s largest toy manufacturer, and DIRECTV, the country’s largest satellite television operator, are headquartered in El Segundo.

▪	Experienced Management. Pacifica Hotel Management, LLC (“Pacifica”) is the largest owner and operator of boutique hotels on the Pacific coast with 27 independent and flag properties. Pacifica has consistently been listed as one of the top 10 Hotel Management Companies in the United States by Hotel Business magazine. In addition, six Pacifica hotels were listed in the Top Performers List by Lodging Hospitality magazine.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

2804-2900 West Loop 250 North Midland, TX 79705	Collateral Asset Summary – Loan No. 17 North Park Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,500,000 69.1% 1.36x 8.7%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	G. Randall Andrews
Borrower(1):	MCE 2015, LLC; NPC 2015, LLC
Original Balance:	$24,500,000
Cut-off Date Balance:	$24,500,000
% by Initial UPB:	1.7%
Interest Rate:	3.9400%
Payment Date:	6th of each month
First Payment Date:	June 6, 2015
Maturity Date:	May 6, 2025
Amortization:	Interest only for the first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$179,850	$32,116
Insurance:	$14,522	$2,200
Replacement(3):	$0	$1,313
TI/LC(4):	$725,718	$7,005
Five Guys Construction Reserve(5):	$1,500,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$233
Balloon Balance / Sq. Ft.:	$211
Cut-off Date LTV(6):	69.1%
Balloon LTV:	66.7%
Underwritten NOI DSCR(7):	1.43x
Underwritten NCF DSCR(7):	1.36x
Underwritten NOI Debt Yield(6):	8.7%
Underwritten NCF Debt Yield(6):	8.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Unanchored Retail
Collateral:	Fee Simple
Location:	Midland, TX
Year Built / Renovated:	2012 / NAP
Total Sq. Ft.(8):	105,069
Property Management:	Graco Real Estate Development, Inc.
Underwritten NOI:	$1,995,371
Underwritten NCF:	$1,889,901
Appraised Value:	$33,300,000
Appraisal Date:	February 16, 2015

Historical NOI(8)
Most Recent NOI:	$1,212,094 (T-12 January 31, 2015)
2014 NOI:	$1,190,383 (December 31, 2014)
2013 NOI:	$522,720 (December 31, 2013)

Historical Occupancy(8)
Most Recent Occupancy(9):	95.3% (April 17, 2015)
2014 Occupancy:	83.1% (December 31, 2014)
2013 Occupancy:	81.4% (December 31, 2013)
(1)	The borrower is an affiliate of the borrower under the mortgage loan identified on Annex A-1 to this free writing prospectus as The Row, with a cut-off date balance of $11.1 million.
(2)	A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or property manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x or (iv) a felony or fraud indictment of the borrower, guarantor or property manager.
(3)	Replacement reserves are subject to a cap of $31,521.
(4)	TI/LC reserves are subject to a cap of $375,000 exclusive of the initial deposit taken at closing of $725,718.
(5)	Proceeds from the Five Guys Construction Funds will be released once the construction of the two-tenant outparcel building has been completed and Five Guys is in occupancy and paying full, unabated rent.
(6)	The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are based on the mortgage loan balance net of the $1.5 million Five Guys Construction Funds.
(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.04x and 1.93x, respectively.
(8)	The North Park Commons property was developed by the borrower in two separate phases. Phase I (68,539 sq. ft.) was completed in 2012 and phase II (32,035 sq. ft.) was substantially completed in 2014 with a two-tenant outparcel building (4,495 sq. ft.) scheduled to be completed in November 2015.
(9)	Most Recent Occupancy includes Five Guys (2,800 sq. ft.), which has executed a 10-year NNN lease but has not yet taken occupancy. The tenant is expected to take occupancy on December 1, 2015.

TRANSACTION HIGHLIGHTS

▪	Location/Property. The North Park Commons property is a 105,069 sq. ft. shopping center that was built in two phases. Phase 1 (68,539 sq. ft.) was completed in 2012 and phase II (32,035 sq. ft.) was substantially completed in 2014. The property is located on West Loop 250 across from Midland Park Mall, a 617,000 sq. ft. mall owned by Simon Property Group (NYSE: SPG). Anchor tenants at Midland Park Mall include Sears, Dillard’s, JC Penney, Ross Dress For Less and Beall’s. Access to the North Park Commons property is provided by Loop 250, which has reported traffic counts of 65,415 vehicles per day on West Loop 250 east and 69,244 vehicles per day on West Loop 250 west. The 2015 one-, three-, and five-mile population estimates for the North Park Commons property are 11,127, 71,017 and 123,741, respectively. The 2015 average household income estimate for the one-, three-, and five-mile radius is $104,867, $103,431 and $91,499, respectively, all of which compare favorably to the average household income for the State of Texas of $73,725.
▪	Tenancy. The North Park Commons property is 95.3% occupied as of April 17, 2015 by 22 tenants. Eight of the tenants, representing 45.6% of the NRA, opened in 2014 and 2015, all with 10-year lease terms or longer. The largest tenant, Food Concepts International (“FCI”) (11.6% NRA; 6.4% UW Base Rent), owns and operates Abuelo’s, which is a Mexican restaurant chain. FCI has been in business for over 26 years with 40 restaurants across 15 states, and has been at the North Park Commons property since May 2014. This location generated $4.3 million ($354 PSF) in sales for year-end 2014. Other than FCI, no tenant occupies greater than 7.2% of the NRA. The second largest tenant, The Gap, Inc. (7.2% NRA; 7.0% UW Base Rent; S&P/Moody’s/Fitch: BBB-/Baa3/BBB-), has been at the property since November 2014. As of January 31, 2015, Gap has a total of 960 stores in North America, 189 stores in Europe, and 266 stores in Asia. The third largest tenant, Banana Republic Factory (7.1% NRA; 7.0% UW Base Rent; S&P/Moody’s/Fitch: BBB-/Baa3/BBB-) is also operated by The Gap, Inc. As of January 31, 2015, Banana Republic has a total of 610 stores in North America, 44 stores in Asia, and 11 stores in Europe. Other notable tenants at the North Park Commons property include Sketchers, LOFT, Carter’s, Chico’s, White House Black Market, Gymboree, New Balance, Vitamin Shoppe, Five Guys and Chipotle Mexican Grill.
▪	Sponsorship and Property Manager. G. Randall Andrews founded Graco Real Estate Development, Inc. (“Graco”) in 1979 and has over 35 years of commercial real estate experience. Since its establishment, Graco has developed over three million sq. ft. of retail and office space throughout Texas and Colorado. Graco has developed facilities for numerous companies with a national presence, including United Supermarkets, Wal-Mart Stores, Home Depot, Barnes & Noble, Ross Stores, Dollar Tree, PetSmart, OfficeMax, Pier 1 Imports, St. Mary’s Hospital and Cinemark Theatres. They currently manage a portfolio of properties consisting of approximately 1.1 million sq. ft. of retail space and more than 80,000 sq. ft. of office space throughout Texas and Colorado.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

NC, SC and CO	Collateral Asset Summary – Loan No. 18 Gateway Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$23,754,088 68.1% 1.58x 10.5%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	David H. Jacobs, Peggy Jacobs, Kay Burner
Borrower:	Gateway Properties, LLC; Gateway Colorado, LLC
Original Balance(1):	$24,000,000
Cut-off Date Balance(1):	$23,754,088
% by Initial UPB:	1.6%
Interest Rate:	4.5900%
Payment Date:	5th of each month
First Payment Date:	December 5, 2014
Maturity Date:	November 5, 2024
Amortization:	360 months
Additional Debt(1):	$14,420,000 Pari Passu Debt
Call Protection:	L(12),YM1(105),O(3)
Lockbox / Cash Management(2)(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(4):	$260,328	Springing
Insurance:	$78,689	$26,230
Replacement:	$0	$2,850
TI/LC(5):	$0	Springing
Lease Sweep Lease Reserve(6):	$0	Springing
Required Repairs:	$272,202	NAP

Financial Information(7)
Cut-off Date Balance / Sq. Ft.:	$167
Balloon Balance / Sq. Ft.:	$148
Cut-off Date LTV:	68.1%
Balloon LTV:	55.8%
Underwritten NOI DSCR:	1.70x
Underwritten NCF DSCR:	1.58x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	9.8%
Property Information
Single Asset / Portfolio:	Portfolio of 21 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	NC, SC and CO
Year Built / Renovated:	Various
Total Sq. Ft.:	228,002
Property Management:	Atrium Development, Inc.
Underwritten NOI:	$4,003,497
Underwritten NCF:	$3,741,295
Appraised Value:	$55,850,000
Appraisal Date:	August 2014

Historical NOI
Most Recent NOI:	$4,267,143 (December 31, 2013)
2013 NOI:	$4,183,467 (December 31, 2012)
2012 NOI:	$4,101,442 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (July 5, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	The original balance of $24.0 million represents the controlling Note A-1 of the $38.42 million Gateway Portfolio loan combination, which is evidenced by two pari passu notes. The non-controlling Note A-2 with an original principal balance of $14.42 million was contributed to the WFCM 2015-NXS1 Trust.
(2)	Cash management will be triggered upon the occurrence of, among other things, (i) the DSCR falling below 1.20x, (ii) the date that is 12 months prior to the maturity date or (iii) the commencement of a “Lease Sweep Period”, which will commence on the first payment date following the occurrence of any of the following: (i) with respect to each Gateway lease: (a) 12 months prior to the earliest stated expiration date or (b) if any Gateway tenant fails to exercise its renewal option, upon the date that such Gateway tenant is required to give notice of its exercise of a renewal option; (ii) any Gateway lease is surrendered, cancelled or terminated prior to its then current expiration date; (iii) Gateway goes dark at any property or gives notice that it intends to discontinue its business at any property; (iv) a default under any Gateway lease or (v) the occurrence of certain bankruptcy-related events of a Gateway tenant. “Gateway” means Phoenix Children’s Academy together with its permitted successors and assigns under the Gateway lease.
(3)	After the expiration of the lockout period, the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the loan is prepaid by 125% of the allocated loan amount for that property, (ii) the LTV for the remaining properties is no greater than the lesser of the LTV immediately preceding such release and 68.8%, (iii) the DSCR for the remaining properties is at least equal to the greater of the DSCR immediately preceding the release and 1.58x, (iv) the debt yield for the remaining properties is not less than the greater of the of the debt yield immediately preceding the partial release and 9.74% and (v) the applicable yield maintenance premium is paid.
(4)	Monthly escrows for real estate taxes are not required provided (i) no event of default has occurred and is continuing; (ii) each Gateway lease is in full force and effect and Gateway remains liable for the payment of taxes for the property under such lease; (iii) Gateway is not in default in any of its obligations to pay taxes under any Gateway lease; (iv) the borrower delivers to the lender evidence of the payments of such taxes and (v) Gateway is not a debtor in any bankruptcy or similar proceeding.
(5)	The borrower will be required to deposit $19,000 on a monthly basis in the TI/LC reserve account beginning on December 5, 2019.
(6)	Upon the occurrence of a Lease Sweep Period, all excess cash flow will be deposited into the lease sweep reserve subaccount.
(7)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate Gateway Portfolio loan combination.

TRANSACTION HIGHLIGHTS

▪	Properties & Tenancy. The Gateway Portfolio is comprised of 21 single tenant buildings totaling 228,002 sq. ft. The Gateway Portfolio properties range in size from 10,100 sq. ft. to 12,964 sq. ft. The properties are fully leased to the Phoenix Children’s Academy (“Gateway Academy”). The Phoenix Children’s Academy is one of the largest private providers of private first class child care in the U.S. for children from six weeks old to middle school age. The Phoenix Children’s Academy, which is owned by Audax Group, acquired the Gateway Academy schools and its parent, Mini-Skool Early Learning Centers Inc., in November 2007. Upon acquisition, all Mini-Skool Early Learning Centers Inc. leases were assigned to and assumed by Phoenix Children’s Academy. Phoenix Children’s Academy now owns a portfolio of 112 schools within 31 private school brands located across 16 states. All 21 properties are fully leased under leases for 20-year terms. Eighteen of the 21 properties have leases that expire in December 2025 and the remaining 3 properties have leases expiring throughout 2029. All leases have 2% annual rent escalations. All but one property is branded as Gateway Academy. One property located in Aurora, Colorado has been subleased by an independent school operator since 2010 but remains leased to, with rent paid from, Phoenix Children’s Academy.
▪	Location. Across the Gateway Portfolio, the individual buildings are typically situated in suburbs, upper middle class areas, surrounded by neighborhoods and set back from major roadways. Ten of the 21 Gateway Portfolio properties are located throughout South Carolina in and around the cities of Columbia (3), Charleston (3), Greenville (2) and Myrtle Beach (2). Six of the properties are located in North Carolina and are predominantly located in and around Charlotte (5) and Wilmington (1). The remaining five Gateway Academy properties are located in the greater Denver, Colorado area.
▪	Sponsorship. The sponsors are David H. Jacobs, Peggy Jacobs, and Kay Burner. Mr. Jacobs has over 25 years of experience in real estate financing and project management. He was the original developer of the Gateway Portfolio properties. David H. Jacobs, and by extension, Gateway Academy, is considered to be a forefather of the modern preschool childcare education industry.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Various	Collateral Asset Summary – Loan No. 19 7 Eleven & Walgreens Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 50.8% 1.30x 11.0%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Angelo M. Mazzone, III
Borrower:	In Manus Dei LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	1.5%
Interest Rate:	4.0400%
Payment Date:	6th of each month
First Payment Date:	July 6, 2015
Maturity Date:	June 6, 2025
Amortization:	Interest only for 101 months, 195 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$0	Springing
Insurance(2):	$705	Springing
Special Rollover Reserve(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$487
Balloon Balance / Sq. Ft.:	$452
Cut-off Date LTV:	50.8%
Balloon LTV:	47.2%
Underwritten NOI DSCR(4):	1.30x
Underwritten NCF DSCR(4):	1.30x
Underwritten NOI Debt Yield:	11.0%
Underwritten NCF Debt Yield:	11.0%

Property Information
Single Asset / Portfolio:	Portfolio of 13 properties
Property Type:	Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	46,247
Property Management:	Self-Managed
Underwritten NOI:	$2,470,347
Underwritten NCF:	$2,470,347
Appraised Value:	$44,270,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$2,247,223 (T-12 April 30, 2015)
2014 NOI:	$2,235,622 (December 31, 2014)
2013 NOI:	$2,201,099 (December 31, 2013)
2012 NOI:	$2,166,609 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (June-July 2015)
2014 Occupancy	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	Cash management will be triggered (i) upon an event of default, (ii) if the debt yield falls below 9.50% until such time that the debt yield is at least 10.0% for two consecutive quarters, (iii) the commencement of a Lease Sweep Period (defined herein), (iv) the commencement of a Cash Flow Sweep Event (defined herein). A “Cash Flow Sweep Event” will commence (i) upon the occurrence of a monetary default under any “Material Lease” (which means each of the 7-Eleven leases and the Walgreens lease), (ii) upon the occurrence of a non-monetary default under any two Material Leases, (iii) if the credit rating of Walgreens is downgraded below BBB-by S&P or Baa3 by Moody’s or (iv) if the credit rating of 7-Eleven is downgraded below BBB- by S&P or Baa3 by Moody’s. During the continuance of a Cash Flow Sweep Event, all excess cash will be deposited into the cash collateral account until the earlier of (i) such time as the applicable Cash Flow Sweep Event trigger has been cured or (ii) lender has swept a defined multiple of the subject tenant(s)’ annual rent into the cash collateral account.
(2)	Borrower is not required to make monthly deposits so long as (i) no event of default has occurred and (ii) borrower delivers evidence that all taxes and insurance premiums have been paid timely.
(3)	During the continuance of a Lease Sweep Period, all excess cash will be deposited into the Special Rollover Reserve account. A “Lease Sweep Period” will commence upon (i) the date 12 months prior to any Material Lease expiration date (including any renewal terms), (ii) the date notice of renewal is required under any Material Lease (if such notice is not provided), (iii) the early termination or cancellation of any Material Lease, (iv) tenants under four or more Material Leases “going dark” or giving notice they intend to cease operations, (v) the occurrence of a default under any three Material Leases, (vi) the occurrence of a Material Lease tenant bankruptcy proceedings, (vii) the credit rating of 7-Eleven being downgraded below BB- by S&P or Ba2 by Moody’s or (viii) the occurrence of any two or more Cash Flow Sweep Events.
(4)	Based on non-standard amortization schedule provided in this prospectus supplement. Based on the current interest only debt service payments, the Underwritten NOI and NCF DSCR are 2.68x.

TRANSACTION HIGHLIGHTS

▪	The Portfolio. The portfolio consists of 13, 100.0% occupied properties leased to investment grade tenants, 7-Eleven (Baa1/NR/AA-; Moody’s/Fitch/S&P) (12 properties) and Walgreens (Baa2/NR/BBB; Moody’s/Fitch/S&P) (one property) on long term leases. The Walgreens property also has an approximately 1,000 sq. ft. beauty store on the premises. The 7-Eleven leases (65.8% of NRA) are due to expire in May 2029 and the Walgreens lease (32.0% of NRA) is due to expire in July 2081. The 7-Eleven leases include 2.0% annual rent increases and four, five-year extension options which increase 2.0% annually.
▪	Acquisition. The sponsor contributed approximately $22.1 million of new cash equity to acquire the 7 Eleven & Walgreens Portfolio, representing 49.6% of the total capitalization.
▪	Location. The properties benefit from compelling locations along busy thoroughfares with strong traffic counts. Eight of the properties are located on corners with lighted intersections. All properties are located within close proximity of major thoroughfares with easy accessibility.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

9000 Overlook Boulevard Brentwood, TN 37027	Collateral Asset Summary – Loan No. 20 Hilton Brentwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,500,000 69.0% 1.65x 11.2%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	Hotel Group Opportunity Fund II, LLC; The Hotel Group Holdings, LLC
Borrower:	Tuckers Hotel Investments, LLC
Original Balance:	$22,500,000
Cut-off Date Balance:	$22,500,000
% by Initial UPB:	1.5%
Interest Rate:	4.2450%
Payment Date:	5th of each month
First Payment Date:	February 5, 2015
Maturity Date:	January 5, 2025
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(30), DorYM1(86), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$184,957	$15,413
Insurance:	$26,495	$5,299
FF&E(3):	$777,021	1/12 of greater of i) 4% of annual gross revenues and ii) annual amounts required under franchise agreement
Debt Service(4):	$159,188	NAP
Seasonality(5):	$0	$7,236

Financial Information
Cut-off Date Balance / Room:	$110,837
Balloon Balance / Room:	$96,441
Cut-off Date LTV:	69.0%
Balloon LTV:	60.1%
Underwritten NOI DSCR(6):	1.90x
Underwritten NCF DSCR(6):	1.65x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	9.7%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Brentwood, TN
Year Built / Renovated:	1989 / 2014-2015
Total Rooms:	203
Property Management:	THG Management NV, LLC
Underwritten NOI:	$2,521,142
Underwritten NCF:	$2,192,770
“As Is” Appraised Value:	$32,600,000
“As Is” Appraisal Date:	April 30, 2015

Historical NOI
Most Recent NOI:	$2,373,522 (T-12 March 31, 2015)
2014 NOI	$2,521,305 (December 31, 2014)
2013 NOI:	$2,304,886 (December 31, 2013)
2012 NOI:	$2,105,414 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	77.2% (March 31, 2015)
2014 Occupancy	79.1% (December 31, 2014)
2013 Occupancy:	80.0% (December 31, 2013)
2012 Occupancy:	78.4% (December 31, 2012)

(1)   Future mezzanine debt permitted subject to a maximum LTV of 75% and a minimum DSCR of 1.65x.

(2)   Cash management will be triggered upon the occurrence of (i) an event of default, (ii) a mezzanine loan has been obtained or (iii) the occurrence of a Debt Service Trigger Event (as defined herein). A “Debt Service Trigger Event” will commence upon the failure of the borrower to replenish the Debt Service reserve in the amount required to be on deposit pursuant to the loan documents.

(3)   A $1.6 million capital expenditure plan is currently being deployed at the property, which has been initiated and required approximately $777,021 to complete renovations post-closing, deposited at closing in the FF&E reserve account. Upgrades scheduled for 2014/15 include various guestroom upgrades (bathroom upgrades, new mattresses, box springs and desk lamps), numerous upgrades to the lobby/atrium with new FF&E, improved restaurant layout and seating, and renovation of the corridors. As of June 2015, the plan is 95.0% completed.

(4)   The borrower deposited at closing $159,188 to cover shortfalls in debt service; provided that after the interest-only period the borrower will deposit an additional amount so that the amount on deposit in the Debt Service reserve account is equal to $221,241. Upon the occurrence of a Debt Service Trigger Event, all excess cash flow will be deposited into the Debt Service reserve account.

(5)   Commencing the first (1st) payment date and on each payment date occurring in February through December inclusive, the borrower is required to deposit $7,236 which monthly amount shall increase to $10,056 after the interest-only period.

(6)   Based on amortizing debt service payments. Based on the current interest-only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.60x and 2.26x, respectively.

TRANSACTION HIGHLIGHTS

▪     Property. The Hilton Brentwood is an upscale full-service hotel comprised of 203 rooms over a four-story property. The hotel includes 2,917 sq. ft. of meeting/banquet space (including a 1,152 sq. ft. ballroom), as well as a café and bar. The hotel’s restaurant, The Porch Café, is located within the atrium courtyard, and offers a breakfast buffet, breakfast à la carte, lunch, dinner, and in-room dining. The hotel also offers a bar, a library/lounge, and a billiards room located on the northern side of the atrium, adjacent the lobby area. Amenities include indoor swimming pool/whirlpool, fitness room, business center, market pantry, and a guest laundry room. The property is located on a 6.4 acre parcel and includes 231 parking spaces (1.13 spaces per room). The property was extensively renovated at a cost of approximately $5.5 million in 2006. A $1.6 million capital expenditure plan is currently being deployed at the property and is 95.0% completed as of June 2015. The guestrooms received new mattresses, box springs and desk lamps and the lobby received new carpeting and furniture while the restaurant and the bar were redesigned. At closing the borrower deposited $777,021 into the FF&E reserve for ongoing renovation.

▪    Performance. The property has stable cash flow and increasing performance in its competitive set. Per the STR report it has outperformed the competitive set for the last three years, with a T-12 April 30, 2015 RevPAR Penetration Index of 111.9%.

▪    Sponsorship and Property Management. The Hotel Group Holdings, LLC (“THG”) has owned and served as property manager at the property since its acquisition in 2005. THG has experience in owning and operating hotel brands including among others: Hilton, Crowne Plaza, Courtyard by Marriott and Holiday Inn Express. The sponsor currently owns and manages a portfolio of 30 hotels and motels in ten states throughout the U.S. Midwest and West. The property has received 14 “Outstanding” Hilton Quality Assurance Inspection ratings since THG’s acquisition.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

STATEMENT REGARDING ASSUMPTIONS AS TO

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Jefferies LLC, UBS Securities LLC, Natixis Securities Americas LLC, Drexel Hamilton, LLC or any other underwriter, (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2015-PC1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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